Exhibit 2.1

Execution Copy

BUSINESS COMBINATION AGREEMENT

by and among

Chavant Capital Acquisition Corp.,

CLAY Merger Sub II, Inc.

and

Mobix Labs, Inc.

Dated as of November 15, 2022

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Table of Contents
Page

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Table of Contents
Page

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EXHIBIT A		Amended and Restated Registration Rights and Lock-Up Agreement
EXHIBIT B		Sponsor Letter Agreement
EXHIBIT C	– Part 1	Form of SPAC Certificate of Corporate Domestication
EXHIBIT C	– Part 2	Form of SPAC Certificate of Incorporation
EXHIBIT D		Form of SPAC Bylaws
EXHIBIT E		Form of Certificate of Incorporation of the Surviving Corporation
EXHIBIT F		Form of Bylaws of the Surviving Corporation
EXHIBIT G		Directors and Officers of the Surviving Corporation and SPAC
EXHIBIT H		Form of Name Change Amendment

SCHEDULE A		Company Knowledge Parties
SCHEDULE B		Resigning SPAC Officers and Directors

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This BUSINESS COMBINATION AGREEMENT, dated as of November 15, 2022 (together with the Schedules and Exhibits hereto, this “Agreement”), is by and among Chavant Capital Acquisition Corp., an exempted company incorporated under the Laws of the Cayman Islands (“SPAC”), CLAY Merger Sub II, Inc., a Delaware corporation (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (the “Company”).

WHEREAS, SPAC is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a wholly-owned direct subsidiary of SPAC;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”), the General Corporation Law of the State of Delaware (the “DGCL”) and other applicable Laws, on the Business Day prior to the Closing Date, SPAC shall domesticate as a corporation formed under the Laws of the State of Delaware and deregister as an exempted company incorporated under the Laws of the Cayman Islands, pursuant to which, among other things, each SPAC Ordinary Share outstanding immediately prior to the Domestication Effective Time will, at the Domestication Effective Time, be exchanged for and converted into one (1) share of SPAC Class A Common Stock;

WHEREAS, at the Closing, following the Domestication Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, SPAC and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of SPAC;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and the Merger and declared their advisability, and (b) has recommended the approval and adoption of this Agreement and the Merger by the Company Stockholders;

WHEREAS, the Board of Directors of SPAC (the “SPAC Board”) has unanimously (a) approved the Domestication and the SPAC Certificate of Incorporation in the manner provided by the SPAC Articles and the Cayman Islands Companies Act, (b) approved and adopted this Agreement and declared its advisability and approved the payment of the Aggregate Transaction Consideration to Company Stockholders pursuant to this Agreement and the other Transactions, and (c) has recommended the approval and adoption of the Domestication, the SPAC Certificate of Incorporation, this Agreement and the Transactions by the shareholders of SPAC (the “SPAC Shareholders”);

WHEREAS, the sole director of Merger Sub has (a) determined that this Agreement and the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder and has approved and adopted this Agreement and the Merger and declared their advisability, and (b) has recommended the approval and adoption of this Agreement and the Merger by the sole stockholder of Merger Sub;

WHEREAS, in connection with the Closing, SPAC, Sponsor, certain of the Company Stockholders and certain of the SPAC Shareholders shall enter into an Amended and Restated Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”), substantially in the form attached hereto as Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, Chavant Capital Partners LLC, a Delaware limited liability company (“Sponsor”), certain SPAC Shareholders and the Company have entered into the Sponsor Letter Agreement, in substantially the form attached hereto as Exhibit B (the “Sponsor Letter Agreement”), pursuant to which, among other things, each of Sponsor and such other SPAC Shareholders has agreed to (a) vote all of his, her or its SPAC Ordinary Shares in favor of this Agreement and the Transactions and, (b) not transfer or redeem his, her or its SPAC Ordinary Shares, in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, contemporaneously with the execution of this Agreement, SPAC has entered into a subscription agreement (the “Subscription Agreement”) with an investor pursuant to which such investor (and/or any limited partner or other investor in such investor or any fund or other account managed by the same investment manager as such investor or by an affiliate of such investment manager, in each case in accordance with the Subscription Agreement), upon the terms and subject to the conditions set forth therein, shall purchase shares of SPAC Common Stock at a per share purchase price of ten dollars ($10.00) (as such price may be adjusted as provided therein) in a private placement or placements (the “Private Placements”) to be consummated immediately prior to the Effective Time;

WHEREAS, for United States federal income Tax purposes, it is intended that (a) the Domestication shall qualify as a transaction treated as a reorganization pursuant to Section 368(a)(1)(F) of the Code (the “Domestication Intended Tax Treatment”), (b) the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, that the Company, Merger Sub and SPAC are parties to such reorganization within the meaning of Section 368(b) of the Code and (c) this Agreement is, and is hereby adopted as, a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code (clauses (b) and (c) collectively, the “Merger Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.

DEFINITIONS

Section 1.01      Certain Definitions. For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and standstill provisions on terms no less favorable in any substantive respect to the Company than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such non-material changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements).

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Aggregate Transaction Consideration” means a number of shares of SPAC Common Stock equal to (a) the quotient obtained by dividing (i) the Company Value by (ii) ten dollars ($10.00) plus (b) the number of shares of SPAC Class A Common Stock comprising the Earnout Shares.

“AICPA” means the American Institute of Certified Public Accountants.

“Ancillary Agreements” means the Registration Rights and Lock-Up Agreement, the Sponsor Letter Agreement, the Subscription Agreement and all other agreements, certificates and instruments executed and delivered by SPAC, Merger Sub and/or the Company in connection with the Transactions and expressly contemplated by this Agreement.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the provisions of any other applicable domestic or foreign anti-corruption laws.

“Bridge Financing” means any private placement entered into after September 26, 2022 of Company Common Stock, Company Preferred Stock or convertible debt securities that are convertible into Company Common Stock or Company Preferred Stock.

“Business Data” means all business information and data, excluding Personal Information that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems, Products or otherwise in the course of the conduct of the business of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the SEC or banks are required to be closed in New York, New York, Irvine, California or in the Cayman Islands.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used in the conduct of the business of the Company.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.

“Change of Control” any transaction or series of transactions the result of which is: (a) the acquisition by any person or “group” (as defined in the Exchange Act) of persons of direct or indirect beneficial ownership of securities representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of SPAC; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any person or “group” (as defined in the Exchange Act) acquiring at least fifty percent (50%) of the combined voting power of the then outstanding securities of SPAC or the surviving person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of SPAC and the Company’s subsidiaries, taken as a whole.

“Closing Available Cash” means an amount of cash equal to (a) the amount of cash available to be released from the Trust Account as of immediately prior to the Closing (after giving effect to payments to redeeming SPAC Shareholders pursuant to the exercise of their Redemption Rights), plus (b) the amount of cash proceeds (i) actually received by SPAC or the Company as of immediately prior to the Closing and/or (ii) committed prior to the Closing Date to be funded to SPAC or the Company, in each case, pursuant to any Financing Arrangement net of (iii) the amount of cash required to be transferred to, retained by or held in escrow for the benefit of the counterparty to any such Financing Arrangement; provided, however, that, for purposes of clause (b) of this definition of “Closing Available Cash,” a maximum of ten million dollars ($10,000,000) shall count towards the total amount of Closing Available Cash if funded or to be funded pursuant to any Financing Arrangement that is an Equity Line of Credit, regardless of the total amount available under such Equity Line of Credit, plus (c) the amount of cash and cash equivalents (other than Excluded Cash) of SPAC as of immediately prior to the Closing that is held in an account of SPAC outside the Trust Account.

“Closing Transaction Consideration” means the Aggregate Transaction Consideration minus the Earnout Shares.

“Company Acquisition Proposal” means any proposal or offer from any person or “group” (as defined in the Exchange Act) (other than SPAC, Merger Sub or their respective affiliates) relating to, in a single transaction or a series of related transactions, (a) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the assets of the Company, taken as a whole (based on the fair market value thereof, as determined by the Company Board in good faith), or (b) acquisition of beneficial ownership of 20% or more of the total voting power of the equity securities of the Company, whether by way of merger, asset purchase, equity purchase or otherwise.

“Company Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on February 5, 2021, as such may have been amended, supplemented or modified from time to time.

“Company Common Stock” means shares of common stock, par value of $0.00001, of the Company.

“Company Convertible Instruments” means convertible financing instruments such as SAFE Notes and promissory notes that convert into Company Preferred Stock or Company Common Stock.

“Company Founders Preferred Stock” means the shares of preferred stock, par value $0.00001, of the Company designated as “Founders Preferred Stock” in the Company Certificate of Incorporation.

“Company Fully-Diluted Number” means the sum, without duplication, of (a) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, (b) the aggregate number of shares of Company Common Stock into which the shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time could be converted into in accordance with the Company Certificate of Incorporation (without regard to whether such shares of Company Preferred Stock may then be converted in accordance with the Company Certificate of Incorporation), (c) the aggregate number of shares of Company Common Stock issuable upon exercise of the Company In-the-Money Vested Options, (d) the aggregate number of shares of Company Common Stock issuable upon exercise of the Company Options that are not Company In-the-Money Vested Options, (e) the aggregate number of shares of Company Common Stock issuable upon vesting and settlement of the Company RSUs, (f) the aggregate number of shares of Company Common Stock issuable upon exercise of the Company Warrants and (g) the aggregate number of shares of Company Common Stock issuable upon exercise of the Company Convertible Instruments.

“Company Incentive Plan” means, collectively, Mobix Labs, Inc. 2022 Incentive Compensation Plan, Mobix Labs, Inc. 2020 Key Employee Equity Incentive Plan and Mobix Labs, Inc. 2020 Equity Incentive Plan, as they may have been amended, supplemented or modified from time to time.

“Company In-the-Money Vested Option” means any vested Company Option with an exercise price per share of Company Common Stock that is lower than the value of the shares of SPAC Class A Company Common Stock (assuming a value of $10 per share) to be received in the Merger at the Effective Time by each share of Company Common Stock.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or to which the Company otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole or (ii) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger and other Transactions; provided, however, solely with respect to clause (i), that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (a) any change or proposed change in, or change in the interpretation of, any Law or GAAP, in each case after the date hereof; (b) events or conditions generally affecting the industries or geographic areas in which the Company operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (e) any hurricane, tornado, flood, earthquake, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including the COVID-19), or acts of God, (f) any actions taken or not taken by the Company as required by this Agreement or any Ancillary Agreement, (g) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities), (h) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions, provided that this clause (h) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect (provided, however, that the underlying cause of any such failure may be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) or (i) any actions taken, or failures to take action, or such other changed or events, in each case, which SPAC has requested or to which it has consented in writing or which actions are expressly contemplated by this Agreement, except in the cases of clauses (a) through (e), to the extent that the Company is disproportionately affected thereby as compared to other participants in the industries in which the Company operates.

“Company Options” means all outstanding options to purchase shares of Company Common Stock, whether or not exercisable and whether or not vested, immediately prior to the Closing under any Company Incentive Plan.

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company.

“Company Preferred Stock” means the Company Founders Preferred Stock and Company Series A Preferred Stock.

“Company RSUs” means all outstanding restricted stock units relating to shares of Company Common Stock immediately prior to the Closing under any Company Incentive Plan.

“Company Series A Preferred Stock” means the shares of preferred stock, par value $0.00001, of the Company designated as “Series A Preferred Stock” in the Company Certificate of Incorporation.

“Company Stockholder” means a holder of shares of Company Common Stock and/or Company Preferred Stock.

“Company Superior Proposal” means a bona fide, written Company Acquisition Proposal, that did not result from a breach of Section 7.05, involving (a) assets that generate more than 50% of the consolidated total revenues of the Company, (b) assets that constitute more than 50% of the consolidated total assets of the Company or (c) more than 50% of the total voting power of the equity securities of the Company, in each case, that the Company Board (after consultation with outside legal counsel) reasonably determines, in good faith, would, if consummated, result in a transaction that is more favorable to the Company Stockholders than the Transactions after taking into account all such factors and matters deemed relevant in good faith by the Company Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the Transactions and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by SPAC in response to such Company Superior Proposal pursuant to, and in accordance with, Section 7.05(d).

“Company Value” means an amount equal to two hundred thirty-five million dollars ($235,000,000).

“Company Warrants” means all outstanding and unexercised warrants to purchase shares of Company Common Stock.

“Compliant” means, with respect to the Required Financials, that: (a) such Required Financials do not contain any untrue statement of a material fact regarding the Company (or the person acquired by the Company, as the case may be) or omit to state any material fact regarding the Company or such person, as the case may be, necessary in order to make such Required Financials in light of the circumstances under which they were made available, not misleading, (b) such Required Financials comply in all material respects with all requirements of Regulation S-K and Regulation S-X of the SEC applicable to the Registration Statement and (c) such Required Financials (i) would not be deemed stale or otherwise be unusable pursuant to Regulation S-X of the SEC and (ii) are sufficient to permit the Company’s independent public accountants or independent auditors, as the case may be, to issue customary “comfort letters” in connection with the Private Placements, including as to customary negative assurances and change periods, in order to consummate any such Private Placements (and such auditors have confirmed that they are prepared to issue a comfort letter subject to their completion of customary procedures).

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company or any Suppliers or customers of the Company or SPAC or its subsidiaries (as applicable) that is not already generally available to the public, including any Intellectual Property rights.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down (including, the shutdown of air cargo routes, shut down of foodservice or certain business activities), closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including with respect to the United States, the Centers for Disease Control and Prevention and the World Health Organization (as of the date of this Agreement), in each case, in connection with, or in response to COVID-19, including the CARES Act and Families First Act.

“CST” means Continental Stock Transfer and Trust Company.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“EMI” means EMI Solutions, Inc.

“EMI Agreement” means that certain Agreement and Plan of Merger by and among the Company, Mobix Merger Sub I, Inc., Mobix Merger Sub II, LLC, EMI, Ydens Holdings, LLC, Robert Ydens and Julie Ydens, dated as of September 26, 2022.

“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (a) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, presence in the fabric of any building, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution, contamination or protection of the environment or natural resources.

“Excluded Cash” means cash (a) subject to restrictions such that it is not available to SPAC for immediate use (including security deposits and cash held in escrow) or (b) underlying any outstanding check, draft, wire transfer or debit transaction.

“Export Control Laws” means the U.S. Export Administration Act, U.S. Export Administration Regulations, U.S. Arms Export Control Act, U.S. International Traffic in Arms Regulations, and their respective implementing rules and regulations administered by the U.S. State Department, U.S. Commerce Department, and other similar export control Laws or restrictions applicable to the Company, its subsidiaries, and their operations from time to time.

“Families First Act” means the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

“Financing Arrangement” means (a) the Private Placements, (b) any other private placements after the date of this Agreement of SPAC Ordinary Shares or convertible debt securities that are convertible into SPAC Ordinary Shares, (c) any equity line of credit or other similar financing arrangement (“Equity Line of Credit”) and (d) the Bridge Financing; provided, that, in each case, the terms of any Financing Arrangement that closes or is otherwise consummated or irrevocably committed prior to or concurrently with the Closing shall be either (i) a private placement of SPAC Ordinary Shares on terms no less favorable to the Company than those contained in the Subscription Agreement (which terms shall be deemed to be mutually agreed by SPAC and the Company) or (ii) otherwise mutually agreed upon in writing by SPAC and the Company.

“Government Official” means any officer or employee of a government or any department, agency or instrumentality thereof, or of a public international organization, or any person acting in an official capacity or on behalf of any such government, department, agency or instrumentality or for, or on the behalf of, such public international organization, including but not limited to directors, officers, managers, employees and other agents of any enterprise owned directly or indirectly by a government or public international organization.

“Hazardous Substance(s)” means those polluting or contaminating substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof (“Patents”); (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith (“Trademarks”); (c) copyrights and registrations and applications for registration, renewals and extensions thereof (“Copyrights”) and other works of authorship (whether or not copyrightable) and moral rights; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use any Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (e) Internet domain names and social media accounts; (f) all mask works, mask work registrations and applications therefore, and any equivalent or similar rights; (g) all other intellectual property or proprietary rights of any kind or description; (h) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (i) all legal rights arising from items (a) through (g), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“knowledge” or “to the knowledge” of a person means, in the case of the Company, the actual knowledge of the persons listed on Schedule A after reasonable investigation, and in the case of SPAC, the actual knowledge of Jiong Ma, André-Jaques Auberton-Hervé and Michael Lee, in each case, after reasonable investigation.

“Leased Real Property” means the real property leased by the Company or any of its subsidiaries, as tenant, together with, to the extent leased by the Company or any of its subsidiaries, all buildings and other structures, facilities or improvements located thereon, and all easements, licenses, rights and appurtenances of the Company or any of its subsidiaries relating to the foregoing.

“Lien” means any lien, security interest, mortgage, deeds of trust, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws, and not including any license of Intellectual Property).

“Lookback Date” means July 31, 2020.

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“Open Source Software” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); or (b) any license to Software that is considered “free” or “open source software” by the Open Source Initiative or the Free Software Foundation.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and payable, or being contested in good faith; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (e) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company granted to any licensee in the ordinary course of business (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, and (g) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“Per Share Exchange Ratio” means the number obtained by dividing the Closing Transaction Consideration by the Company Fully-Diluted Number.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by applicable Privacy/Data Security Laws.

“Privacy/Data Security Laws” means all laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or the security of Personal Information or Business Data.

“Products” mean any products or services, designed, developed, manufactured, performed, licensed, sold, distributed other otherwise made available by or on behalf of the Company (including any Software or Technology that interoperates with or is bundled or made available as part of any such product or service), from which the Company has derived previously, is currently deriving or expects to derive, revenue from the sale or provision thereof, including products or services currently under development by the Company.

“Redemption Rights” means the redemption rights provided for in Section 48.5 of Article 48 of the SPAC Articles.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act.

“Rollover Spreadsheet” means a spreadsheet that will be delivered by the Company to SPAC pursuant to Section 3.01(a), which shall set forth the Company’s good faith calculations of the following: (a) for each holder of Company Options that is not a Company In-the-Money Vested Option, the number of shares of SPAC Common Stock subject to the Company Options held by such holder (including the exercisable portion as of immediately following the Effective Time) after conversion of such Company Options in accordance with Section 3.01(c)(ii) and the applicable exercise prices; and (b) for each holder of Company RSUs that is outstanding immediately prior to the Effective Time, the number of shares of SPAC Common Stock subject to the Company RSUs held by such holder after conversion of such Company RSUs in accordance with Section 3.01(c)(iii).

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Sanctioned Country” means any country or territory that is the subject or target of comprehensive Sanctions (at the time of this agreement, the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria)

“Sanctioned Person” means any Person that has been or is designated on OFAC’s List of Specially Designated Nationals and Blocked Persons, Sectoral Sanctions Identification List, or Foreign Sanctions Evader List, or any other similar list of designated Persons established pursuant to Sanctions.

“Sanctions” means economic sanctions laws, regulations, and executive orders of the United States (including those administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the European Union, any European Union member state, the United Kingdom, and any other relevant sanctions authority.

“SPAC Articles” means SPAC’s Amended and Restated Memorandum and Articles of Association, as amended, modified or supplemented from time to time.

“SPAC Class A Common Stock” means, at any time from and after the Domestication Effective Time, the Class A Common Stock, par value $0.00001, of SPAC as set forth in the SPAC Certificate of Incorporation.

“SPAC Class B Common Stock” means, at any time from and after the Domestication Effective Time, the Class B Common Stock, par value $0.00001, of SPAC as set forth in the SPAC Certificate of Incorporation.

“SPAC Common Stock” means SPAC Class A Common Stock and SPAC Class B Common Stock.

“SPAC Extension Approval” means the approval of the Extension Proposal at the SPAC Extension Shareholder Meeting.

“SPAC Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of SPAC; or (b) would prevent, materially delay or materially impede the performance by SPAC or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger and the other Transactions; provided, however, that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be an SPAC Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP, in each case after the date hereof; (ii) events or conditions generally affecting the industries or geographic areas in which SPAC operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including COVID-19), or acts of God, (vi) any actions taken or not taken by SPAC as required by this Agreement or any Ancillary Agreement, (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction, or (viii) any actions taken, or failures to take action, or such other changed or events, in each case, which the Company has requested or to which it has consented in writing or which actions are expressly contemplated by this Agreement, (ix) the consummation and effects of any exercise of Redemption Rights by SPAC Shareholders, (x) any events generally applicable to blank check companies or the market in which blank check companies operate, except in the cases of clauses (i) through (iii), to the extent that SPAC is disproportionately affected thereby as compared with other participants in the industry in which SPAC operates.

“SPAC Ordinary Shares” means, at any prior to the Domestication Effective Time, ordinary shares, par value $0.0001, of SPAC.

“SPAC Organizational Documents” means the SPAC Articles and Trust Agreement of SPAC, in each case as amended, modified or supplemented from time to time.

“SPAC Units” means, at any time prior to the Domestication Effective Time, one SPAC Ordinary Share and three-quarters of one SPAC Warrant.

“SPAC Unsecured Convertible Notes” means, collectively, (1) the Unsecured Convertible Note, dated as of June 20, 2022, by and between SPAC and Sponsor, (2) the Unsecured Convertible Note, dated as of July 18, 2022, by and between SPAC and Sponsor and (3) any additional unsecured convertible notes issued by SPAC after the date hereof in compliance with Section 6.02.

“SPAC Warrant Agreement” means that certain warrant agreement, dated July 19, 2021, by and between SPAC and CST.

“SPAC Warrants” means, (a) at any time prior to the Domestication Effective Time, warrants to purchase SPAC Ordinary Shares as contemplated under the SPAC Warrant Agreement, with each whole warrant exercisable for one SPAC Ordinary Share at an exercise price of $11.50, and (b) from and after the Domestication Effective Time, warrants to purchase shares of SPAC Class A Common Stock as contemplated under the SPAC Warrant Agreement (as amended as provided herein), with each whole warrant exercisable for one share of SPAC Class A Common Stock at an exercise price of $11.50.

“subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, SPAC or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company.

“Technology” means all designs, formulas, algorithms, procedures, techniques, methods, processes, concepts, ideas, know-how, programs, models, routines, data, databases, tools, inventions, creations, improvements and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein.

“Trading Day” means any day on which the Nasdaq is open for trading.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by SPAC, Merger Sub or the Company in connection with the Transaction and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the Surviving Corporation at such time.  All such determinations shall be appropriately adjusted for any share splits, share capitalizations, reorganizations, recapitalizations and other similar events during such period.

Section 1.02      Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
AAA	§ 10.06
Action	§ 4.09

Defined Term	Location of Definition
Acceleration Event	§ 3.06(b)
Acquired Company Financials	§ 7.14
Agreement	Preamble
Antitrust Laws	§ 7.13(a)
Blue Sky Laws	§ 4.05(b)
Business Combination Proposal	§ 7.15
Cayman De-Registration	§ 2.01(a)
Cayman De-Registration Filings	§ 2.01(a)
Cayman Islands Companies Act	Recitals
Certificate of Merger	§ 2.03(a)
Certificates	§ 3.02(b)
Claims	§ 6.03
Closing	§ 2.03(b)
Closing Date	§ 2.03(b)
Code	§ 3.02(h)
Company	Preamble
Company Acquisition Agreement	§ 7.05(a)
Company Adverse Recommendation Change	§ 7.05(d)
Company Board	Recitals
Company Disclosure Schedule	Article IV
Company Investor	§ 8.03(g)
Company Notice Period	§ 7.05(d)
Company Permits	§ 4.06
Company Share Award	§ 4.03(c)
Company Stockholder Approval	§ 4.18
Company Stockholder Litigation	§ 7.20
Company Unaudited Financials	§ 7.14
Company Waiving Parties	§ 10.11(b)
Confidentiality Agreement	§ 7.04(b)
Continuing Employees	§ 7.06(a)
Data Security Requirements	§ 4.13(g)
Delaware Domestication	§ 2.01(b)
DGCL	Recitals
Dispute	§ 10.06
Dissenting Shares	§ 3.05(a)
D&O Tail	§ 7.07(b)
Domestication	§ 2.01(b)
Domestication Effective Time	§ 2.01(b)
Domestication Intended Tax Treatment	Recitals
Earnout Period	§ 3.06(a)
Earnout Recipients	§ 3.06(a)(i)
Earnout Shares	§ 3.06(a)(ii)
Earnout Targets	§ 3.06(a)(ii)
Effective Time	§ 2.03(a)
EMI Closing Conditions	§ 7.21

Defined Term	Location of Definition
Employee Stock Purchase Plan	§ 7.18
Environmental Permits	§ 4.14
Equity Line of Credit	§ 1.01 (Definition of Financing Arrangement)
ERISA	§ 4.10(a)
ERISA Affiliate	§ 4.10(c)
Exchange Act	§ 4.22
Exchange Agent	§ 3.02(a)
Exchange Fund	§ 3.02(a)
Extension Date	§ 7.19
Extension Proposal	§ 7.19
Extension Proxy Statement	§ 7.19
Financial Statements	§ 4.07(a)
First Level Earnout Shares	§ 3.06(a)(i)
First Level Earnout Target	§ 3.06(a)(i)
Governmental Authority	§ 4.05(b)
Information Statement	§ 7.01(a)
IRS	§ 4.10(b)
Law	§ 4.05(a)
Lease	§ 4.12(b)
Lease Documents	§ 4.12(b)
Letter of Transmittal	§ 3.02(b)
Material Contracts	§ 4.16(a)
Merger	Recitals
Merger Intended Tax Treatment	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	§ 5.03(b)
Minimum Cash Condition	§ 8.03(g)
Nasdaq	§ 5.07(d)
Name Change Amendment	§ 2.07
Outside Date	§ 9.01(b)
Outstanding Company Transaction Expenses	§ 3.04(a)
Outstanding SPAC Transaction Expenses	§ 3.04(b)
Payment Spreadsheet	§ 3.01(a)
PCAOB Audited Financials	§ 7.13
Plans	§ 4.10(a)
Private Placements	Recitals
Pro Forma Financials	§ 7.14
Proxy Statement	§ 7.01(a)
Reduction Amount	§ 8.03(g)
Registered IP	§ 4.13(a)
Registration Statement	§ 7.01(a)
Remedies Exceptions	§ 4.04
Representatives	§ 7.04(a)
Required Cash Amount	§ 8.03(g)

Defined Term	Location of Definition
Required Financials	§ 7.14
SEC	§ 5.07(a)
Second Level Earnout Shares	§ 3.06(a)(ii)
Second Level Earnout Target	§ 3.06(a)(ii)
Securities Act	§ 5.07(a)
Service Agreements	§ 4.10(a)
SPAC	Preamble
SPAC Board	Recitals
SPAC Bylaws	§ 2.01(c)
SPAC Certificate of Corporate Domestication	§ 2.01(b)
SPAC Certificate of Incorporation	§ 2.01(b)
SPAC Disclosure Schedule	Article V
SPAC Extension Shareholder Meeting	§ 7.19
SPAC Material Contracts	§ 5.12(a)
SPAC Option	§ 3.01(c)(ii)
SPAC Preference Shares	§ 5.03(a)
SPAC Proposals	§ 7.01(a)
SPAC Required Shareholders Approval	§ 5.10(c)
SPAC RSU	§ 3.01(c)(iii)
SPAC SEC Reports	§ 5.07(a)
SPAC Shareholders	Recitals
SPAC Shareholders’ Meeting	§ 7.01(a)
SPAC Waiving Parties	§10.11(a)
Sponsor	Recitals
Sponsor Letter Agreement	Recitals
Stock Incentive Plan	§ 7.18
Subscription Agreement	Recitals
Surviving Corporation	§ 2.02
Tax	§ 4.14(n)
Tax Return	§ 4.14(n)
Terminating Company Breach	§ 9.01(f)
Terminating SPAC Breach	§ 9.01(h)
Treasury Shares	§ 3.01(b)(iv)
Trust Account	§ 5.14
Trust Agreement	§ 5.14
Trustee	§ 5.14
Trust Fund	§ 5.14
WARN Act	§ 4.11(b)
Written Consent	§ 7.03

Section 1.03      Construction.

(a)            Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, (ix) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (x) references to “dollar”, “dollars” or “$” shall be to the lawful currency of the United States, and (xi) the word “shall” and the word “will” indicate a mandatory obligation.

(b)            The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c)            Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d)            All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e)            Whenever this Agreement states that documents or other information have been “made available” or “provided to” SPAC (including words of similar import), such words shall mean that such documents or information referenced shall have been posted in the virtual data room hosted by Dealroom to SPAC and its Representatives at least three (3) days prior to the date hereof.

Article II.

transactions

Section 2.01      Domestication. On the Business Day immediately prior to the Closing Date, SPAC shall:

(a)            File with the Registrar of Companies of the Cayman Islands documents, including a declaration or affidavit as contemplated by s.206(2) of the Cayman Islands Companies Act (the “Cayman De-Registration Filings”) and take such other steps as are required under the Laws of the Cayman Islands with respect to the registration of SPAC by continuation in the State of Delaware and to procure the de-registration of SPAC as an exempted company in the Cayman Islands (such de-registration, the “Cayman De-Registration”);

(b)            Duly execute, acknowledge and simultaneously file (on an expedited basis) with the Secretary of State of the State of Delaware a (A) Certificate of Corporate Domestication substantially in the form attached hereto as Exhibit C – Part 1 (the “SPAC Certificate of Corporate

Domestication”) and (B) Certificate of Incorporation substantially in the form attached hereto as Exhibit C – Part 2 (the “SPAC Certificate of Incorporation”) (such filings and actions collectively, the “Delaware Domestication” and, together with the Cayman De-Registration, the “Domestication”), with the Delaware Domestication becoming effective immediately upon the simultaneous filing of the SPAC Certificate of Corporate Domestication and SPAC Certificate of Incorporation with the Secretary of State of the State of Delaware or such other subsequent date and time as SPAC and the Company agree and specify in the SPAC Certificate of Corporate Domestication and SPAC Certificate of Incorporation in accordance with the DGCL (the date and time of the effectiveness of the Delaware Domestication being the “Domestication Effective Time”); and

(c)            Take all lawful actions so that (i) the bylaws substantially in the form attached hereto as Exhibit D (the “SPAC Bylaws”) are adopted as the bylaws of the SPAC, (ii) one share of SPAC Class A Common Stock is issued in exchange for and on conversion in connection with the Domestication of each SPAC Ordinary Share outstanding immediately prior to the Domestication Effective Time and (iii) a warrant exercisable for one share of SPAC Class A Common Stock is issued in exchange for and on conversion in connection with the Domestication of each SPAC Warrant outstanding immediately prior to the Domestication Effective Time. To that end, effective as of the Domestication Effective Time, SPAC shall enter into an amendment to the SPAC Warrant Agreement with CST, in a form to be agreed upon by the parties, to evidence the fact that the SPAC shall be a Delaware corporation and that each such warrant shall be exercisable for one (1) share of SPAC Class A Common Stock rather than a SPAC Ordinary Share.

Section 2.02      The Merger. On the Closing Date, upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue its existence under the DGCL as the surviving corporation of the Merger (the “Surviving Corporation”), and become a wholly-owned subsidiary of SPAC.

Section 2.03      Effective Time; Closing.

(a)            As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the Company shall cause the Merger to be consummated by the due execution, acknowledgement and filing with the Secretary of State of the State of Delaware of a certificate of merger in the form required by Section 251 of the DGCL (the “Certificate of Merger”), with the Merger becoming effective immediately upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other subsequent date and time as SPAC and the Company agree and specify in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

(b)            Immediately prior to such filing of a Certificate of Merger in accordance with Section 2.03(a), a closing (the “Closing”) shall take place electronically through the exchange of documents via email or other form of electronic transmission, at 9:00 a.m., New York City time, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.04      Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be thereafter as effectually the property of the Surviving Corporation, and all debts, liabilities and duties of each of the Company and Merger Sub shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

Section 2.05      Certificate of Incorporation; Bylaws.

(a)            The Company Certificate of Incorporation as in effect immediately prior to the Effective Time shall, at the Effective Time, be amended and restated to read in its entirety as set forth in Exhibit E attached hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by applicable Law and such certificate of incorporation.

(b)            At the Effective Time, the Company shall cause the bylaws of the Company as in effect immediately prior to the Effective Time to be amended and restated to read in their entirety substantially as set forth in Exhibit F, until thereafter amended as provided by applicable Law, the certificate of incorporation of the Surviving Corporation and such bylaws, as applicable.

Section 2.06      Directors and Officers.

(a)            The Company shall take all lawful actions so that, at the Effective Time, the directors of the Surviving Corporation shall be the individuals set forth on Exhibit G hereto, each to hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b)            SPAC shall take all lawful action so that, at the Effective Time, the directors of SPAC shall be the individuals set forth on Exhibit G and, thereafter, designated as provided in the Registration Rights and Lock-Up Agreement, each to hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in accordance with the SPAC Certificate of Incorporation and the SPAC Bylaws. Pursuant to the SPAC Certificate of Incorporation, the holders of shares of SPAC Class B Common Stock shall be entitled to elect up to three (3) members of the board of directors of SPAC at any given time. SPAC shall take all lawful action so that, at the Effective Time, the officers of SPAC shall be the individuals set forth on Exhibit G hereto, each to hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in accordance with the SPAC Certificate of Incorporation and the SPAC Bylaws.

Section 2.07      Name Change. As promptly as practicable following the Effective Time, SPAC shall cause its name to be changed to “Mobix Labs, Inc.” by the due execution,

acknowledgment and filing with the Secretary of State of the State of Delaware of a certificate of amendment of certificate of incorporation attached hereto as Exhibit H (the “Name Change Amendment”).

Article III.

CONVERSION OF SECURITIES; Exchange of certificates

Section 3.01      Conversion of Securities.

(a)            Payment Spreadsheet. Not less than five (5) Business Days prior to the Closing Date, the Company shall deliver to SPAC (i) a schedule (the “Payment Spreadsheet”) setting forth (A) the calculation of Closing Transaction Consideration (including the number of shares of SPAC Class A Common Stock and SPAC Class B Common Stock which shall constitute the Closing Transaction Consideration), (B) the allocation of the Closing Transaction Consideration among (1) the holders of Company Common Stock, (2) the holders of Company Series A Preferred Stock, (3) the holders of Company Founders Preferred Stock, (4) the holders of In-the-Money Vested Options, (5) the holders of Company Warrants and (6) the holders of Company Convertible Instruments, (C) the calculation of the portion of Closing Transaction Consideration payable to (1) each holder of Company Common Stock, (2) each holder of Company Class A Preferred Stock, (3) each holder of Company Founders Preferred Stock and (4) each holder of In-the-Money Vested Options, (5) each holder of Company Warrants and (6) each holder of Company Convertible Instruments, (D) the allocation of the Earnout Shares among the Earnout Recipients and (E) the calculation of the portion of the Earnout Shares payable to each Earnout Recipient, which, in the cases of subsections (D) and (E), shall be done in accordance with, and taking into account and reflecting the provisions of Section 3.06 and (ii) the Rollover Spreadsheet, in each case, prepared in good faith by the Company and in a form and substance reasonably satisfactory to SPAC and accompanied by documentation reasonably satisfactory to SPAC. The Company shall provide SPAC with reasonable access to the relevant books, records and personnel of the Company to enable SPAC to review the Payment Spreadsheet and the Rollover Spreadsheet. The Company shall consider all reasonable comments of SPAC and its representatives in good faith and the parties shall make such amendments to the Payment Spreadsheet and the Rollover Spreadsheet as the parties may mutually and in good faith agree. The allocations and calculations set forth in the Payment Spreadsheet and Rollover Spreadsheet (as may be amended in accordance with the preceding sentence) shall, to the fullest extent permitted by applicable Law, be binding on all parties hereto and be used by SPAC for purposes of issuing all consideration in accordance with this Agreement, absent manifest error. In issuing all consideration pursuant to this Article III, SPAC and Merger Sub shall, to the fullest extent permitted by applicable Law, be entitled to rely fully on the information set forth in the Payment Spreadsheet and the Rollover Spreadsheet, absent manifest error.

(b)            At the Effective Time, by virtue of the Merger and without any action on the part of SPAC, Merger Sub, the Company or the holders of any of the following securities:

(i)            Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares and Treasury Shares) shall automatically be converted into and become the right to receive the number of shares of SPAC Class A Common Stock equal to the Per Share Exchange Ratio, with each holder of such shares of Company Common Stock issued and outstanding immediately prior to the Effective Time being entitled to receive the number of shares of SPAC Class A Common Stock out of the Closing Transaction Consideration and, as applicable, out of the Earnout Shares, in each case, as set forth opposite such holder’s name on the Payment Spreadsheet;

(ii)            Each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares and Treasury Shares) shall automatically be converted into and become to right to receive the number of SPAC Class B Common Stock equal to the Per Share Exchange Ratio, with each holder of such shares of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time being entitled to receive the number of shares of SPAC Class B Common Stock out of the Closing Transaction Consideration and, as applicable, out of the Earnout Shares, in each case, as set forth opposite such holder’s name on the Payment Spreadsheet;

(iii)            Each share of Company Founder Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Shares) shall automatically be converted into and become to right to receive up to the number of SPAC Class B Common Stock equal to the Per Share Exchange Ratio, with each holder of such shares of Company Founder Preferred Stock issued and outstanding immediately prior to the Effective Time being entitled to receive the number of shares of SPAC Class B Common Stock out of the Closing Transaction Consideration and, as applicable, out of the Earnout Shares, in each case, as set forth opposite such holder’s name on the Payment Spreadsheet;

(iv)            All shares of Company Common Stock, Company Founder Preferred Stock and Company Series A Preferred Stock held in the treasury of the Company immediately prior to the Effective Time (the “Treasury Shares”) shall automatically be cancelled and shall cease to exist and no payment or distribution shall be made with respect thereto; and

(v)            Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation.

(c)            Prior to the Effective Time, the Company shall take all lawful actions necessary (including obtaining any resolutions of the Company Board) so that, effective as of the Effective Time:

(i)            Each Company In-the-Money Vested Option that is outstanding and unexercised immediately prior to the Effective Time is converted (with such conversion calculated net of any applicable exercise price) into a right to receive a number of shares of SPAC Class A Common Stock as set forth in the Payment Spreadsheet, with each holder of Company In-the-Money Vested Options to receive that number of shares of SPAC Class A Common Stock out of the Closing Transaction Consideration and, as applicable, out of the Earnout Shares, in each case, as set forth opposite such holder’s name on the Payment Spreadsheet;

(ii)            Each Company Option that is not a Company In-the-Money Vested Option that is outstanding and unexercised immediately prior to the Effective Time is assumed by SPAC and converted into a stock option (a “SPAC Option”) to acquire a number of shares of SPAC Class A Common Stock equal to the product of (i) the number of shares of Company Common Stock subject to the corresponding Company Option as of immediately prior to the Effective Time, multiplied by (ii) the Per Share Exchange Ratio with any resulting fractional share rounded down to the nearest whole number. The per share exercise price of each converted SPAC Option shall be equal to the quotient obtained by dividing (A) the per share exercise price of the corresponding Company Option as of immediately prior to the Effective Time by (B) the Per Share Exchange Ratio, with any resulting fractional cent rounded up to the nearest whole cent. Each SPAC Option so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Option immediately prior to the Effective Time, with each holder of such SPAC Option as so assumed and converted being for that number of shares of SPAC Class A Common Stock out of the Closing Transaction Consideration and, as applicable, out of the Earnout Shares, in each case, as set forth opposite such holder’s name on the Rollover Spreadsheet as calculated in accordance with this Section 3.01(c)(ii); provided, however, that the exercise price and the number of shares of SPAC Class A Common Stock purchasable pursuant to the SPAC Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any SPAC Option to which Section 422 of the Code applies, the exercise price and the number of shares of SPAC Class A Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. All Company Options shall no longer be outstanding and each holder of SPAC Options shall cease to have any rights with respect to such Company Options, except as set forth in this Section 3.01(c)(ii); and

(iii)            Each Company RSU that is unvested and outstanding immediately prior to the Effective Time, is assumed by SPAC and automatically be converted into a restricted stock unit (a “SPAC RSU”) covering a number of shares of SPAC Class A Common Stock determined by multiplying (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time by (ii) the Per Share Exchange Ratio, with any resulting fractional share rounded down to the nearest whole number. Each SPAC RSU so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company RSUs immediately prior to the Effective Time, with each holder of such SPAC RSU as so assumed and converted being for that number of shares of SPAC Class A Common Stock out of the Closing Transaction Consideration, in each case, as set forth opposite such holder’s name on the Rollover Spreadsheet, as calculated in accordance with this Section 3.01(c)(iii). All Company RSUs shall no longer be outstanding and each holder of SPAC RSUs shall cease to have any rights with respect to such Company RSUs, except as set forth in this Section 3.01(c)(iii).

(vi) Each Company Warrant and Company Convertible Instrument that is outstanding and unexercised immediately prior to the Effective Time is converted (with such conversion calculated net of any applicable exercise price) into a right to receive a number of shares of SPAC Class A Common Stock as set forth in the Payment Spreadsheet, with each holder of Company Warrants or Company Convertible Instruments to receive that number of shares of SPAC Class A Common Stock out of the Closing Transaction Consideration and, as applicable, out of the Earnout Shares, in each case, as set forth opposite such holder’s name on the Payment Spreadsheet.

Section 3.02      Exchange of Certificates.

(a)            Exchange Agent. On the Closing Date, SPAC shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by SPAC and is reasonably satisfactory to the Company (the “Exchange Agent”), it being agreed that CST is satisfactory to all parties, for the benefit of the holders of Company Common Stock, Company Series A Preferred Stock and Company Founder Preferred Stock, for exchange in accordance with this Article III, the number of shares of SPAC Common Stock (including an allocation between SPAC Class A Common Stock and SPAC Class B Common Stock) sufficient to deliver the Closing Transaction Consideration payable pursuant to this Agreement (such certificates for shares of SPAC Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 3.02(c), being hereinafter referred to as the “Exchange Fund”). SPAC shall cause the Exchange Agent pursuant to irrevocable instructions, to pay the Closing Transaction Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 3.02(c) hereof, the Exchange Fund shall not be used for any other purpose.

(b)            Exchange Procedures. Promptly after the Registration Statement is declared effective under the Securities Act, SPAC shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of Company Common Stock, Company Series A Preferred Stock and Company Founder Preferred Stock entitled to receive the Closing Transaction Consideration pursuant to Section 3.01: a letter of transmittal, which shall be in a form reasonably acceptable to SPAC and the Company (the “Letter of Transmittal”) and shall specify (i) that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares of Company Common Stock, Company Series A Preferred Stock and Company Founder Preferred Stock (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Exchange Agent or confirmation of cancellation of such Certificates from the Company’s transfer agent; and (ii) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such a holder for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefore, and SPAC shall cause the Exchange Agent to deliver, the Closing Transaction Consideration in accordance with the provisions of Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the Closing Transaction Consideration in accordance with Section 3.01 shall be deemed at all times after the Effective Time to represent only the right to receive, upon such surrender, the Closing

Transaction Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01.

(c)            Distributions with Respect to Unexchanged Shares of SPAC Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the SPAC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SPAC Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.02(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, SPAC shall pay or cause to be paid to the holder of such Certificate, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to the shares of SPAC Common Stock evidenced by such Certificate, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to the shares of SPAC Common Stock evidenced by such Certificate.

(d)            No Further Rights in Company Common Stock, Company Series A Preferred Stock or Company Founder Preferred Stock. The Closing Transaction Consideration payable upon conversion of the Company Common Stock or the Company Preferred Stock in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Common Stock, Company Series A Preferred Stock or Company Founder Preferred Stock.

(e)            Adjustments to Closing Transaction Consideration. The Closing Transaction Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to SPAC Ordinary Shares occurring on or after the date hereof and prior to the Domestication Effective Time and with respect to the SPAC Common Stock occurring after the Domestication Effective Time and prior to the Effective Time.

(f)            Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock, Company Series A Preferred Stock and Company Founder Preferred Stock for one year after the Effective Time shall be delivered to SPAC, upon demand, and any holders of Company Common Stock, Company Series A Preferred Stock or Company Founder Preferred Stock who have not theretofore complied with this Section 3.02 shall thereafter look only to SPAC for the Closing Transaction Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock, Company Series A Preferred Stock and Company Founder Preferred Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the fullest extent permitted by applicable Law, become the property of SPAC free and clear of any claims or interest of any person previously entitled thereto.

(g)            No Liability. None of the Exchange Agent, SPAC or the Surviving Corporation shall, to the fullest extent permitted by applicable Law, be liable to any holder of Company Common Stock, Company Series A Preferred Stock or Company Founder Preferred Stock for any such Company Common Stock, Company Series A Preferred Stock or Company Founder

Preferred Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 3.01.

(h)            Withholding Rights. Each of the Surviving Corporation and SPAC shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Company Series A Preferred Stock, Company Options, Company RSUs or Company Founder Preferred Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or SPAC, as the case may be, and timely remitted to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock, Company Series A Preferred Stock or Company Founder Preferred Stock (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made by the Surviving Corporation or SPAC, as the case may be.

(i)            Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Closing Transaction Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01.

Section 3.03      Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock, Company Series A Preferred Stock or Company Founder Preferred Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock, Company Series A Preferred Stock or Company Founder Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock, Company Series A Preferred Stock or Company Founder Preferred Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or SPAC for any reason shall be converted into the Closing Transaction Consideration in accordance with the provisions of Section 3.01.

Section 3.04      Payment of Expenses.

(a)            No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, the Company shall provide to SPAC a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Company in connection with the Transactions (collectively, the

“Outstanding Company Transaction Expenses”). On the Closing Date following the Closing, SPAC shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Transaction Expenses. For the avoidance of doubt, the Outstanding Company Transaction Expenses shall not include any fees and expenses of the Company Stockholders that were not incurred by or on behalf of the Company.

(b)            No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, SPAC shall provide to the Company a written report setting forth a list of all fees, expenses and disbursements incurred by or on behalf of SPAC or Merger Sub for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of SPAC or Merger Sub in connection with the Transactions or otherwise in connection with SPAC’s operations (together with written invoices and wire transfer instructions for the payment thereof) (collectively, the “Outstanding SPAC Transaction Expenses”). On the Closing Date following the Closing, SPAC shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding SPAC Transaction Expenses. For the avoidance of doubt, the Outstanding SPAC Transaction Expenses shall not include any fees and expenses of the SPAC Shareholders that were not incurred by or on behalf of the SPAC.

Section 3.05      Appraisal Rights.

(a)            Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock and Company Series A Preferred Stock that are outstanding immediately prior to the Effective Time and that are held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Common Stock and Company Series A Preferred Stock in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (collectively, the “Dissenting Shares”) shall be cancelled, cease to exist, represent the right to receive only those rights provided by Section 262 of the DGCL and not be converted into, and such stockholders shall have no right to receive, the Aggregate Transaction Consideration. Any holder of Dissenting Shares who, after the Effective Time, fails to perfect or effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock and Company Series A Preferred Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted his, her or its shares of Company Common Stock and Company Series A Preferred Stock, as of the Effective Time, into the right to receive the Aggregate Transaction Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.01(c), of the Certificate or Certificates that formerly evidenced such shares.

(b)            Prior to the Closing, the Company shall give SPAC (i) prompt notice (and in any event within three (3) Business Days) of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of SPAC (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL, or agree or commit to do any of the foregoing.

Section 3.06      Earn-Out.

(a)            Following the Closing, in addition to the Closing Transaction Consideration, if, at any time during the period commencing on the date that is the one (1) year anniversary of the Closing Date and expiring on the date that is the eight (8) year anniversary of the Closing Date (such period, the “Earnout Period”):

(i)            The VWAP of the shares of SPAC Class A Common Stock equals or exceeds $12.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “First Level Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the First Level Earnout Target, the Company Stockholders and the holders of Company In-the-Money Vested Options and Company Options that are not Company In-the-Money Vested Options (the “Earnout Recipients”) shall be entitled to receive, and the SPAC shall cause the issuance to the Earnout Recipients of, 1,750,000 shares of SPAC Class A Common Stock (the “First Level Earnout Shares”), to be allocated among the Earnout Recipients in accordance with, and pursuant to, the Payment Spreadsheet; and

(ii)            The VWAP of the shares of SPAC Class A Common Stock equals or exceeds $15.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Second Level Earnout Target” and, together with the First Level Earnout Target, the “Earnout Targets”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Second Level Earnout Target, the Earnout Recipients shall be entitled to receive, and the SPAC shall cause the issuance to the Earnout Recipients of, 1,750,000 shares of SPAC Class A Common Stock (the “Second Level Earnout Shares” and together with the First Level Earnout Shares, the “Earnout Shares”), to be allocated among the Earnout Recipients in accordance with, and pursuant to, the Payment Spreadsheet.

(b)            If, during the Earnout Period, there is a Change of Control in which the SPAC stockholders have the right to exchange their shares of SPAC Class A Common Stock for cash, securities or other property having a value equaling or exceeding the VWAP underlying the Earnout Targets (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by the SPAC Board) (an “Acceleration Event”), then, immediately prior to the consummation of such Change of Control, (a) any such Earnout Target that has not previously occurred shall be deemed to have occurred and (b) the Earnout Recipients shall be entitled to receive the Earnout Shares, to be allocated among the Earnout Recipients in accordance with, and pursuant to, the Payment Spreadsheet, such that the Earnout Recipients shall be eligible to participate in such Change of Control with respect to such Earnout Shares, as applicable. The applicable Earnout Target shall be deemed satisfied in connection with a Change of Control if (a) the aggregate value of the proceeds payable to, or in the event of an asset sale, available for distribution to, SPAC’s stockholder divided by (b) the sum of (i) the number of outstanding SPAC Common Stock immediately prior to the consummation of such Change of Control plus (ii) the number of SPAC Common Stock issuable pursuant to the applicable Earnout Target, equal or exceed the VWAP underlying the applicable Earnout Target.

(c)            Notwithstanding the foregoing, none of the Earnout Shares issuable pursuant to Section 3.06(a) will be released to any Earnout Recipient who is required to file a notification pursuant to the HSR Act or under any applicable Antitrust Laws until any applicable waiting period pursuant to the HSR Act or applicable Antitrust Laws has expired or been terminated, or required approval under any other Antitrust Law is obtained; provided that any such Earnout Recipient has notified SPAC of such required filing pursuant to the HSR Act or other Antitrust Law in connection therewith following reasonable advance notice from SPAC of the reasonably anticipated issuance of Earnout Shares.

(d)            For the avoidance of doubt, the Earnout Targets may all be satisfied over the same period of Trading Days or any other periods that have overlapping Trading Days, and if each Earnout Target is separately met (i) the Earnout Shares in connection with each such Earnout Target shall be earned and no longer subject to the restrictions set forth in this Section 3.06, and shall be cumulative with the Earnout Shares earned prior to such time and (ii) in no event shall the Earnout Recipients be entitled to receive in the aggregate more than the Earnout Shares.

(e)            If any Earnout Target is satisfied during the Earnout Period, the obligations to issue Earnout Shares in this Section 3.06 with respect to such Earnout Target shall terminate and no longer apply.

(f)            The Earnout Shares and the Earnout Targets shall automatically be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of SPAC Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of SPAC Common Stock, occurring on or after the date hereof and prior to the time any such Earnout Shares are delivered to the Earnout Recipients, if any.

(g)            Any issuance of Earnout Shares, including any issuance of Earnout Shares made upon the occurrence of an Acceleration Event pursuant to Section 3.06(b), shall be treated as an adjustment to the Aggregate Transaction Consideration by the Parties hereto for Tax purposes and not treated as “other property” within the meaning of Section 356 of the Code, unless otherwise required by applicable law as a result of a “determination” (within the meaning of Section 1313(a) of the Code).

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by Company in connection with this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to SPAC and Merger Sub as follows:

Section 4.01      Organization and Qualification; Subsidiaries.

(a)            The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(b)            As of the date hereof, the Company does not have any subsidiaries and the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

Section 4.02      Certificate of Incorporation and Bylaws. The Company has prior to the date of this Agreement, made available to SPAC a complete and correct copy of the certificate of incorporation and bylaws, each as amended to date, of the Company. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. The Company is not in material violation of any of the provisions of its certificate of incorporation or bylaws

Section 4.03      Capitalization.

(a)            The authorized capital stock of the Company consists of sixty million (60,000,000) shares, consisting of (i) fifty-seven million four hundred thousand (57,400,000) shares of Company Common Stock and (ii) two million six hundred thousand (2,600,000) shares of Company Preferred Stock, of which (A) six hundred thousand (600,000) are Company Founders Preferred Stock and (B) two million (2,000,000) are Company Series A Preferred Stock. As of the date of this Agreement, (i) twelve million one hundred fifty thousand four hundred fifteen (12,150,415) shares of Company Common Stock are issued and outstanding, (ii) five hundred eighty-eight thousand two hundred thirty-five (588,235) shares of Company Founders Preferred Stock are issued and outstanding and (iii) one million six hundred sixty-six thousand six hundred sixty-six (1,666,666) shares of Company Series A Preferred Stock are issued and outstanding.

(b)            (i) Except as set forth on Section 4.03(b) of the Company Disclosure Schedule, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, (ii) other than awards granted under any Company Incentive Plan, the Company is not a party to, or otherwise bound by, and the Company has not granted, any equity appreciation rights, participations, phantom equity or similar rights and (iii) there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Common Stock, Company Preferred Stock or any of the equity interests or other securities of the Company. The Company does not own any equity interests in any person.

(c)            Section 4.03(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the following information with respect to each outstanding Company Option and Company RSU (each, a “Company Share Award”): (i) the name of the Company Share Award recipient; (ii) the number of shares of Company Common Stock subject to such Company Share Award; (iii) the exercise or purchase price of such Company Share Award, if applicable; (iv) the date on which such Company Share Award was granted; (v) the vesting schedule applicable to such Company Share Award; (vi) with respect to each Company Option, whether such Company Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code; and (vii) the date on which such Company Share Award expires, if applicable. The Company has made available to SPAC accurate and complete copies of the Company Incentive Plans pursuant to which Company has granted the Company Share Awards that are currently outstanding and all forms of award agreements evidencing such Company Share Awards.  Each Company Option was granted in all material respects in accordance with the terms of the applicable Company Incentive Plan, and each Company Option has been granted with an exercise price that is no less than the fair market value of the underlying Company Common Stock on the date of grant, as determined in accordance with Section 409A of the Code. All shares of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(d)            There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person.

(e)            All outstanding shares of the Company and all outstanding Company Share Awards under any Company Incentive Plan have been issued and granted in compliance with (i) all applicable securities Laws and other applicable Laws and (ii) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company is a party.

(f)            The Company Stockholders collectively own directly and beneficially and of record, all of the issued and outstanding shares of the Company. Except for the shares of the Company Common Stock, Company Founder Preferred Stock and Company Series A Preferred Stock held by the Company Stockholders and Company Share Awards granted under any Company Incentive Plan, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

(g)            All outstanding shares of Company Common Stock, Company Founder Preferred Stock and Company Series A Preferred Stock have been issued and granted in compliance with (A) applicable securities Laws and other applicable Laws and (B) any preemptive rights and other similar requirements set forth in applicable contracts to which the Company is a party.

Section 4.04      Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, to perform all of its respective obligations hereunder and thereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company, the execution and delivery at Closing by the Company of each of the other Transaction Documents to which it is a party, and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the

Company are necessary to authorize this Agreement or such other Transaction Documents or to consummate the Transactions (other than, (a) with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy and (b) and the execution, acknowledgment and filing with the Secretary of State of the State of Delaware, the Certificate of Merger as required by the DGCL). This Agreement has been and, at the Closing, each of the other Transaction Documents to which the Company is a party will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by SPAC and Merger Sub, constitutes, or will at the Closing constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company does not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and the Company Certificate of Incorporation does not contain a provision expressly electing to be governed by Section 203 of the DGCL and therefore the restrictions on business combinations set forth in Section 203 of the DGCL do not apply to the Merger, this Agreement, any Ancillary Agreement or any of the other Transactions. No other state takeover statute is applicable to the Merger or the other Transactions.

Section 4.05      No Conflict; Required Filings and Consents.

(a)            The execution and delivery of this Agreement and each of the other Transaction Documents by the Company does not, and subject to receipt of Company Stockholder Approval, the filing and recordation of appropriate merger documents as required by the DGCL and the receipt of the consents, approvals, authorizations or permits, filings and notifications contemplated by Section 4.05(b), the performance of this Agreement and each of the other Transaction Documents by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree treaty, convention, government directive or other order of any Governmental Authority (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, result in any material payment or penalty under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or would not reasonably be expected to have a Company Material Adverse Effect.

(b)            The execution and delivery of this Agreement and each of the other Transaction Documents by the Company does not and will not, and the performance of this Agreement and each of the other Transaction Documents by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, quasi-governmental, supranational, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” Laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL, or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.06      Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not reasonably be expected to have a Company Material Adverse Effect. Section 4.06 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of all of the Company Permits. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. The Company is not in default, breach or violation of, (a) any Law applicable to the Company or by which any property or asset of the Company is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such defaults, breaches or violations that would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.07      Financial Statements.

(a)            The Company has made available to SPAC true, correct and complete copies of the unaudited condensed balance sheet of the Company as of September 30, 2021 and September 30, 2022, and the related unaudited condensed statements of operations of the Company for each of the fiscal years then ended (collectively, the “Financial Statements”), which are attached as Section 4.07(a) of the Company Disclosure Schedule. Each of the Financial Statements (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise noted therein and the absence of notes.

(b)            Except as and to the extent set forth on the Financial Statements, the Company does not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business, (ii) obligations for future performance under any commercial contract to which the Company is a party or (iii) liabilities and obligations which would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole.

(c)            Since the Lookback Date (i) neither the Company nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(d)            To the knowledge of the Company, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither the Company nor, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(e)            The Required Financials, when delivered by the Company, shall (i) be true, correct and complete, (ii) be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company or persons acquired by the Company, as the case may be, as at the date thereof and for the period indicated therein, except as otherwise noted therein. The PCAOB Audited Financials and the Company Unaudited Financials shall be substantially similar to the Financial Statements in respect of the presentation of cash, account receivables, operating liabilities and billings.

(f)            The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Lookback Date, the Company has not identified and have not been advised by the Company’s auditors of any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting.

Section 4.08      Absence of Certain Changes or Events. Since December 31, 2021, except as expressly contemplated by this Agreement, (a) the Company has conducted its businesses in all material respects in the ordinary course and in a manner consistent with past practice, taking into account any changes to such practices as may have occurred prior to the date of this Agreement as a result of the outbreak of COVID-19, including compliance with COVID-19 Measures (b) the Company has not sold, assigned or otherwise transferred any right, title, or interest in or to any of its material assets (including Intellectual Property and Business Systems) other than non-exclusive licenses or assignments or transfers in the ordinary course of business, (c) there has not been any Company Material Adverse Effect, and (d) the Company has not taken any action that, if taken after the date of this Agreement, would require the consent of SPAC pursuant to Section 6.01.

Section 4.09      Absence of Litigation. There is no material litigation, suit, claim, action, proceeding or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any Governmental Authority. Neither the Company nor any material property or asset or business of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 4.10      Employee Benefit Plans.

(a)            All non-standard employment and consulting contracts or agreements to which the Company is a party, with respect to which the Company has any severance obligation (and, for the avoidance of doubt, excluding standard form agreements for employees outside of the United States and contracts or agreements that can be terminated at any time without severance or termination pay and upon notice of not more than 60 days), have been made available to SPAC (collectively, the “Service Agreements”) and set forth on Section 4.10(a) of the Company Disclosure Schedule. In addition, Section 4.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder (“ERISA”)) and any other material plans, policies, programs, arrangements or agreements providing for bonus, equity compensation, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick paid and vacation and other material employee benefit plan, program or arrangement, which, in each case, are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer, director and/or individual consultant, or under which the Company has or could reasonably be expected to incur any material liability (contingent or otherwise) (collectively, the “Plans”).

(b)            With respect to each Plan, the Company has made available to SPAC, if applicable (i) a true and complete copy of the current plan document (or a written summary thereof if such Plan is not reduced to writing) and all material amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) copies of the Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules and nondiscrimination testing results, in each case, for the two (2) most recent plan years, (iv) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan, and (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years with respect to which any material liability remains outstanding. The Company does not have any express, legally-binding commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c)            Neither the Company nor any ERISA Affiliate currently sponsors, maintains or contributes to, nor has, within the past six (6) years, sponsored, maintained or been required to contribute to, nor has any liability or obligation (contingent or otherwise) under (i) a “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a “multiple employer plan” (within the meaning of Section 413 of the Code), or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

(d)            Except as set forth on Section 4.10(d) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of the Transactions (either alone or in combination with another event) would reasonably be expected to (i) result in any obligation, whether under any Plan, Service Agreement or otherwise, to pay separation, severance or termination to any current or former employee, director and/or individual independent contractor, (ii) accelerate the time of payment or vesting, or increase the amount, of any material benefit or other compensation due to any individual, or (iii) result in any amount paid or payable by the Company being classified as an “excess parachute payment” under Section 280G of the Code. The Company has no obligation to provide for the gross-up of any Tax imposed by Section 4999 or 409A of the Code to any current or former employee, director and/or individual independent contractor.

(e)            Except as set forth on Section 4.10(e) of the Company Disclosure Schedule, none of the Plans or Service Agreements provide, nor does the Company have or reasonably expect to have any obligation to provide retiree medical or life benefits (whether insured or not) to any current or former employee, director or individual consultant of the Company after termination of employment or service, except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder. Each Plan and each Service Agreement is in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) or Service Agreement and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(f)            Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion letter from the IRS, and to the knowledge of Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that could reasonably be expected to result in the loss of the qualified status of any such Plan or the exempt status of any such trust.

(g)            There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan that could reasonably be expected to result in material liability to the Company. There have been no acts or omissions by the Company or any ERISA Affiliate that have given or could reasonably be expected to give rise to any material fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

(h)            All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company, except as would not result in material liability to the Company.

(i)            The Company has each complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income Taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(j)            Each Plan and each Service Agreement that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been administered and operated, in all material respects, in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder.

Section 4.11      Labor and Employment Matters.

(a)            (i) Since the Lookback Date, there have been and are no material Actions pending or, to the knowledge of the Company, threatened against the Company by any of its current or former employees (ii) the Company is not, and has not been since the Lookback Date, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii)  there are, and since the Lookback Date, there have been no unfair labor practice complaints pending against the Company before the National Labor Relations Board; and (iv) since the Lookback Date, there has not been, nor, to the knowledge of the Company, has there been any threat of any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute against the Company.

(b)            The Company is and, since the Lookback Date, has been in material compliance with all applicable Laws relating to the employment, employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”), as amended, or any similar state or local Laws), immigration, meal and rest breaks, pay equity, workers’ compensation, family and medical leave, and occupational safety and health requirements, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes.

(c)            Since the Lookback Date, the Company has not been a party to a settlement agreement with a current or former officer, director, employee or independent contractor, that relates primarily to material allegations of sexual harassment. To the knowledge of the Company, since the Lookback Date, no allegation of sexual harassment has been made against any officer, director, employee, or independent contractor of the Company. No disclosure pursuant to Item 401(f) of Regulation S-K of the SEC would be required with respect to any current director or officer of the Company.

(d)            Each person who is a current or former service provider of the Company has at all times since the Lookback Date been properly classified: (i) as either an employee or independent contractor; and (ii) for employees, overtime exempt or non-exempt under Applicable Law.

Section 4.12      Real Property; Title to Assets.

(a)            The Company does not own any real property. The Company is not a party to any agreement or option to purchase or sell any real property or material interest therein.

(b)            Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company leases, subleases or licenses any real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete in all material respects copies of all Lease Documents have been made available to SPAC. There are no leases, subleases, concessions or other contracts granting to any person other than the Company the right to use or occupy any real property, and, to the Company’s knowledge, all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing material default or event of default (or, to the Company’s knowledge, event which, with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, be material to the Company, taken as a whole.

(c)            There are no contractual or legal restrictions that preclude or restrict the ability of the Company to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those that would not reasonably be expected to have a Company Material Adverse Effect.

(d)            The Company has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, reasonably be expected be material to the Company, taken as a whole.

Section 4.13      Intellectual Property.

(a)            Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following: (i)  registered Patents, Trademarks, domain names and Copyrights and applications for any of the foregoing that have been filed with the applicable Governmental Authority that are owned or purported to be owned, used or held for use by the Company (“Registered IP”) (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar), (ii) all contracts or agreements to use any Company-Licensed IP, including for the Software, Technology, or Business Systems of any other persons that are material to the Products or manufacture thereof, that are material to the business of the Company as currently conducted (other than unmodified, commercially available, “off-the-shelf” Software, Technology or Business Systems with a replacement cost and/or aggregate annual license and maintenance fees of less than $250,000); and (iii) (A) any Software owned or purported to be owned by the Company that is material to the business of the Company as currently conducted and would have a replacement cost of more than $250,000 and (B) except to the extent disclosure could reasonably be expected to adversely affect the Company’s trade secrets, Technology or Business Systems owned or purported to be owned by the Company that are material to the Products and would have a replacement cost of more than $250,000. The Company IP, including the Intellectual Property specified on Section 4.13(a) of the Company Disclosure Schedule, constitutes all material Intellectual Property rights used in the operation of the business of the Company and is sufficient for the conduct of the business as currently conducted and contemplated to be conducted as of the date hereof.

(b)            The Company solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and has the right to use pursuant to a valid and enforceable written license, all Company-Licensed IP. All Company-Owned IP that is material to the business of, the Company as currently conducted is subsisting and, to the knowledge of the Company, valid and enforceable.

(c)            The Company has taken and takes commercially reasonable actions to maintain, protect and enforce Intellectual Property rights in the trade secrets and other Confidential Information in its possession or control, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information. The Company has not disclosed any such trade secrets or Confidential Information that is material to the business of the Company to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such trade secret or other Confidential Information.

(d)            Since the Lookback Date, (i) there have been no claims filed with a Governmental Authority and served on the Company, or threatened in writing (including email) to be filed, against the Company with any Governmental Authority, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Registered IP, or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or offers to license any Intellectual Property rights from any other person); (ii)  the operation of the business of the Company (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights other than in Patents (and to the Company’s knowledge, rights in Patents) of other persons; (iii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP; and (iv) the Company has not received any formal written opinions of counsel regarding any of the foregoing.

(e)            All current and past founders, officers, management, employees, and contractors who have contributed to, developed or conceived any Company-Owned IP that is material to the business of the Company have executed valid, written agreements with the Company, substantially in the form made available to Merger Sub or SPAC, and pursuant to which such persons agreed to maintain in confidence all confidential or proprietary information acquired by them in the course of their relationship with the Company and assigned to the Company all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such person in the course of and related to his, her or its relationship with the Company, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property, except as otherwise required or prohibited by applicable Law.

(f)            The Company does not use and has not used any Open Source Software or any modification or derivative thereof in a manner that would (i) grant or purport to grant to any other person any rights to or immunities under any of the Company-Owned IP, or (ii)  require the Company, under the terms of any license, (A) to disclose or distribute the source code to any Product components or Business Systems owned or purported to be owned by the Company which are incorporated in or necessary for the use of the Products or (B) to license or provide the source code to any such Business Systems or Product components for the purpose of making derivative works, or to make available for redistribution to any person the source code to any of the Product components at no or minimal charge.

(g)            The Company owns, leases, licenses, or otherwise has a valid and enforceable legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the business of the Company as currently conducted. The Company maintains commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and since the Lookback Date, there has not been any material failure with respect to any of the Products or Business Systems that has not been remedied or replaced in all material respects. The Company has purchased a sufficient number of seat licenses for its Business Systems.

(h)            The Company currently and previously since the Lookback Date has complied in all material respects with (i) all applicable Privacy/Data Security Laws, (ii) industry standards to which the Company is legally bound, and (iii) all contractual commitments that the Company has entered into or is otherwise bound with respect to privacy and/or data security of Personal Information and/or Business Data held or processed by or on behalf of the Company (collectively, the “Data Security Requirements”). The Company has implemented reasonable data security safeguards designed to protect the security and integrity of its Business Systems and any Personal Information or Business Data held or processed by or on behalf of the Company, including implementing commercially reasonable procedures designed to prevent unauthorized access and the introduction of Disabling Devices. The Company has not inserted and, to the knowledge of the Company, no other person has inserted or alleged to have inserted any Disabling Device in any of the Business Systems or Product components. Since the Lookback Date, the Company has not (x) experienced any data security breaches that were required to be reported under applicable Privacy/Data Security Laws; or (y) been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements.

(i)            The Company has all rights to use the Business Data, in whole or in part, in the manner in which the Company receives and uses such Business Data prior to the Closing Date. The Company is not subject to any contractual requirements, privacy policies, or other legal obligations, including based on the Transactions, that would prohibit Merger Sub or SPAC from receiving or using Personal Information or Business Data held or processed by or on behalf of the Company, in a materially similar manner to which the Company receives and uses such Personal Information and Business Data prior to the Closing Date or result in material liabilities in connection with Data Security Requirements.

Section 4.14      Taxes.

(a)            The Company: (i) has filed (taking into account any validly obtained extension of time within which to file) all income and other material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are true, complete and accurate in all material respects; (ii) has paid all income and other material Taxes payable by the Company (whether or not shown on any Tax Return), except with respect to Taxes that are being contested in good faith and are disclosed in Section 4.14(a) of the Company Disclosure Schedule and for which adequate reserves have been made in accordance with U.S. GAAP, and no material penalties or charges are due with respect to the late filing of any Tax Return of the Company; (iii)  has not waived any statute of limitations with respect to income or other material Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency in respect of income Taxes or any other material amounts of Taxes; and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of income or other material amounts of Taxes or other material Tax matters pending or proposed or threatened in writing, in each case which has not been paid or fully resolved.

(b)            The Company is not a party to, is not bound by, and has no obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) and has no a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than pursuant to commercial agreements entered into in the ordinary course of business the principal purposes of which do not relate to Taxes.

(c)            No claim has been made in writing (nor to the Company’s knowledge has any claim been made) by any Taxing authority in a jurisdiction in which the Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(d)            The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or incorrect method of accounting for a taxable period ending on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale made on or prior to the Closing Date; (iv) any prepaid amount received or deferred revenue arising outside of the ordinary course of business recognized on or prior to the Closing Date; (v) any intercompany transactions or any excess loss account occurring or in existence prior to the Closing described in Treasury Regulations under Section 1502 of the Code (or any analogous provision of state, local or foreign Tax law).

(e)            The Company has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(f)            The Company has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(g)            The Company has no material liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor.

(h)            The Company has no request for a material ruling in respect of Taxes pending between the Company and any Tax authority.

(i)            The Company has made available to SPAC true, correct and complete copies of the final filed U.S. federal income Tax Returns filed by the Company for tax year 2020.

(j)            The Company has not within the last two years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k)            The Company has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(l)            Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing any deficiency or claim for any income or other material Taxes of the Company that has not been fully resolved.

(m)            There are no Tax Liens upon any assets of the Company except for Permitted Liens.

(n)            The Company has no liability for a material amount of unpaid Taxes that has not been accrued for or reserved on the Company’s Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business.

(o)            The Company has not taken any action, nor to the knowledge of the Company are there any facts or circumstances, that would reasonably be expected to prevent the Merger from qualifying for the Merger Intended Tax Treatment. The Company has not taken any action that would reasonably be expected to prevent the Domestication from qualifying for the Domestication Intended Tax Treatment.

(p)            As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as any schedules or attachments thereto and amendments thereof) required to be supplied or supplied to a Tax authority relating to Taxes.

Section 4.15      Environmental Matters. (a) The Company is not, or has not been since the Lookback Date, in violation in any material respect of any applicable Environmental Law; (b) to the knowledge of the Company, the Company has not released or caused any release of Hazardous Substances on or from any property currently or formerly owned, leased or operated by the Company (including, without limitation, soils and surface and ground waters) in violation in any material respect of any Environmental Law in a manner or quantity which requires reporting, investigation, remediation, monitoring or other response action by the Company pursuant to applicable Environmental Laws; (c) to the Company’s knowledge, the Company has not transported or disposed of, or arranged for the transportation or disposal of, Hazardous Substances at any real property not owned, operated or leased by the Company, in violation in any material respect of any Environmental Law or otherwise in a manner or quantity that has resulted or would reasonably be expected to result in a material liability to the Company under any Environmental Law; (d)  the Company has all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”); (e)  the Company is in compliance in all material respects with the terms and conditions of its Environmental Permits; and (f) the Company has delivered to SPAC true, correct and complete copies of all environmental Phase I reports and other material investigations, studies, audits, tests, reviews or other analyses commenced or conducted by or on behalf of the Company (or by a third-party of which the Company has knowledge) in relation to the current or prior business of the Company or any real property presently or formerly owned, leased, or operated by the Company (or its or their predecessors) that are in possession, custody or control of the Company.

Section 4.16      Material Contracts.

(a)            Section 4.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all of the following types of contracts and agreements to which the Company is a party, excluding, for this purpose, any purchase orders submitted by customers (such contracts and agreements as are required to be set forth on Section 4.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i)            each contract and agreement with consideration paid or payable to or by the Company of more than $100,000, in the aggregate, over the 12-month period ending June 30, 2022;

(ii)          each contract and agreement with Suppliers to the Company for expenditures paid or payable by the Company of more than $100,000, in the aggregate, over the 12-month period ending June 30, 2022;

(iii)          each contract and agreement with the top 20 customers of the Company that involves consideration payable to the Company;

(iv)          all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party that are material to the business of the Company;

(v)          all Service Agreements and management contracts, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or income or revenues related to any Product of the Company to which the Company is a party;

(vi)          all contracts and agreements evidencing indebtedness (or any guaranty therefor) for borrowed money, the right to draw upon credit that has been extended for indebtedness or a Lien on its assets, whether tangible or intangible, to secure any indebtedness, in each case, in an amount greater than $250,000;

(vii)         all contracts and agreements that is a definitive purchase and sale or similar agreement entered into in connection with an acquisition or disposition by the Company since the Lookback Date of any Person or of any business entity or division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner), excluding any such contracts or agreements in which the applicable acquisition or disposition has been consummated and there are no material obligations of the Company ongoing;

(viii)        all partnership, joint venture, profits sharing, carry interest or similar agreements that are material to the business of the Company;

(ix)            all contracts and agreements with any Governmental Authority to which the Company is a party, other than any Company Permits;

(x)              all contracts and agreements that limit, or purport to limit, the ability of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time or to hire or retain any person, excluding customary confidentiality agreements,

(xi)            all contracts or arrangements that result in any person or entity holding a power of attorney from the Company that relates to the Company or its business;

(xii)            all leases or master leases of personal property reasonably likely to result in annual payments of $50,000 or more in a 12-month period;

(xiii)           all contracts and agreements with outstanding obligations for the sale, purchase or dispositions of any property, assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $250,000 in any calendar year, in each case, other than any sale, purchase or disposition in the ordinary course of business;

(xiv)           all contracts and agreements involving use of any Company-Licensed IP required to be listed in Section 4.13(a) of the Company Disclosure Schedule;

(xv)           contracts which involve the license or grant of rights to Company-Owned IP by the Company, but excluding any nonexclusive licenses (or sublicenses) of Company-Owned IP granted: (A) to customers or distributors in the ordinary course of business consistent with past practice; (B) to vendors and service providers for the purpose of providing the applicable services to the Company; or (C) in the ordinary course of business for the use of a Trademark of the Company for marketing or similar purposes;

(xvi)           any contract that (A) grants to any person any preferred pricing, “most favored nation” or similar rights or (B) grant exclusivity to any person in respect of any geographic location, any customer or any product or service;

(xvii)          any contract or agreement not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 4.16(a) and expected to result in revenue or require expenditures in excess of $50,000 in the calendar year ending December 31, 2022;

(xviii)         any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) or any other contract that is material to the Company, taken as a whole;

(xix)            any definitive agreements with respect to the Bridge Financing; and

(xx)            any commitment to enter into any contract or agreement of the type described in clauses (i) through (xix) of this Section 4.16(a).

(b)            (i) each Material Contract is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, and is enforceable in accordance with its terms and the Company is not in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company has not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company has furnished or made available to SPAC or its legal advisors true, correct and complete copies of all Material Contracts without redaction, including all modifications, amendments and supplements thereto.

Section 4.17      Insurance.

(a)            Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, and the principal insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.

(b)            With respect to each such insurance policy, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii)  the Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (iii) no such action has been threatened and and (iv) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

Section 4.18      Board Approval; Vote Required. The Company Board (including any required committee or subgroup of such board), by resolutions duly adopted by either at least a majority of the directors voting at a meeting duly called and held or unanimous resolution of the directors, and not subsequently rescinded or modified in any way, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement and the Merger and declared their advisability and approved the Merger and the other Transactions, (c) recommended that the Company Stockholders approve and adopt this Agreement and the Merger, and (d) directed that this Agreement be submitted for consideration by the Company Stockholders. The adoption of this Agreement by the affirmative vote or consent of the holders of at least a majority in voting power of the holders of Company Common Stock, Company Founder Preferred Stock and Company Series A Preferred Stock, voting together as a single class, is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger (the “Company Stockholder Approval”). The Written Consent, if executed and delivered, would qualify as the Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and the Transactions and consummate the Transactions.

Section 4.19      Anti-Corruption Compliance; Certain Business Practices. Since the Lookback Date, the Company and each of its subsidiaries, and each of their respective directors and officers, and, to Company’s knowledge, its employees, agents, and representatives have at all times complied in all material respects with the provisions of Anti-Corruption Laws. Since the Lookback Date, none of the Company, its subsidiaries, or their respective directors and officers, nor, to the Company’s knowledge, any agents, employees, or representatives of the Company, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic Government Officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Anti-Corruption Laws; or (c) made any payment that would constitute a bribe, kickback or illegal or improper payment to assist the Company or its subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person, or in securing any improper advantage. There have been no false or fictitious entries made in the books or records of the Company or its subsidiaries relating to any illegal payment or secret or unrecorded fund and the Company has not established or maintained a secret or unrecorded fund. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company and its subsidiaries, and their respective directors, officers, employees, agents, and representatives with Anti-Corruption Laws.

Section 4.20      Sanctions and Export Control Compliance.

(a)            Since the Lookback Date, the Company and its subsidiaries, and their respective officers and directors, and to the Company’s knowledge, their respective employees, agents, and representatives have at all times complied in all material respects with all applicable Sanctions. Since the Lookback Date, none of the Company or its subsidiaries, nor any of their respective directors or officers, nor, to the Company’s knowledge, any of their respective employees, agents, representatives, or beneficial owners: (i) has been or is a Sanctioned Person; (ii) has been or is owned or controlled by a Sanctioned Person; (iii) has maintained or maintains any offices, branches, operations, assets, investments, employees, or agents in any Sanctioned Country; (iv) has participated in any transaction or business dealing with any Sanctioned Person or in any Sanctioned Country; (v) has received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation regarding an actual or alleged violation of Sanctions; or (vi) made any voluntary or involuntary disclosure to a Governmental Authority regarding an actual or alleged violation of Sanctions.

(b)            Since the Lookback Date, the Company and each of its subsidiaries, and each of their respective directors and officers, and to the Company’s knowledge, its employees, agents, and representatives have at all times complied in all material respects with Export Control Laws. Since the Lookback Date, none of the Company, its subsidiaries, or their respective directors or officers, nor, to the Company’s knowledge, any of its agents, employees, or representatives: (i) has received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation regarding an actual or alleged violation of Export Control Laws; or (ii) made any voluntary or involuntary disclosure to a Governmental Authority regarding an actual or alleged violation of Export Control Laws.

Section 4.21      Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other affiliate of the Company, to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.16(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company, other than customary indemnity arrangements and customary employment-related agreements and arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.21. The Company has not, since the Lookback Date, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

Section 4.22      Exchange Act. The Company is not currently (or has not previously been) subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 4.23      Brokers. Except for B. Riley Financial, Inc., no broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 4.24      Registration Statement. None of the information relating to the Company supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion in the Registration Statement will, as of (i) the time the Registration Statement becomes effective under the Securities Act, (ii) the date of mailing of the Proxy Statement to SPAC Shareholders or (iii) the time of the SPAC Shareholder’s Meeting (including any adjournment thereof), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.24, no representation or warranty is made by the Company with respect to information or statements made in the Registration Statement that were not supplied by or on behalf of the Company for use therein.

Section 4.25      Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to SPAC, its affiliates or any of their respective Representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed and none of SPAC or Merger Sub shall have any claim with respect to their purported use of, or reliance on, any such representations and warranties, except those representations or warranties set forth in this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Company nor any other person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to SPAC, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to SPAC, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

Article V.

REPRESENTATIONS AND WARRANTIES OF SPAC AND MERGER SUB

Except as set forth in the SPAC SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SPAC SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing in disclosed in such a SPAC SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.01 (Corporate Organization), Section 5.03 (Capitalization) and Section 5.04 (Authority Relative to This Agreement) or in the SPAC’s disclosure schedule delivered by SPAC in connection with this Agreement (the “SPAC Disclosure Schedule”), SPAC hereby represents and warrants to the Company as follows:

Section 5.01      Corporate Organization.

(a)            Each of SPAC and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b)            Merger Sub is the only subsidiary of SPAC. Except for Merger Sub, SPAC does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

Section 5.02      Certificate of Incorporation and Bylaws. Each of SPAC and Merger Sub has heretofore furnished to the Company true, complete and correct copies of the SPAC Organizational Documents and the Merger Sub Organizational Documents. The SPAC Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither SPAC nor Merger Sub is in material violation of any of the provisions of the SPAC Organizational Documents and the Merger Sub Organizational Documents.

Section 5.03      Capitalization.

(a)            The authorized share capital of SPAC consists of (i) 200,000,000 SPAC Ordinary Shares and (ii) 1,000,000 SPAC Preference Shares. As of the date of this Agreement, (i) 2,953,033 SPAC Ordinary Shares are issued and outstanding (including SPAC Ordinary Shares contained within the SPAC Units), all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no SPAC Ordinary Shares are held in the treasury of SPAC, and (iii) 9,400,000 SPAC Ordinary Shares are reserved for future issuance in respect of exercise of the SPAC Warrants at an exercise price of $11.50 per SPAC Ordinary Share.

(b)            As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share (the “Merger Sub Common Stock”). As of the date hereof, 1,000 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by SPAC free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub Organizational Documents.

(c)            All outstanding SPAC Units, SPAC Ordinary Shares and SPAC Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the SPAC Organizational Documents.

(d)            The Aggregate Transaction Consideration being delivered by SPAC hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the SPAC Organizational Documents. The Aggregate Transaction Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

(e)            Except for securities issued pursuant to the Subscription Agreement, securities issued by SPAC as permitted by this Agreement and the SPAC Warrants, and securities that may be issued by SPAC pursuant to the SPAC Unsecured Convertible Notes, SPAC has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of SPAC or obligating SPAC to issue or sell any shares of capital stock of, or other equity interests in, SPAC. All SPAC Ordinary Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither SPAC nor any subsidiary of SPAC is a party to, or otherwise bound by, and neither SPAC nor any subsidiary of SPAC has granted, any equity appreciation rights, participations, phantom equity or similar rights. SPAC is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of SPAC Ordinary Shares or any of the equity interests or other securities of SPAC or any of its subsidiaries. There are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any SPAC Ordinary Shares. There are no outstanding contractual obligations of SPAC to make any investment (in the form of a loan, capital contribution or otherwise) in any person.

Section 5.04      Authority Relative to This Agreement. Each of SPAC, and Merger Sub have all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of SPAC and Merger Sub and the consummation by each of SPAC and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of SPAC or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the approval and adoption of the SPAC Proposals by the SPAC Shareholders at the SPAC Shareholders’ Meeting and the filings required by applicable Law). This Agreement has been duly and validly executed and delivered by SPAC and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of SPAC or Merger Sub, enforceable against SPAC or Merger Sub in accordance with its terms subject to the Remedies Exceptions.

Section 5.05      No Conflict; Required Filings and Consents.

(a)            The execution and delivery of this Agreement by each of SPAC and Merger Sub do not, and the performance of this Agreement by each of SPAC and Merger Sub will not, (i) conflict with or violate the SPAC Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of SPAC or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of SPAC or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of SPAC or Merger Sub is a party or by which each of SPAC or Merger Sub or any of their properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have an SPAC Material Adverse Effect.

(b)            The execution and delivery of this Agreement by each of SPAC and Merger Sub do not, and the performance of this Agreement by each of SPAC and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, the Cayman Islands Companies Act and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent SPAC or Merger Sub from performing its material obligations under this Agreement.

Section 5.06      Compliance. Neither SPAC nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to SPAC or Merger Sub or by which any property or asset of SPAC or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPAC or Merger Sub is a party or by which SPAC or Merger Sub or any property or asset of SPAC or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have an SPAC Material Adverse Effect. Each of SPAC and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for SPAC or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted, except, where the failure to have such material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority would not, individually or in the aggregate, have or reasonably be expected to have an SPAC Material Adverse Effect.

Section 5.07      SEC Filings; Financial Statements; Sarbanes-Oxley.

(a)            SPAC has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since July 15, 2021, together with any amendments, restatements or supplements thereto (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) (collectively, the “SPAC SEC Reports”). SPAC has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by SPAC with the SEC and are currently in effect. As of their respective dates, the SPAC SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of SPAC, each director and executive officer of SPAC has filed with the SEC on a timely basis all documents required with respect to SPAC by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b)            Each of the financial statements (including, in each case, any notes thereto) contained in the SPAC SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of SPAC as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate have, a SPAC Material Adverse Effect). SPAC has no off-balance sheet arrangements that are not disclosed in the SPAC SEC Reports. No financial statements other than those of SPAC are required by GAAP to be included in the consolidated financial statements of SPAC.

(c)            Except as and to the extent set forth in the SPAC SEC Reports, neither SPAC nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of SPAC’s and Merger Sub’s business.

(d)            SPAC is in compliance in all material respects with the applicable corporate governance rules and regulations of the Nasdaq Stock Exchange LLC (the “Nasdaq”).

(e)            SPAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to SPAC and other material information required to be disclosed by SPAC in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to SPAC’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Except as set forth in Section 5.07 of the SPAC Disclosure Schedule, such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act.

(f)            SPAC maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that SPAC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements.

(g)            There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h)            Neither SPAC (including any employee thereof) nor SPAC’s independent auditors has identified or been made aware of (i) except as set forth in Section 5.07 of the SPAC Disclosure Schedule, any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC that has not been remediated, (ii) any fraud, whether or not material, that involves SPAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (iii) any claim or allegation regarding any of the foregoing.

(i)            As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SPAC SEC Reports. To the knowledge of SPAC, none of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.08      Absence of Certain Changes or Events. Since July 15, 2021, except as expressly contemplated by this Agreement, (a) SPAC has conducted its business in the ordinary course and in a manner consistent with past practice, (b) there has not been any SPAC Material Adverse Effect and (c) none of SPAC and Merger Sub has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.02.

Section 5.09      Absence of Litigation. There is no Action pending or, to the knowledge of SPAC, threatened against SPAC, or any property or asset of SPAC, by any Governmental Authority. Neither SPAC nor any material property or asset of SPAC is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of SPAC, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 5.10      Board Approval; Vote Required.

(a)            The SPAC Board, by resolutions duly adopted by either at least a majority of the directors voting at a meeting duly called and held or unanimous resolution of the directors, and not subsequently rescinded or modified in any way, has duly (i) approved the Domestication and the SPAC Certificate of Incorporation in the manner provided by the SPAC Articles and the Cayman Islands Companies Act, (ii) determined that this Agreement and the Transactions are fair to and in the best interests of SPAC and the SPAC Shareholders, (iii) approved and adopted this Agreement and the Transactions and declared their advisability and approved the payment of the Aggregate Transaction Consideration to the Company Stockholders pursuant to this Agreement and the other Transactions, (iv) recommended that the SPAC Shareholders approve and adopt this Agreement and the Transactions, and (v) directed that this Agreement and the Transactions be submitted for consideration by the SPAC Shareholders at the SPAC Shareholders’ Meeting.

(b)            The SPAC Board, by resolutions duly adopted by all of the directors voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous consent in lieu of a meeting, shall have adopted the Name Change Amendment prior to the due execution, acknowledgment and filing of the Name Change Amendment with the Secretary of State of the State of Delaware pursuant to Section 2.07.

(c)            The approval and adoption of the SPAC Proposals by a simple majority (or a majority of not less than two-thirds in respect of matters required to be passed by special resolutions under the Cayman Islands Companies Act and/or the SPAC Articles) of the issued and outstanding SPAC Ordinary Shares that are voted at the SPAC Shareholders’ Meeting is the only vote of the holders of any class or series of shares of SPAC necessary to adopt this Agreement and approve the Transactions (the “SPAC Required Shareholders Approval”).

(d)            The sole director of Merger Sub, by resolutions duly adopted by consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved and adopted this Agreement and the Merger and declared their advisability, (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and (iv) directed that this Agreement and the Transactions be submitted for consideration by the sole stockholder of Merger Sub.

(e)            The only vote of the holders of any class or series of capital stock of Merger Sub is necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

Section 5.11      No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement. Except as contemplated by this Agreement, Merger Sub will have no material assets, liabilities or obligations at all times prior to the Effective Time.

Section 5.12      SPAC Material Contracts.

(a)            The SPAC SEC Reports include true, correct and complete copies of each material contract required to be filed with the SEC pursuant to Item 601(b)(10) of Regulation S-K or Item 1.01 of Form 8-K of the SEC to which SPAC or Merger Sub is party (the “SPAC Material Contracts”).

(b)            Each SPAC Material Contract is in full force and effect and, to the knowledge of SPAC, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by the Remedies Exceptions. True, correct and complete copies of all SPAC Material Contracts have been made available to the Company to the extent not filed with the SPAC SEC Reports.

Section 5.13      Brokers. Except for Roth Capital Partners, LLC, Craig-Hallum Capital Group, LLC and Needham & Company, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of SPAC or Merger Sub.

Section 5.14      SPAC Trust Fund. As of the date of this Agreement, SPAC has no less than $9,672,901 in the trust fund established by SPAC for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at JPMorgan Chase Bank, N.A. (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by CST (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of July 19, 2021, between SPAC and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions, and no termination, repudiation, rescission, amendment, supplement or modification is contemplated as of the date of this Agreement. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between SPAC and the Trustee that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of SPAC, that would entitle any person (other than SPAC Shareholders who shall have elected to redeem their SPAC Ordinary Shares pursuant to the SPAC Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the SPAC Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of SPAC, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, SPAC shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to SPAC as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however, that the liabilities and obligations of SPAC due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to SPAC Shareholders who shall have exercised their Redemption Rights, (b)  with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to SPAC in connection with its efforts to effect the Merger (including fees owed by SPAC to Roth Capital Partners, LLC, Needham & Company, LLC and Craig-Hallum Capital Group LLC, pursuant to that certain Letter Agreement, dated July 19, 2021, among Roth Capital Partners, LLC, Craig-Hallum Capital Group LLC and SPAC and pursuant to that certain Letter Agreement, dated July 7, 2022, between Needham & Company, LLC and SPAC). As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC at the Effective Time.

Section 5.15      Employees. Other than any officers as described in the SPAC SEC Reports, SPAC and Merger Sub have never employed any employees. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any employee, officer or director. SPAC and Merger Sub have never and do not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement nor the other Ancillary Agreements nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of SPAC, or (ii) result in the acceleration of the time of payment or vesting of any such benefits. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the SPAC, Merger Sub or any affiliate being classified as an “excess parachute payment” under Section 280G of the Code or the imposition of any additional Tax under Section 409A(a)(1)(B) of the Code. There is no contract, agreement, plan or arrangement to which SPAC or Merger Sub is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person. No disclosure pursuant to Item 401(f) of Regulation S-K of the SEC would be required with respect to any current director or officer of SPAC.

Section 5.16      Taxes.

(a)            SPAC and Merger Sub (i) have duly and timely filed (taking into account any validly obtained extension of time within which to file) all income and other material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are true, complete and accurate in all material respects; (ii) have timely paid all income and other material Taxes payable by SPAC or Merger Sub (whether or not shown on any Tax Return), except with respect to Taxes that are being contested in good faith and for which adequate reserves have been made in accordance with U.S. GAAP, and no material penalties or charges are due with respect to the late filing of any Tax Return of SPAC or Merger Sub; (iii) have not waived any statute of limitations with respect to income or other material Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency in respect of income Taxes or other material amounts of Taxes; and (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of a income or other material amounts of Taxes or other material Tax matters pending or threatened in writing, in each case which has not been fully paid or resolved.

(b)            Neither SPAC nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case, other than pursuant to commercial agreements entered into in the ordinary course of business the principal purposes of which do not relate to Taxes.

(c)            No claim has been made in writing (nor to SPAC’s knowledge has any claim been made) by any Taxing authority in a jurisdiction in which SPAC or Merger Sub does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(d)            None of SPAC or Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or incorrect method of accounting for a taxable period ending on or prior to the Closing Date, including by reason of application of Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale made on or prior to the Closing Date; (iv) any prepaid amount received or deferred revenue arising outside the ordinary course of business recognized on or prior to the Closing Date; or (v) any intercompany transactions or any excess loss account occurring or in existence prior to the Closing described in Treasury Regulations under Section 1502 of the Code (or any analogous provision of state, local or foreign Tax law).

(e)            SPAC and Merger Sub have withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(f)            Neither SPAC nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(g)            Neither SPAC nor Merger Sub has any material liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(h)            Neither SPAC nor Merger Sub has any request for a material ruling in respect of Taxes pending between SPAC and/or Merger Sub, on the one hand, and any Tax authority, on the other hand.

(i)            Neither SPAC nor Merger Sub has within the last two years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j)         Neither SPAC nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k)            Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing any deficiency or claim for any income or other material Taxes of SPAC or Merger Sub that has not been fully resolved.

(l)            There are no Tax Liens upon any assets of SPAC or Merger Sub except for Permitted Liens.

(m)         Neither SPAC nor Merger Sub has any liability for a material amount of unpaid Taxes that has not been accrued for or reserved on the financial statements of SPAC, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of SPAC or Merger Sub in the ordinary course of business.

(n)          SPAC and Merger Sub have not taken any action, nor to the knowledge of SPAC are there any facts or circumstances, that would reasonably be expected to prevent the Merger from qualifying for the Merger Intended Tax Treatment. SPAC and Merger Sub have not taken any action, nor to the knowledge of SPAC are there any facts or circumstances, that would reasonably be expected to prevent the Domestication from qualifying for the Domestication Intended Tax Treatment.

Section 5.17      Listing. As of the date of this Agreement and as of immediately prior to the Domestication Effective Time, (a) the issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “CLAYU,” (b) the issued and outstanding SPAC Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “CLAY” and (c) the issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “CLAYW.” As of the date of this Agreement, there is no Action pending or, to the knowledge of SPAC, threatened in writing against SPAC by the Nasdaq or the SEC with respect to any intention by such entity to deregister the SPAC Units, the SPAC Ordinary Shares, or SPAC Warrants or terminate the listing of SPAC on the Nasdaq. None of SPAC or any of its affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the SPAC Ordinary Shares, or the SPAC Warrants under the Exchange Act.

Section 5.18      SPAC’s and Merger Sub’s Investigation and Reliance. Each of SPAC and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Transactions, which investigation, review and analysis were conducted by SPAC and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. SPAC, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and other information that they have requested in connection with their investigation of the Company and the Transactions. Neither SPAC nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of its Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule). Neither the Company nor any of its respective stockholders, affiliates or Representatives shall have any liability to SPAC, Merger Sub or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to SPAC or Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company.

Section 5.19      Certain Business Practices. Since July 15, 2021, none of SPAC, Merger Sub, nor, to the SPAC’s knowledge, any directors or officers, agents or employees of SPAC or Merger Sub has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any payment in the nature of criminal bribery.

Section 5.20      Investment Company Act. Neither SPAC nor Merger Sub is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.21      Takeover Statutes and Charter Provisions. The SPAC Board has taken and will, immediately following the Domestication Effective Time, take all action necessary so that the restrictions on business combination set forth in Section 203 of the DGCL or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the Transactions, including the Merger and the issuance of SPAC Common Stock. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar domestic or foreign Law applies with respect to SPAC or Merger Sub in connection with this Agreement, the Merger, the issuance of SPAC Common Stock or any of the other Transactions. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which SPAC or Merger Sub is subject, party or otherwise bound.

Section 5.22      Subscription Agreement. SPAC has delivered to the Company true, correct and complete copies of the Subscription Agreement (including any side letters or addendums thereto) that have been executed as of the date hereof pursuant to which the subscribers party thereto have committed, subject to the terms and conditions therein, to purchase shares of SPAC Class A Common Stock at a price of ten dollars ($10.00) per share. The Subscription Agreement executed as of the date hereof is in full force and effect and is legal, valid and binding upon SPAC, enforceable against SPAC in accordance with its terms (subject to the Remedies Exceptions). The Subscription Agreement executed as of the date hereof has not been withdrawn, terminated, amended or modified since the date of delivery hereunder and prior to the execution of this Agreement, and, to the knowledge of SPAC, as of the date of this Agreement, no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement, to the knowledge of SPAC, the commitments contained in the Subscription Agreement executed as of the date hereof have not been withdrawn, terminated or rescinded by the subscribers party thereto in any respect. SPAC has, as of the date hereof, complied in all material respects with all of its obligations under the Subscription Agreement executed as of the date hereof. There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in the Subscription Agreement executed as of the date hereof, other than as expressly set forth in such Subscription Agreement.

Article VI.

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01      Conduct of Business by the Company Pending the Merger.

(a)            The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, or (3) as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures), unless SPAC shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed, it being agreed that, if SPAC does not respond to a Company request for consent under this Section 6.01 within forty-eight (48) hours, SPAC shall be deemed to have consented):

(i)              the Company shall conduct its business in the ordinary course of business and in a manner consistent with past practice; and

(ii)            the Company shall use its commercially reasonable efforts to preserve substantially intact the current business organization of the Company, to keep available the services of the current officers, key employees and consultants of the Company and to preserve intact the current business relationships and ongoing relationships of the Company with customers, Suppliers, joint venture partners, distributors, creditors, landlords and other business relations of the Company.

(b)            By way of amplification and not limitation, except (1) as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, or (3) as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures), the Company shall not, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of SPAC (which consent shall not be unreasonably conditioned, withheld or delayed, it being agreed that, if SPAC does not respond to a Company request for consent under this Section 6.01 within forty-eight (48) hours, SPAC shall be deemed to have consented):

(i)            amend or otherwise change the Company Certificate of Incorporation or the Company’s bylaws or equivalent organizational documents;

(ii)              form or create any subsidiaries;

(iii)            issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company, except for the exercise or settlement of any Company Options, or (B) except in the ordinary course of business and in a manner consistent with past practice, any material assets of the Company;

(iv)              declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests;

(v)            reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities or other equity interests;

(vi)            (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof in an amount in excess of $250,000; or (B) incur any indebtedness for borrowed money in excess of $250,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets;

(vii)            (A) grant any increase in the compensation or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company, other than increases in base compensation to employees or other individual service providers whose base compensation would not exceed, on an annualized basis, $150,000 or immaterial benefit increases on account of annual renewals of the Company’s health and welfare programs, (B) amend any existing Service Agreement with, or terminate or enter into any severance or termination agreement with, or grant any change of control or retention payments or benefits to, in each case, any current or former director, officer, employee or consultant whose base compensation would exceed, on an annualized basis, $150,000, or (C) take any action that will result in the acceleration of vesting or payment timing or requirement for funding of any compensation or benefits to any current or former director, officer, employee or consultant of the Company, or (D) hire or otherwise enter into any new Service Agreement or similar arrangement with any person whose base compensation would exceed, on an annualized basis, $150,000;

(viii)            institute a layoff resulting in a mass layoff within the meaning of the WARN Act or any similar state Law;

(ix)            voluntarily recognize a labor union or similar organization or enter into a collective bargaining agreement or other labor union contract;

(x)            other than as required by Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on Section 4.10(a) of the Company Disclosure Schedule, grant any severance or termination pay to, any director, officer, or other employee of the Company;

(xi)            adopt, amend and/or terminate any Plan (or any arrangement that would be considered a Plan if in effect on the date hereof) except (x) as may be required by applicable Law or (y) in the event of annual renewals of health and welfare programs in the ordinary course and consistent with past practice;

(xii)            except in the ordinary course of business, make any material tax election, amend any income Tax Return or other material Tax Return or settle or compromise any material United States federal, state, local or non-United States income tax liability, in each case, that could reasonably be expected to have an adverse and material impact on the Company;

(xiii)            materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s material rights thereunder, in each case in a manner that is adverse to the Company, taken as a whole;

(xiv)            (x) other than statutory expirations for registered Company IP permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, (y) fail to pay all required fees and taxes required or advisable to maintain and protect its interest in any material Company IP or (z) sell, assign, license or sublicense (other than nonexclusive licenses and sublicenses of Company IP granted in the ordinary course of business) any material item of Company IP;

(xv)            modify any privacy policy or the operation or security of any Business Systems in any manner that is materially adverse to the business of the Company, except as required by Privacy/Data Security Laws;

(xvi)           acquire any fee interest in real property;

(xvii)         waive, release, compromise, settle or satisfy any pending or threatened material claim or compromise or settle any liability, other than in the ordinary course of business or that do not exceed $250,000 in the aggregate;

(xviii)         enter into any material new line of business outside of the business currently conducted by the Company; or

(xix)           enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Section 6.02      Conduct of Business by SPAC and Merger Sub Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into the Subscription Agreement and other Financing Arrangements that are on mutually agreed terms and consummating the Domestication, the Private Placements and the transactions contemplated by such Financing Arrangements), set forth in Section 6.02 of the SPAC Disclosure Schedule or required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures), SPAC agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned, it being agreed that, if the Company does not respond to a SPAC request for consent under this Section 6.02 within forty-eight (48) hours, the Company shall be deemed to have consented), the businesses of SPAC and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into the Subscription Agreement and other Financing Arrangements that are on mutually agreed terms and consummating the Domestication, the Private Placements and the transactions contemplated by such Financing Arrangements), as set forth in Section 6.02 of the SPAC Disclosure Schedule, or as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures), neither SPAC nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned, it being agreed that, if the Company does not respond to a SPAC request for consent under this Section 6.02 within forty-eight (48) hours, the Company shall be deemed to have consented):

(a)            amend or otherwise change the SPAC Organizational Documents or the Merger Sub Organizational Documents or form any subsidiary of SPAC other than Merger Sub;

(b)            declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the SPAC Organizational Documents;

(c)            reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the SPAC Ordinary Shares or SPAC Warrants except for redemptions from the Trust Fund that are required pursuant to the SPAC Organizational Documents;

(d)            issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of SPAC or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of SPAC or Merger Sub;

(e)            acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f)            incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of SPAC, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice;

(g)            make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(h)            make any material Tax election or settle or compromise any material United States federal, state, local or non-United States income Tax liability, except in the ordinary course consistent with past practice;

(i)            liquidate, dissolve, reorganize or otherwise wind up the business and operations of SPAC or Merger Sub;

(j)            amend the Trust Agreement or any other agreement related to the Trust Account; or

(k)            enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Section 6.03      Claims Against Trust Account. The Company acknowledges that SPAC is a special purpose acquisition company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company has read SPAC’s final prospectus, dated as of July 21, 2021 and other SPAC SEC Reports, the SPAC Organizational Documents and understands that SPAC has established the Trust Account described therein for the benefit of SPAC’s public stockholders that disbursement from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that SPAC’s sole assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. The Company further acknowledges that, if the Merger and the other Transactions are not consummated by January 22, 2023 or such later date as approved by the shareholders of SPAC to complete a Business Combination, SPAC will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its affiliates) agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and SPAC on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company (on behalf of itself and its affiliates) hereby irrevocably waives any Claim they may have, now or in the future and will not seek recourse against the Trust Fund, any trustee of the Trust Account and SPAC for any reason whatsoever; provided, however, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against SPAC, Merger Sub or any other person for legal relief against monies or other assets of SPAC or Merger Sub held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, SPAC shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event SPAC prevails in such action or proceeding. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its affiliates to induce SPAC to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its affiliates under applicable law. This Section 6.03 shall survive the termination of this Agreement for any reason.

Article VII.

ADDITIONAL AGREEMENTS

Section 7.01      Proxy Statement; Registration Statement.

(a)            As promptly as practicable after the execution of this Agreement and receipt of the PCAOB Audited Financials, (i) SPAC and the Company shall prepare and SPAC shall file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the SPAC’s Shareholders with respect to the special meeting of SPAC’s Shareholders (the “SPAC Shareholders’ Meeting”) to be held to consider the approval and adoption of (1) this Agreement, the Merger and the other Transactions, (2) the Domestication, (3) the SPAC Certificate of Incorporation and the SPAC Bylaws, (4) the issuance of SPAC Common Stock as contemplated by this Agreement, (5) the Stock Incentive Plan and (6) any other proposals the parties deem necessary or desirable to effectuate the Transactions (collectively, the “SPAC Proposals”), (ii) the Company shall prepare an information statement, in a form reasonably acceptable to the SPAC, to be sent to the relevant Company Stockholders with respect to the action taken by certain of the Company Stockholders pursuant to the Written Consent (the “Information Statement”) which will contain the notices required by the DGCL, including Section 228(e) and Section 262(d)(2) of the

DGCL, and (iii) SPAC and the Company shall prepare and SPAC shall file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of SPAC Common Stock to be issued in connection with this Agreement. The Company shall furnish all information concerning the Company as SPAC may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement, including updates to the Required Financials as required prior to the effective date of the Registration Statement to address subsequent interim periods and to ensure compliance with PCAOB or AICPA requirements, as the case may be. SPAC and the Company each shall use their reasonable best efforts to (i) cause the Proxy Statement and the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to, and resolve all comments received from the SEC concerning the Proxy Statement and the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing with the SEC and (iv) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Registration Statement, SPAC shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of SPAC Common Stock, in each case to be issued in connection with this Agreement. As promptly as practicable after finalization of the Proxy Statement and effectiveness of the Registration Statement, the Company shall mail the Information Statement to the relevant Company Stockholders and SPAC shall mail the Proxy Statement to its stockholders. Each of SPAC and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement, the Proxy Statement and the Information Statement.

(b)            No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by SPAC or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed). SPAC and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the SPAC Class A Common Stock to be issued in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of SPAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto.

(c)            SPAC represents that the information supplied by SPAC for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the SPAC Shareholders, (iii) the time of the SPAC Shareholders’ Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to SPAC or Merger Sub, or their respective officers or directors, should be discovered by SPAC which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, SPAC shall promptly inform the Company. All documents that SPAC is responsible for filing with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d)            The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the SPAC Shareholders, (iii) the time of the SPAC Shareholders’ Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform SPAC. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

Section 7.02      SPAC Shareholders’ Meeting; and Merger Sub Stockholder’s Approval.

(a)            SPAC shall call, notice and hold the SPAC Shareholders’ Meeting in accordance with the SPAC Articles and applicable Law as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the SPAC Proposals, and SPAC shall use its reasonable best efforts to hold the SPAC Shareholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective. SPAC shall use its reasonable best efforts to obtain the approval of the SPAC Proposals at the SPAC Shareholders’ Meeting, including by soliciting from the SPAC Shareholders proxies as promptly as possible in favor of the SPAC Proposals, and shall take all other lawful action necessary or advisable to secure the SPAC Required Shareholders Approval. The SPAC Board shall recommend to the SPAC Shareholders that they approve the SPAC Proposals and shall include such recommendation in the Proxy Statement.

(b)            Promptly following the execution of this Agreement, SPAC shall approve and adopt this Agreement and approve the Merger and the other Transactions, as the sole stockholder of Merger Sub.

Section 7.03      Company Stockholders’ Written Consent. The Company shall seek the Company Stockholder Approval by consent in lieu of a meeting of Company Stockholders (the “Written Consent”) as soon as reasonably practicable, and in any event within eight (8) hours following the execution and delivery of this Agreement.

Section 7.04      Access to Information; Confidentiality.

(a)            From the date of this Agreement until the Effective Time or the earlier termination of this Agreement, the Company and SPAC shall (and shall cause their respective subsidiaries and instruct their respective Representatives to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access during normal business hours and upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof, provided that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, but without limiting the Company’s obligations under Section 7.08, neither the Company nor SPAC shall be required to provide access to or disclose information to the extent such party has been advised by legal counsel that the access or disclosure would (x) violate its obligations of confidentiality or similar legal restrictions with respect to such information, (y) jeopardize the protection of attorney-client privilege or (z) contravene applicable Law (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such inconsistency, conflict, jeopardy or contravention).

(b)            All information obtained by the parties pursuant to this Section 7.04 shall be kept confidential in accordance with the non-disclosure agreement, dated April 29, 2022 (the “Confidentiality Agreement”), between SPAC and the Company.

(c)            Notwithstanding anything in this Agreement to the contrary, each party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

Section 7.05      Company Solicitation; Change in Recommendation.

(a)            From and after the date hereof and until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, the Company shall not and shall direct its Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any Company Acquisition Proposal, (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any Confidential Information or data to, any person relating to a Company Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Company Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Company Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Company Acquisition Proposal (each, a “Company Acquisition Agreement”) or any proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Company shall and shall instruct its Representatives, to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with a Company Acquisition Proposal, and the Company acknowledges that any action taken by it or any of its Representatives inconsistent with the restrictions set forth in this Section 7.05(a), whether or not such Representative is purporting to act on the Company’s behalf, shall be deemed to constitute a breach of this Section 7.05(a) by the Company. The Company also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all Confidential Information furnished to such person by or on behalf of it prior to the date hereof.

(b)            Notwithstanding the first sentence of Section 7.05(a), prior to the receipt of the Written Consent, the Company Board, directly or indirectly through any Representative, may, subject to Section 7.05(c), (i) participate in negotiations or discussions with any person that has made (and not withdrawn) a bona fide, unsolicited Company Acquisition Proposal in writing that the Company Board reasonably determines in good faith, after consultation with outside legal counsel, constitutes or would reasonably be expected to result in a Company Superior Proposal, and (ii) thereafter furnish or provide access to such third party non-public information relating to the Company pursuant to an executed Acceptable Confidentiality Agreement (a copy of which shall be promptly (in all events within twenty-four (24) hours) provided to SPAC); provided, that the Company shall promptly provide to SPAC any material non-public information that is provided to any such person which has not previously been provided to SPAC.

(c)            The Company shall notify SPAC promptly (but in no event later than twenty-four (24) hours) after receipt by the Company or its Representatives of any Company Acquisition Proposal in writing, any inquiry in writing that would reasonably be expected to lead to a Company Acquisition Proposal or any written request for non-public information relating to the Company or for access to the business, properties, assets, personnel, books or records of the Company by any third party, in each case after the date hereof and until the Effective Date or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, and in connection with such third party’s consideration of acquiring the Company. In such notice, the Company shall identify the third party making any such Company Acquisition Proposal, indication or request and provide the details of the material terms and conditions of any such Company Acquisition Proposal, indication or request. The Company shall keep SPAC reasonably informed, on a current and prompt basis, of the status and material terms of any such Company Acquisition Proposal, indication or request, including the material terms and conditions thereof and any material amendments or proposed amendments thereto. The Company shall promptly provide SPAC copies of any nonpublic information concerning the Company’s business, present or future performance, financial condition or results of operations provided to any third party in connection with such third party’s consideration of acquiring the Company to the extent such information has not been previously provided to SPAC. Notwithstanding the foregoing, the Company may inform any person making any Company Acquisition Proposal, any inquiry that would reasonably be expected to lead to a Company Acquisition Proposal or any request for non-public information relating to the Company or for access to the business, properties, assets, personnel, books or records of the Company, of the terms of this Section 7.05.

(d)            Except as set forth in this Section 7.05(d), neither the Company Board nor any committee thereof shall (i)(A) fail to make, change, withdraw, withhold, amend, modify or qualify, or publicly propose to make, change, withdraw, withhold, amend, modify or qualify, in a manner adverse to SPAC or Merger Sub, the Company Board’s recommendation that the Company Stockholders approve and adopt this Agreement and the Merger, or (B) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend to the Company Stockholders any Company Acquisition Proposal or Company Superior Proposal (other than the Merger and the other Transactions), (ii) make any public statement inconsistent with the Company Board’s recommendation that the Company Stockholders approve and adopt this Agreement and the Merger, (iii) resolve or agree to take any of the foregoing actions (any of the foregoing, a “Company Adverse Recommendation Change”), or (iv) authorize, cause or permit the Company or any its Representatives to enter into any Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Written Consent, the Company Board may make a Company Adverse Recommendation Change or cause the Company to terminate this Agreement pursuant to Section 9.01(i) to enter into a Company Acquisition Agreement with respect to a Company Acquisition Proposal only if the Company Board has reasonably determined in good faith, after consultation with its outside legal counsel, that (i) the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law, and (ii) that such Company Acquisition Proposal constitutes a Company Superior Proposal; provided, however, that prior to taking such action, (A) the Company promptly notifies SPAC, in writing, at least three (3) Business Days (the “Company Notice Period”) before making a Company Adverse Recommendation Change or entering into a Company Acquisition Agreement, of its intention to take such action with respect to a Company Superior Proposal, which notice shall (1) state expressly that the Company has received a Company Acquisition Proposal that the Company Board intends to declare a Company Superior Proposal and that the Company Board intends to make a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement, and (2) include a copy of the most current version of the proposed agreement relating to such Company Superior Proposal (which version shall be updated on a prompt basis, but in each case redacted as necessary to exclude the identity of the third party making such Company Superior Proposal), and a description of any financing commitments relating thereto, (B) the Company shall and shall instruct its Representatives to, during the Company Notice Period, negotiate with SPAC in good faith in respect of adjustments in the terms and conditions of this Agreement such that such Company Acquisition Proposal would cease to constitute a Company Superior Proposal, if SPAC, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Company Notice Period, there is any material revision to the terms of a Company Superior Proposal, including, any revision in price, the Company Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Company Notice Period subsequent to the time the Company notifies SPAC of any such material revision (it being understood that there may be multiple extensions)), and (C) following the end of such Company Notice Period (as extended pursuant to the preceding clause (B)) the Company Board determines in good faith, after consulting with its outside legal counsel, that such Company Acquisition Proposal continues to constitute a Company Superior Proposal after taking into account any adjustments made by SPAC during the Company Notice Period in the terms and conditions of this Agreement; and provided, further, that the Company shall have complied with its obligations under this Section 7.05(d).

Section 7.06      Employee Benefits Matters.

(a)            SPAC shall, or shall cause the Surviving Corporation and each of its subsidiaries, as applicable, to provide the employees of the Company who remain employed immediately after the Effective Time (the “Continuing Employees”) credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any employee benefit plan, program or arrangement established or maintained by SPAC or any of its subsidiaries (including, without limitation, any employee benefit plan as defined in Section 3(3) of ERISA and any vacation or other paid time-off program or policy) for service accrued or deemed accrued prior to the Effective Time with the Company; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, SPAC shall use commercially reasonable efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the employee benefit plans established or maintained by SPAC or any of its subsidiaries that cover the Continuing Employees or their dependents, and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Continuing Employee currently participates to be taken into account under those health and welfare benefit plans in which such Continuing Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Closing, SPAC and the Surviving Corporation will honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing.

(b)            SPAC shall, or shall cause the Surviving Corporation to, assume, honor and fulfill all of the Plans in accordance with their terms as in effect immediately prior to the Closing Date, as such Plans may be modified or terminated from time to time in accordance with their terms.

(c)            The provisions of this Section 7.06 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company, SPAC, the Surviving Corporation and each of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

Section 7.07      Directors’ and Officers’ Indemnification; D&O Tail.

(a)            The certificate of incorporation and bylaws of SPAC and the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law.

(b)            Each of SPAC and the Surviving Corporation shall purchase (which shall be paid for in full by the Company) and have in place at the Closing a “tail” or “runoff” policy (the “D&O Tail”) providing directors’ and officers’ liability insurance coverage for the benefit of those persons who are covered by the directors’ and officers’ liability insurance policies maintained by the Company or SPAC as of the Closing with respect to matters occurring prior to the Effective Time. The D&O Tail shall provide for terms with respect to coverage, deductibles and amounts that are no less favorable than those of the policy in effect immediately prior to the Effective Time for the benefit of the Company’s directors and officers and shall remain in effect for the six (6) years following the Closing.

Section 7.08      Notification of Certain Matters.

(a)            The Company shall give prompt notice to SPAC, and SPAC shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail.

(b)            Notwithstanding anything to the contrary in this Agreement (including anything set forth in Section 7.04), the Company shall give prompt written notice to SPAC, but in any event within no less than five (5) Business Days following such event, if (i) any Material Contract set forth in Sections 4.16(a)(i), (vii) or (xiv) of the Company Disclosure Schedule has been terminated (or such termination has been threatened) or any material modifications or amendments have been made to any Material Contract set forth in Sections 4.16(a)(i), (vii) or (xiv) of the Company Disclosure Schedule (or if any such material modification or amendment has been proposed); or (ii) there are any material discussions with personnel who have decision making authority or changes that would reasonably be expected to have an adverse impact on any of the Company's business relations or arrangements with any of the parties to any Material Contract set forth in Sections 4.16(a)(i), (vii) or (xiv) of the Company Disclosure Schedule. Notwithstanding anything to the contrary in this Agreement (including anything set forth in Section 7.04), if the Company reasonably determines in good faith on the advice of outside legal counsel that it is restricted by or prohibited under applicable confidentiality or similar undertakings or by applicable Law from providing any notice required to be delivered under this Section 7.08, the Company shall (A) notify

SPAC or SPAC’s outside legal counsel of that fact and shall provide such notice and the grounds for such determination as shall be permitted under the circumstances, and (B) use its commercially reasonable efforts to cause such notice to be provided in a manner that would not be so restricted or prohibited.

(c)            No notification given by the Company under this Section 7.08 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

Section 7.09      Further Action; Reasonable Best Efforts.

(a)            Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (and shall cause each of its affiliates to) use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws, including the proposed rules issued by the SEC on March 30, 2022 relating to certain aspects of initial public offerings by special purpose acquisition companies and their subsequent business combinations if such proposed rules are adopted by the SEC, as so adopted, or otherwise to consummate and make effective the Transactions as promptly as practicable, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

(b)            Each of the parties shall (and shall cause each of its affiliates to) keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions. Notwithstanding anything in this Section 7.09(b) or this Agreement to the contrary, the parties agree that Section 7.13 sets forth the sole obligations with respect to filings under the HSR Act or any other Antitrust Law of SPAC, Merger Sub, Sponsor and their Affiliates, (to the extent any such obligations exist), which shall be governed solely by Section 7.13.

Section 7.10      Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of SPAC and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise required by applicable Law or the rules of Nasdaq, each of SPAC and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party; provided, however, that each of SPAC and the Company may make any such announcement or other communication (a) if such announcement or other communication is required by applicable Law or the rules of Nasdaq, in which case the disclosing party shall, to the fullest extent permitted by applicable Law, first allow the other party to review such announcement or communication and the opportunity to comment thereon and the disclosing party shall consider such comments in good faith, (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 7.10, and (c) to Governmental Authorities in connection with any consents, approvals and authorizations required to be made under this Agreement or in connection with the Transactions. Furthermore, nothing contained in this Section 7.10 shall prevent SPAC or the Company and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors.

Section 7.11      Tax Matters. SPAC and the Company intend that, for United States federal income Tax purposes, (a) the Domestication will qualify for the Domestication Intended Tax Treatment and (b) the Merger will qualify for the Merger Intended Tax Treatment. Neither the Company nor SPAC has taken or will take any action that would reasonably be expected to cause either (i) the Domestication to fail to qualify for the Domestication Intended Tax Treatment or (ii) the Merger to fail to qualify for the Merger Intended Tax Treatment. The Domestication and the Merger shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. The parties shall cooperate with each other and their respective counsel to document and support the Tax treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, including providing factual support letters.

Section 7.12      Stock Exchange Listing. SPAC will use its reasonable best efforts to cause the SPAC Class A Common Stock comprising the Closing Transaction Consideration issued in connection with the Transactions to be approved for listing on the Nasdaq at Closing and to cause the SPAC Class A Common Stock and SPAC Warrants issued to the stockholders and warrantholders of SPAC pursuant to the Domestication to be approved for listing on the Nasdaq from and after the Domestication. During the period from the date hereof and until the Closing, SPAC shall use its reasonable best efforts to keep the SPAC Units, SPAC Ordinary Shares and SPAC Warrants listed for trading on the Nasdaq.

Section 7.13      Clearances and Approvals.

(a)            To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, or lessening of competition through merger or acquisition, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly (i) and no later than fifteen (15) Business Days from the date of this Agreement, file with the United States Federal Trade Commission and the United States Department of Justice, any notification form required pursuant to the HSR Act in connection with the Transactions and (ii) no later than twenty (20) Business Days from the date of this Agreement, make any required filing, notice, or application under other Antitrust Laws. The parties hereto agree to use reasonable best efforts to supply, as promptly as reasonably practicable, any additional information and documentary material that may be requested pursuant to Antitrust Laws and to use reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act, provided that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 7.13 or any other provision of this Agreement shall require SPAC, Merger Sub, Sponsor or any of their affiliates or Subsidiaries (including, for purposes of this sentence, the Sponsor and any investment funds or investment vehicles affiliated with, or managed or advised by, the Sponsor, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of any such investment fund or investment vehicle), to, and the Company shall not, without the prior written consent of SPAC, agree or otherwise be required to sell, divest, dispose of, license, hold separate, or take or commit to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any businesses, products, rights, services, licenses, or assets of SPAC, the Company, or any of their respective Subsidiaries or Affiliates, or any interests therein.

(b)            Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other parties reasonably informed of any material communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any material communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other parties and their respective outside counsel to review any material communication given by it to, and consult with each other in advance of any substantive meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority provided, however, that any information or materials provided to or received by any party under this Section 7.13 or any other section of this Agreement may be redacted (i) to remove references concerning the valuation of the Company and its Subsidiaries or other competitively sensitive material, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, and that the parties may, as each deems advisable, reasonably designate any material or information provided to or received by any party under this Section 7.13 as “outside counsel only material.” Materials designated “outside counsel only” under this Section 7.13 shall be given only to the designated legal counsel of the recipient and shall not be disclosed by such legal counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

(c)            No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

Section 7.14      Required Financials. The Company shall use commercially reasonable efforts to (A) deliver true, correct and complete copies of (i) the audited consolidated balance sheet of the Company as of September 30, 2021 and September 30, 2022, and the related audited consolidated statements of income of the Company for such years, each audited in accordance with the auditing standards of the PCAOB, together with an unqualified audit report thereon from the Company’s independent public accountants (collectively, the “PCAOB Audited Financials”), (ii) the unaudited consolidated balance sheet of the Company as of the last day of each subsequent fiscal quarter of the Company ending at least forty-five (45) days prior to the filing of the Registration Statement, and the related unaudited consolidated statements of income and cash flows of the Company for the fiscal quarter and year-to-date period ended as of each such date (and for the comparable periods in the prior fiscal year), or otherwise required by the rules and regulations of the SEC governing the Registration Statement, in each case reviewed by the Company’s independent public accountants in accordance with AS 4105, Reviews of Interim Financial Information (the “Company Unaudited Financials”), (iii) any historical financial statements of any persons acquired or to be acquired by the Company required by Rule 3-05 of Regulation S-X of the SEC or otherwise required by the rules and regulations of the SEC governing the Registration Statement (in the case of any such financial statements required to be audited, each audited in accordance with the auditing standards of the AICPA, together with an unqualified audit report thereon from the Company’s independent auditors) (the “Acquired Company Financials”) and (iv) any unaudited pro forma financial statements required by Regulation S-X of the SEC to be included in the Registration Statement (the “Pro Forma Financials” and, together with the PCAOB Audited Financials, the Company Unaudited Financials, the Acquired Company Financials, the “Required Financials”) not later than December 15, 2022, and (B) make any necessary amendments, restatements or revisions to the Required Financials such that they remain Compliant through the date of completion of the offering pursuant to the Registration Statement and completion of the Private Placements and the transactions contemplated by any other Financing Arrangements.

Section 7.15      Exclusivity.      From and after the date hereof and until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, SPAC shall not take, nor shall it permit any of its affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than the Company, its stockholders and/or any of their affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination transaction (a “Business Combination Proposal”) other than with the Company, its stockholders and its affiliates and Representatives. SPAC shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

Section 7.16      Trust Account. As of the Effective Time, the obligations of SPAC to dissolve or liquidate within a specified time period as contained in Articles will be terminated and SPAC shall have no obligation whatsoever to dissolve and liquidate the assets of SPAC by reason of the consummation of the Merger or otherwise, and no SPAC Shareholder shall be entitled to receive any amount from the Trust Account. At least forty-eight (48) hours prior to the Effective Time, SPAC shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to SPAC (to be held as available cash on the balance sheet of SPAC, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

Section 7.17      Private Placements; Financing Arrangements.

(a)            SPAC shall use its commercially reasonable efforts to consummate the Private Placements in accordance with the terms of the Subscription Agreement and to seek and consummate additional Financing Arrangements after the date of this Agreement; provided that SPAC shall not, without the prior written consent of the Company, amend or waive any provision of the Subscription Agreement if amendment or waiver (i) would materially delay the occurrence of the Closing, (ii) adds or imposes new conditions or amends the existing conditions to the consummation of the Private Placements or (iii) is adverse to the interests of the Company in any material respect.

(b)            The Company shall and shall use its commercially reasonable efforts to cause its Representatives to provide customary cooperation and information that is customary and reasonably requested by SPAC in connection with the Private Placements and any Financing Arrangements, the Proxy Statement and the Registration Statement, including: (i) providing reasonable and customary assistance to SPAC in the preparation of customary offering and marketing documents and investor presentations (and any supplements thereto); (ii) cooperating with customary due diligence, including participating in a reasonable number of due diligence sessions, and reasonably cooperating with the customary marketing efforts of SPAC; (iii) assisting in the preparation for and participating (and using commercially reasonable efforts to cause senior management and representatives of the Company to participate) in a reasonable number of investor meetings, calls, presentations, road shows, due diligence sessions (including accounting due diligence sessions) and drafting sessions, in each case, upon reasonable advance notice and at mutually agreeable locations (which may be virtual) dates and times; (iv) assisting SPAC with its preparation of projections and pro forma financial information (including pro forma financial statements) of the type customarily included in offering documents or marketing materials; and (v) causing the Company’s independent auditors to (A) furnish customary consents for use of their auditor opinions in any materials, (B) provide, consistent with customary practice, customary comfort letters (including “negative assurance” comfort and change period comfort) with respect to financial information relating to the Company as reasonably requested by SPAC or as necessary or customary and (C) attend a reasonable number of accounting due diligence sessions and drafting sessions. Prior to Closing, the Company shall cooperate in good faith with SPAC and its Representatives to solicit, or assist in the solicitation of, at least ten million dollars ($10,000,000) in Financing Arrangements which take the form of equity investments from Company Investors.

Section 7.18      Stock Incentive Plan. Prior to the Effective Time, SPAC shall approve and adopt, subject to approval of the stockholders of SPAC: (a) a new equity incentive plan (the “Stock Incentive Plan”), which shall provide for awards for a number of shares of SPAC Class A Common Stock equal to (i) ten percent (10%) of the number of shares of SPAC Common Stock issued and outstanding as of immediately following the Effective Time (subject to the limitations set forth in the Stock Incentive Plan), plus (ii) any unissued shares of SPAC Class A Common Stock subject to any SPAC Option and any SPAC RSU that are canceled, forfeited or otherwise expires, which share reserve will automatically increase on the first day of each fiscal year of SPAC beginning with the 2023 fiscal year through and including the first day of the 2032 fiscal year by a number of shares equal to the lesser of (A) five percent (5%) of the shares of SPAC Common Stock issued and outstanding on the first day of the applicable fiscal year and (B) such smaller number of shares as determined by the SPAC Board; and (b) an employee stock purchase plan (the “Employee Stock Purchase Plan”) in such form as is mutually agreed to in writing by SPAC and the Company (such agreement not to be unreasonably withheld, conditioned or delayed by either SPAC or the Company, as applicable), which Employee Stock Purchase Plan will provide for a number of shares of SPAC Class A Common Stock reserved for issuance pursuant to the plan equal to three percent (3%) of the SPAC Common Stock issued and outstanding as of immediately following the Effective Time, which share reserve will automatically increase on the first day of each fiscal year of SPAC beginning with the 2023 fiscal year through and including the first day of the 2032 fiscal year by a number of shares equal to the lesser of (i) one percent (1%) of the shares of SPAC Common Stock issued and outstanding on the first day of the applicable preceding fiscal year and (ii) such smaller number of shares as determined by the SPAC Board. As soon as reasonably practicable following the expiration of the sixty (60)-day period following the date SPAC has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, SPAC shall file a registration statement on Form S-8 (or other applicable form) with respect to SPAC Common Stock issuable under the Stock Incentive Plan and the Employee Stock Purchase Plan.

Section 7.19      SPAC Extension. SPAC shall prepare and file with the SEC a proxy statement (as such filing is amended or supplemented, the “Extension Proxy Statement”), for the purpose of amending the SPAC Organizational Documents and the Trust Agreement, in each case, to extend the time period for SPAC to consummate a business combination from January 22, 2023 to July 22, 2023 (such date as is ultimately approved at the SPAC Extension Shareholder Meeting, the “Extension Date” and such proposal, the “Extension Proposal”). SPAC shall comply in all material respects with all applicable Laws, any applicable rules and regulations of Nasdaq, the SPAC Organizational Documents and this Agreement in the preparation, filing and distribution of the Extension Proxy Statement, if any, any solicitation of proxies thereunder, the holding of a meeting of SPAC Shareholders to consider and vote on the Extension Proposal (the “SPAC Extension Shareholder Meeting”) and the Redemption Rights related thereto and making appropriate filings with the Registrar of Companies of the Cayman Islands. Section 7.01(b)-(d) and Section 7.02 shall apply mutatis mutandis to the Extension Proxy Statement, Extension Proposal, SPAC Extension Approval and SPAC Extension Shareholder Meeting, including with respect to the actions to be taken by the SPAC Board.

Section 7.20      Company Stockholder Litigation. Prior to the Effective Time, the Company shall give SPAC prompt notice (and in any event within twenty-four (24) hours of the Company’s becoming aware) of any pending, or threatened in writing, litigation related to this Agreement, the Merger or the other Transactions, or otherwise alleging a breach of fiduciary duty by or other malfeasance of an officer or director of the Company, brought by or on behalf of any Company Stockholder against any party hereto or any director or executive officer of any party hereto (“Company Stockholder Litigation”). The Company shall keep SPAC reasonably informed with respect to the status of any such Company Stockholder Litigation. The Company shall give SPAC the opportunity, at its own cost and expense, to participate in the defense of any Company Stockholder Litigation with legal counsel of its own choosing. Notwithstanding anything to the contrary set forth herein, the Company shall not settle or agree to settle any Company Stockholder Litigation without SPAC’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

Section 7.21      EMI Transaction. Without the prior consent of SPAC (not to be unreasonably withheld, delayed or conditioned), the Company shall not: (a) determine that the conditions to closing specified in Section 6.1 of the EMI Agreement (the “EMI Closing Conditions”) have been satisfied, (b) waive compliance with any agreements or any EMI Closing Conditions contained in the EMI Agreement, whether or not such waivers are material to the SPAC or the Company, (c) amend, supplement or modify the EMI Agreement, whether or not such amendments, supplements or modifications are material to the SPAC or the Company, (d) terminate the EMI Agreement or (e) extend the “Termination Date” (i.e., March 31, 2023) set forth in Section 8.1(c) of the EMI Agreement. With respect to the EMI Agreement, the Company shall (i) keep SPAC reasonably informed with respect to the status of the Company’s ongoing diligence in connection with the EMI Agreement, (ii) give SPAC the opportunity to participate in any due diligence calls in connection with the EMI Agreement, (iii) make available to SPAC all material due diligence memorandum prepared by the Company’s counsel in connection with such due diligence investigation in connection with the EMI Agreement and (iv) take such other actions as are specified on Section 7.21 of the Company Disclosure Schedule.

Article VIII.

CONDITIONS TO THE MERGER

Section 8.01      Conditions to the Obligations of Each Party. The obligations of the Company, SPAC and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)            Written Consent. The Written Consent shall have been received by the Company.

(b)            SPAC Shareholders’ Approval. The SPAC Proposals shall have been approved and duly adopted by the SPAC Required Shareholders Approval at the SPAC Shareholders’ Meeting.

(c)            No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d)            Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required under any other applicable Antitrust Laws shall have been obtained.

(e)            Consents. All consents, approvals and authorizations set forth on Section 8.01(e) of the Company Disclosure Schedule shall have been obtained from and made with all Governmental Authorities.

(f)            Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(g)            SPAC Assets. SPAC shall have at least $5,000,001 of net tangible assets after giving effect to the Private Placements in accordance with the terms of the Subscription Agreement and following the exercise of the Redemption Rights by SPAC Shareholders in accordance with the SPAC Articles.

(h)            SPAC Extension Approval. If the Closing Date is after January 22, 2022, the SPAC Extension Approval shall have been obtained in accordance with Section 7.19.

Section 8.02      Conditions to the Obligations of SPAC and Merger Sub. The obligations of SPAC and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a)            Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.04 (Authority Relative to this Agreement), Section 4.08(c) (Absence of Certain Changes or Events) and Section 4.23 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of the Company contained in Section 4.03 (Capitalization), shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b)            Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)            Officer Certificate. The Company shall have delivered to SPAC a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).

(d)            Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e)            Resignation. Other than those persons identified as continuing directors on Exhibit G, all members of the Company Board shall have executed written resignations effective as of immediately prior to the Effective Time.

(f)            FIRPTA Tax Certificates. On or prior to the Closing, the Company shall deliver to SPAC a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by SPAC with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(g)            Registration Rights and Lock-Up Agreement. The parties to the Registration Rights and Lock-Up Agreement (other than the SPAC and the Sponsor) shall have executed and delivered to the SPAC the Registration Rights and Lock-Up Agreement.

(h)            PCAOB Audited Financials. The PCAOB Audited Financials shall have been delivered to SPAC in form and substance reasonably satisfactory to the SPAC, including, without limitation, together with an unqualified audit report thereon from the Company’s independent public accountants.

(i)            No Pending Company Stockholder Litigation Litigation. There shall not be pending, or threatened in writing, any Company Stockholder Litigation.

Section 8.03       Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a)            Representations and Warranties. The representations and warranties of SPAC and Merger Sub contained in Section 5.01 (Corporation Organization), Section 5.04 (Authority Relative to this Agreement), Section 5.08(b) (Absence of Certain Changes or Events) and Section 5.13 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of SPAC and Merger Sub contained in Section 5.03 (Capitalization) shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of SPAC and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in an SPAC Material Adverse Effect.

(b)            Agreements and Covenants. SPAC and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)            Officer Certificate. SPAC shall have delivered to the Company a certificate, dated the date of the Closing, signed by the Chief Executive Officer of SPAC, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).

(d)            Stock Exchange Listing. The SPAC Class A Common Stock (i) comprising the Closing Transaction Consideration to be issued pursuant to this Agreement and the SPAC Class A Common Stock to be issued in connection with the transactions contemplated by the Subscription Agreement and (ii) issued to the stockholders of SPAC pursuant to the Domestication shall have been approved for listing on the Nasdaq, subject only to official notice of issuance thereof.

(e)            Domestication. The Domestication shall have been duly completed.

(f)            Resignations. The officers of SPAC and the members of the SPAC Board set forth on Schedule B shall have executed written resignations effective as of immediately prior to the Effective Time.

(g)            Available Cash. The amount of Closing Available Cash shall be no less than fifty million dollars ($50,000,000) (the condition described in this Section 8.03(g), the “Minimum Cash Condition”), and SPAC shall have made appropriate arrangements for any cash and cash equivalents held by it comprising Closing Available Cash to be released to, or as directed by, the Company at Closing; provided, that, at least thirty million dollars ($30,000,000) of the funds comprising the Minimum Cash Condition shall be funded pursuant to the Subscription Agreement or pursuant to agreements that contain terms that are substantially identical to, or no less favorable to the Company when compared to, the terms of the Subscription Agreement (for the avoidance of doubt, agreements contemplating debt or convertible debt shall not be considered to be on terms that are substantially identical to, or no less favorable to the Company when compared to, the terms of the Subscription Agreement); provided, further, that the cash amount (the “Required Cash Amount”) comprising the Minimum Cash Condition shall be reduced by an amount (the “Reduction Amount”) equal to five million dollars ($5,000,000) less any amount that is funded on or before the Closing Date, or irrevocably committed to be funded on or before the Closing Date, in each case, by the Company’s directors, officers and current stockholders and their respective affiliates, associates and family members (collectively, “Company Investors”). For the avoidance of doubt, as a result of the immediately preceding sentence, the Reduction Amount shall not exceed five million dollars ($5,000,000). By way of example, if prior to the Closing Date, the Company Investors fund or commit to fund four million dollars ($4,000,000), then the Reduction Amount would be one million dollars ($1,000,000), so that the Required Cash Amount would equal forty-nine million dollars ($49,000,000).

(h)            Registration Rights and Lock-Up Agreement. SPAC and Sponsor shall have executed and delivered to the other parties thereto the Registration Rights and Lock-Up Agreement.

Article IX.

TERMINATION, AMENDMENT AND WAIVER

Section 9.01      Termination. This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Company Stockholders or SPAC, as follows:

(a)            by mutual written consent of SPAC and the Company; or

(b)            by either SPAC or the Company if the Effective Time shall not have occurred prior to (i) the Extension Date or, (ii) if no SPAC Extension Approval is obtained, January 22, 2023 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; or

(c)            by either SPAC or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Merger; or

(d)            by either SPAC or the Company if any of the SPAC Proposals shall fail to receive the SPAC Required Shareholders Approval at the SPAC Shareholders’ Meeting or any adjournment or postponement thereof; or

(e)            by SPAC if the Company Board or a committee thereof, prior to obtaining the Written Consent, shall have made a Company Adverse Recommendation Change; or

(f)            by SPAC if the Company shall have failed to deliver the Written Consent to SPAC within eight (8) hours following the execution and delivery of this Agreement; or

(g)            by SPAC upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that SPAC has not waived such Terminating Company Breach and SPAC and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, SPAC may not terminate this Agreement under this Section 9.01(g) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by SPAC to the Company; or

(h)            by the Company upon a breach of any representation, warranty, covenant or agreement on the part of SPAC and Merger Sub set forth in this Agreement, or if any representation or warranty of SPAC and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating SPAC Breach”); provided that the Company has not waived such Terminating SPAC Breach and the Company is not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating SPAC Breach is curable by SPAC and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(h) for so long as SPAC and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to SPAC; or

(i)            by the Company, at any time prior to receipt of the Written Consent, in connection with entering into a Company Acquisition Agreement with respect to a Company Superior Proposal in accordance with Section 7.05(d); or

(j)            by the Company if the SPAC Board shall have publicly withdrawn, modified or changed, in a manner that is adverse to the Company, its recommendation to its stockholders to approve the SPAC Proposals; or

(k)            by the Company if the SPAC Extension Approval is not obtained in accordance with Section 7.19; or

(l)            by SPAC if the PCAOB Audited Financials have not been delivered to SPAC, in form and substance reasonably satisfactory to the SPAC, on or before December 15, 2022; provided, that (i) SPAC shall promptly notify the Company in writing, at least five (5) Business Days before terminating this Agreement pursuant to this Section 9.01(l), of its intention to take such action, and (ii) SPAC shall not exercise its right to terminate this Agreement pursuant to this Section 9.01(l) on or after the date of the initial public filing of the Registration Statement with the SEC; or

(m)            by SPAC if any Company Stockholder Litigation is commenced or threatened in writing at any time prior to the Effective Time.

Section 9.02      Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become null and void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in this Section 9.02, Article X, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.

Section 9.03      Expenses. Except as otherwise provided in this Agreement, all expenses (including the fees and expenses of any outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers) incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Domestication, the Merger or any other Transaction is consummated, except that (a) SPAC shall be solely responsible for all (i) expenses relating to all SEC and other regulatory filing fees incurred in connection with the Transactions, (ii) expenses incurred in connection with preparing the Registration Statement and Proxy Statement, (iii) expenses incurred in connection with any filings with or approvals from the Nasdaq in connection with the Transactions and (iv) any transfer Taxes or Tax reimbursement payment arising in connection with the Transactions, and (b) SPAC and the Company shall each pay one-half of all expenses relating to the filing fee for the Notification and Report Forms filed under the HSR Act.

Section 9.04      Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time; provided, however, that any amendment to this Agreement made subsequent to the adoption of this Agreement by the Company Stockholders shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of Company Common Stock, Company Founder Preferred Stock or Company Series A Preferred Stock, (b) alter or change any term of the certificate of incorporation of SPAC or the Surviving Corporation to be effected by the Merger or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of shares of Company Common Stock, Company

Founder Preferred Stock or Company Series A Preferred Stock. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.05      Waiver. At any time prior to the Effective Time, (i) SPAC may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of SPAC or Merger Sub, (b) waive any inaccuracy in the representations and warranties of SPAC or Merger Sub contained herein or in any document delivered by SPAC and/or Merger Sub pursuant hereto and (c) waive compliance with any agreement of SPAC or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article X.

GENERAL PROVISIONS

Section 10.01      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to SPAC or Merger Sub:

Chavant Capital Acquisition Corp.

c/o Chavant Capital Partners LLC

445 Park Avenue, 9th floor

New York, New York 10022

Attention: Jiong Ma

Email: [****]

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Ben Schaye; John C. Ericson; Mark Brod

Email: ben.schaye@stblaw.com; jericson@stblaw.com;      mbrod@stblaw.com

if to the Company:

Mobix Labs, Inc.

15420 Laguna Canyon Rd., suite 100

Irvine, CA 92618

Attention: Keyvan Samini

Email: [****]

with a copy to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10022

Attention: Alan I. Annex; Raymond A. Lee

Email: annexa@gtlaw.com; leer@gtlaw.com

Section 10.02      Non-survival of Representations, Warranties and Covenants. Except in the case of claims against a party in respect of such party’s fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing,(b) this Article X and (c) any corresponding definitions set forth in Article I.

Section 10.03      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.04      Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.04(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.

Section 10.05      Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 10.06      Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to conflict of laws principles. All Actions arising out of or relating to this Agreement, or the enforcement, breach, termination or validity thereof (each, a “Dispute”), including the determination of the scope or applicability of this Section 10.06, shall be exclusively and irrevocably submitted to final and binding arbitration in Wilmington, Delaware, before three (3) neutral and impartial arbitrators. The arbitration shall be administered by the American Arbitration Association ("AAA") pursuant to the Expedited Procedures set forth in its Commercial Arbitration Rules, as in effect on the date hereof. The parties hereto shall appoint three (3) arbitrators within fifteen (15) days of a demand for arbitration. If three (3) arbitrators are not appointed within such fifteen (15)-day period, the arbitrators shall be appointed by AAA in accordance with its Commercial Arbitration Rules, as in effect on the date hereof. The arbitrators shall designate the place and time of the hearing. The award, which shall set forth the arbitrators’ findings of fact and conclusions of law, shall be filed with AAA and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to appeal or “collateral attack”. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof. Notwithstanding the foregoing, recognizing the irreparable damage will result to the parties in the event of the breach or threatened breach of any of the covenants hereof and that the parties' remedies at law for any such breach or threatened breach will be inadequate, the parties shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining such breach.

Section 10.07      Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

Section 10.08      Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.09      Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.10      Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall, to the fullest extent permitted by applicable Law, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal court located in the State of Delaware or any other Delaware state Court without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereto hereby further waives, to the fullest extent permitted by applicable Law, (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 10.11      Legal Representation.

(a)            SPAC hereby agrees on behalf of its directors, members, partners, officers, employees and affiliates (including after the Closing, the Company and its subsidiaries), and each of their respective successors and assigns (all such parties, the “SPAC Waiving Parties”), that Greenberg Traurig, LLP may represent the Company or its subsidiaries or any of their respective directors, managers, members, partners, officers, employees or Affiliates, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of the Company or its subsidiaries or other SPAC Waiving Parties, and each of SPAC and the Company on behalf of itself and the SPAC Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. SPAC and the Company acknowledge that the foregoing provision applies whether or not Greenberg Traurig, LLP provides legal services to any of the Company and its subsidiaries after the Closing Date.

(b)            The Company hereby agrees on behalf of its directors, managers, members, partners, officers, employees and affiliates, and each of their respective successors and assigns (all such parties, the “Company Waiving Parties”), that Simpson Thacher & Bartlett LLP may represent Sponsor or any of their respective directors, members, partners, officers, employees or affiliates, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of SPAC or other Company Waiving Parties, and the Company on behalf of itself and the Company Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. The Company acknowledges that the foregoing provision applies whether or not Simpson Thacher & Bartlett LLP provides legal services to SPAC or Sponsor after the Closing Date.

Section 10.12      No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, SPAC or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. The provisions of this Section 10.11 are intended to be for the benefit of, and enforceable by the former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, affiliates, Representatives, and each of their respective successors and assigns of the parties hereto and each such Person shall be a third-party beneficiary of this Section 10.11. This Section 10.11 shall be binding on all successors and assigns of parties hereto.

[Signature Page Follows.]

IN WITNESS WHEREOF, SPAC, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CHAVANT CAPITAL ACQUISITION CORP.

By	/s/ Jiong Ma
Name: Jiong Ma
Title: Chief Executive Officer

CLAY Merger Sub II, Inc.

By	/s/ Jiong Ma
Name: Jiong Ma
Title: Director

Mobix Labs, Inc.

By	/s/ Keyvan Samini
Name: Keyvan Samini
Title: President and Chief Financial Officer

[Signature Page to Business Combination Agreement]

EXHIBIT A

AMENDED AND RESTATED REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”), dated as of [●], 2023, is made and entered into by and among Mobix Labs, Inc., a Delaware corporation f/k/a Chavant Capital Acquisition Corp., (the “Company”), Chavant Capital Partners LLC, a Delaware limited liability company (the “Sponsor”), the equityholders designated as Sponsor Equityholders on Schedule A hereto (collectively with the Sponsor, the “Founder Equityholders”), Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC (collectively, the “Representatives”) and their designees on Schedule C hereto (collectively, the “Representatives’ Designees”), and the equityholders designated as Legacy Mobix Equityholders on Schedule B hereto (collectively, the “Legacy Mobix Equityholders” and, together with the Founder Equityholders, the Representatives and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, the “Holders” and each individually a “Holder”).

RECITALS

WHEREAS, the Company, the Founder Equityholders, and the Representatives, are parties to that certain Registration Rights Agreement, dated as of July 19, 2021 (the “Existing Registration Rights Agreement”);

WHEREAS, the Company, CLAY Merger Sub II, Inc. (“Merger Sub”), and Mobix Labs, Inc., a Delaware corporation (“Legacy Mobix”), are parties to that certain Business Combination Agreement, dated as of November 15, 2022 (the “Business Combination Agreement”), pursuant to which, among other things, (1) prior to the closing date of the Business Combination (as defined below), the Company shall domesticate as a corporation formed under the laws of the State of Delaware and deregister as an exempted company incorporated under the laws of the Cayman Islands (the “Domestication”), pursuant to which, among other things, each ordinary share of the Company outstanding immediately prior to the effective time of the Domestication will be exchanged for and converted into one (1) share of Class A common stock (“Common Stock”), and (2) following the effective time of the Domestication, Merger Sub shall be merged with and into Legacy Mobix, with Legacy Mobix surviving as a direct, wholly-owned subsidiary of the Company (the “Business Combination”);

WHEREAS, the Legacy Mobix Equityholders are receiving shares of Common Stock (the “Business Combination Shares”) at or following the closing of the Business Combination, pursuant to the Business Combination Agreement; and

WHEREAS, in connection with the consummation of the Business Combination, the parties to the Existing Registration Rights Agreement desire to amend and restate the Existing Registration Rights Agreement in its entirety as set forth herein, and the parties hereto desire to enter into this Agreement pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
Definitions

1.1            Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“ACE Financing” shall mean a private placement pursuant to a subscription agreement entered into by the Company and ACE SO4 Holdings Limited, an affiliate of Sponsor (“ACE”) to issue and sell to ACE shares of the Company’s capital stock for an aggregate purchase price of thirty million dollars ($30,000,000).

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company or the Board, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the preamble to this Agreement.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Bridge Financing” shall mean a private placement or placements pursuant to subscription agreements entered into by Legacy Mobix and certain accredited investors to offer and sell Legacy Mobix’s securities to such investors.

“Business Combination” shall have the meaning given in the Recitals hereto.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Combination Shares” shall have the meaning given in the Recitals hereto.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the Board or to direct the operations of the Company.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

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“Company” shall have the meaning given in the preamble of this Agreement.

“Demanding Holder” shall mean any Holder or group of Holders that together elects to dispose of Registrable Securities having an aggregate value of at least $15,000,000, at the time of the Underwritten Demand (as defined herein), under a Registration Statement pursuant to an Underwritten Offering (as defined herein).

“Effectiveness Period” shall have the meaning given in subsection 3.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form S-3” shall mean Form S-3 or any similar short form registration statement that may be available at such time.

“Founder Equityholders” shall have the meaning given in the preamble to this Agreement.

“Founder Shares” shall mean the 2,000,000 shares of Common Stock held by the Founder Equityholders on the Closing Date.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares, (a) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the volume-weighted average closing share price (“VWAP”) of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (b) with respect to the remaining 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination.

“Holders” shall have the meaning given in the preamble to this Agreement.

“Initial Shelf Registration” shall have the meaning given in subsection 2.1.1(a).

“Insider Letter” shall mean that certain letter agreement, dated as of July 19, 2021, by and among the Company, the Sponsor, the Representatives’ Designees and the Company’s officers and directors.

“Legacy Mobix Equityholders” shall have the meaning given in the preamble to this Agreement.

“Legacy Mobix Lock-up Period” shall mean, with respect to the Legacy Mobix Lock-up Shares, (a) with respect to 50% of such Legacy Mobix Lock-up shares (determined as if, with respect to any Equity Award Shares that are net settled, such Equity Award Shares were instead cash settled), for a period ending on the earlier of the one-year anniversary of the Closing Date and the date on which the VWAP of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and (b) with respect to the remaining 50% of such Legacy Mobix Lock-up Shares (determined as if, with respect to any Equity Award Shares that are net settled, such Equity Award Shares were instead cash settled), for a period ending on the earlier of the

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one-year anniversary of the Closing Date and the date on which the VWAP of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination.

“Legacy Mobix Lock-up Shares” means the shares of Common Stock issued to the Legacy Mobix Equityholders as consideration pursuant to the Business Combination Agreement or upon the settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the closing of the Business Combination in respect of awards of Legacy Mobix outstanding immediately prior to the closing of the Business Combination (such shares referred to as the “Equity Award Shares”); provided, that, for clarity, shares of Common Stock issued in exchange for ordinary shares issued to Legacy Mobix Equityholders as investors in any PIPE Financing or for securities of Legacy Mobix issued to Legacy Mobix Equityholders as investors in any Bridge Financing shall not constitute Legacy Mobix Lock-up Shares.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period, the Legacy Mobix Lock-up Period or any other lock-up period, as the case may be, under the Insider Letter, this Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“PIPE Financing” shall mean a private placement or placements pursuant to subscription agreements entered into contemporaneously with, or subsequent to, the execution of the Business Combination Agreement by the Company and certain accredited investors to offer and sell the Company’s ordinary shares to such investors at a per share purchase price of ten dollars ($10.00).

“Private Placement Warrants” shall mean the warrants issued pursuant to the Domestication in exchange for the 3,400,000 warrants purchased by the Sponsor and the Representatives’ Designees in a private placement on July 19, 2021.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (b) any outstanding shares of Common Stock or any other equity security (including shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of

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the date of this Agreement, (c) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by the Sponsor or certain of the Company’s officers or directors, as the case may be, and (d) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but without volume or manner of sale limitations pursuant to Rule 144); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public offering transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)            all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Common Stock is then listed;

(b)            fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)            printing, messenger, telephone and delivery expenses;

(d)            reasonable fees and disbursements of counsel for the Company;

(e)            reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f)            reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating an Underwritten Demand (including, without limitation, a Block Trade), or Holders of Registrable Securities participating in a Piggyback Registration, to be registered for offer and sale in the applicable Underwritten Offering.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

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“Representatives” shall have the meaning given in the preamble to this Agreement.

“Representatives’ Designees” shall have the meaning given in the preamble to this Agreement.

“Requesting Holder” shall have the meaning given in subsection 2.1.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall have the meaning given in subsection 2.1.1(b).

“Sponsor” shall have the meaning given in the preamble to this Agreement.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Demand” shall have the meaning given in subsection 2.1.3.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

Article II
Registrations

2.1            Registration.

2.1.1            Shelf Registration.

(a)            The Company agrees that, within forty-five (45) calendar days after the consummation of the Business Combination, the Company will file with the Commission (at the Company’s sole cost and expense) a Registration Statement registering the resale of the Registrable Securities of the Founder Equityholders, the Representatives’ Designees and the Legacy Mobix Equityholders (an “Initial Shelf Registration”). The Company shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the initial filing of the Registration Statement in accordance with Section 3.1 of this Agreement.

2.1.2            Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Shelf Registration shall not count as a Registration unless and until (a) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Shelf Registration has been declared effective by the Commission and (b) the Company has complied with all of its obligations under this Agreement with respect thereto. Subject to the limitations contained in this Agreement, the Company shall effect any Shelf Registration on such appropriate registration form of the Commission (x) as shall be selected by the Company and (y) as shall permit the resale of the Registrable Securities by the Holders.

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2.1.3            Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.3 hereof, the Demanding Holders may make a written demand to the Company for an Underwritten Offering, including a Block Trade, pursuant to a Registration Statement filed with the Commission in accordance with Section 2.1.1 (an “Underwritten Demand”). The Company shall, within ten (10) days of the Company’s receipt of the Underwritten Demand, notify, in writing, all other Holders of Registrable Securities of such demand, and each such Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering pursuant to an Underwritten Demand (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Underwritten Offering, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days (two (2) days if such offering is a Block Trade) after the receipt by the Holder of the notice from the Company, including the portion of the Registrable Securities held by such Holder to be included in such Underwritten Offering, or, in the case of a Block Trade, as provided in Section 2.4. Upon receipt by the Company of any such written notification from a Requesting Holder(s), such Requesting Holder(s) shall be entitled to have their designated portion of Registrable Securities included in the Underwritten Offering pursuant to an Underwritten Demand. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holders initiating the Underwritten Offering. Notwithstanding the foregoing, the Company is not obligated to effect more than an aggregate of three (3) Underwritten Offerings pursuant to this subsection 2.1.3 and is not obligated to effect an Underwritten Offering pursuant to this subsection 2.1.3 within ninety (90) days after the closing of an Underwritten Offering.

2.1.4            Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to an Underwritten Demand, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell, and Common Stock, if any, as to which inclusion has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (a) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Offering relative to the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), Common Stock or other equity securities of other persons or entities that the Company is obligated to include pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.5            Withdrawal. Prior to the pricing of an Underwritten Offering, a majority-in-interest of the Demanding Holders initiating such Underwritten Offering shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to

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withdraw from such Underwritten Offering; provided that any Legacy Mobix Equityholder or Founder Equityholder may elect to have the Company continue an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the remaining Holder(s) with a total offering price reasonably expected to exceed, in the aggregate, $15,000,000. If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering for purposes of Section 2.1.3, unless the withdrawing Holder or Holders reimburse the Company for all Registration Expenses with respect to such Underwritten Offering; provided that, if a Legacy Mobix Equityholder or a Founder Equityholder elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by the Legacy Mobix Equityholders or the Founder Equityholders, as applicable, for purposes of Section 2.1.3. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Underwritten Offering prior to its withdrawal under this Section 2.1.5, other than if a withdrawing Demanding Holder or Demanding Holders elect to pay such Registration Expenses pursuant to the second sentence of this Section 2.1.5.

2.1.6            Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (a) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (b) withdraw the Shelf Registration and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including, without limitation, Securities Act Rules Compliance and Disclosure Interpretation (“C&DI”) 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Shelf Registration or files a New Registration Statement, as the case may be, under clauses (a) or (b) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement.

2.2            Piggyback Registration.

2.2.1            Piggyback Rights. If the Company proposes (a) to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company other than the Holders, other than a Registration Statement (i) filed in

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connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, or (b) proposes to consummate an Underwritten Offering for its own account or for the account of stockholders of the Company other than the Holders, then the Company shall give written notice of such proposed action to all of the Holders of Registrable Securities (excluding the Sponsor with respect to any Registrable Securities distributed by the Sponsor to its members) as soon as practicable (but in the case of filing a Registration Statement, not less than twenty (20) days before the anticipated filing date of such Registration Statement), which notice shall (x) describe the amount and type of securities to be included, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, and (y) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) days in the case of filing a Registration Statement and five (5) days in the case of an Underwritten Offering (or two (2) days if such offering is a Block Trade), in each case, after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2            Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of the Common Stock that the Company desires to sell, taken together with (a) the shares of Common Stock, if any, as to which the Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which inclusion has been requested pursuant to Section 2.2 hereof, and (c) the shares of Common Stock, if any, as to which inclusion has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a)            If the Underwritten Offering is undertaken for the Company’s account, the Company shall include in any such Underwritten Offering (a) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to include their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), Common Stock, if any, as to which inclusion has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(b)            If the Underwritten Offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Underwritten Offering (a) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum

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Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to include their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to include pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3            Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or the launch of the Underwritten Offering with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the launch of such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4            Unlimited Piggyback Registration Rights. For purposes of clarity, any Underwritten Offering effected pursuant to Section 2.2 hereof shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand effected under Section 2.1 hereof.

2.3            Restrictions on Registration Rights. If (a) the Holders of Registrable Securities have requested an Underwritten Offering pursuant to an Underwritten Demand and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offering; or (b) in the good faith judgment of the Board, a Registration or Underwritten Offering would be seriously detrimental to the Company and the Board concludes as a result, that it is essential to defer the filing of the applicable Registration Statement or the undertaking of such Underwritten Offering at such time, then in each case, the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company for such Registration Statement to be filed or to undertake such Underwritten Offering in the near future and that it is therefore essential to defer the filing of such Registration Statement or undertaking of such Underwritten Offering. In such event, the Company shall have the right to defer such filing or offering for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

2.4            Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.3 and 3.4, if the Holders desire to effect a Block Trade, then, notwithstanding any other time periods in this Article II, the Holders shall provide written notice to the Company at least five (5) business days prior to the date such Block Trade will commence. As expeditiously as possible, the Company shall use its commercially reasonable efforts to facilitate such Block Trade. The Holders shall use reasonable best efforts to work with the Company and the Underwriters (including by disclosing the maximum number of

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Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures. In the event of a Block Trade, and after consultation with the Company, the Demanding Holders and the Requesting Holders (if any) shall determine the Maximum Number of Securities, the underwriter or underwriters and the share price of such offering.

Article III
Company Procedures

3.1            General Procedures. In connection with any Registration contemplated herein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto, the Company shall, as expeditiously as possible:

3.1.1            prepare and file with the Commission, within the time frame required by Section 2.1.1, a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective, including filing a replacement Registration Statement, if necessary, until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding (the “Effectiveness Period”);

3.1.2            prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders of Registrable Securities or any Underwriter(s) of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3            prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4            prior to any Underwritten Offering of Registrable Securities, use its best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company, and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would

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not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5            cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6            provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7            advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8            during the Effectiveness Period, at least five (5) business days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.9            notify the Holders of Registrable Securities at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10            permit a representative of the Holders of Registrable Securities (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and must provide each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.11            obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12            on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders of such Registrable Securities,

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the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion and negative assurance letter are being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13            in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14            make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15            use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16            otherwise, in good faith take such customary actions as may reasonably be requested and cooperate reasonably with the Holders of Registrable Securities in connection with such Registration.

3.2            Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3            Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4            Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. Each Holder will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration or Underwritten Offering at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than two occasions or for more than ninety (90) consecutive days, or

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more than one hundred and fifty (150) total calendar days, in each case during any twelve-month period, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5            Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article IV
LOCK-UP

4.1            Lock-Up.

4.1.1            Except as permitted by Section 4.2, each Legacy Mobix Equityholder shall not Transfer any Legacy Mobix Lock-up Shares until the end of the Legacy Mobix Lock-up Period.

4.1.2            Except as permitted by Section 4.2, each Founder Equityholder shall not Transfer any Founder Shares until the end of the Founder Shares Lock-up Period.

4.2            Exceptions. The provisions of Section 4.1 shall not apply to:

4.2.1            transactions relating to shares of Common Stock or warrants acquired in open market transactions;

4.2.2            Transfers of shares of Common Stock (A) to any of the Sponsor’s direct or indirect partners, members or equityholders or any of their respective affiliates, and (B) to any of the Sponsor’s officers or directors, any affiliate or any family member of any of the Sponsor’s officers or directors, and to any employees of such affiliates;

4.2.3            Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift;

4.2.4            in the case of an individual, Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of a Holder or any other person with whom a Holder has a relationship by blood, marriage or adoption not more remote than first cousin;

4.2.5            in the case of an individual, Transfers by will or intestate succession upon the death of a Holder;

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4.2.6            in the case of an individual, the Transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

4.2.7            if a Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with a Holder (including, for the avoidance of doubt, where such Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution, transfer or other disposition of shares of Common Stock to direct or indirect partners, limited liability company members or stockholders of a Holder;

4.2.8            Transfers to the Company’s or the Holder’s officers, directors, consultants or their affiliates;

4.2.9            pledges of shares of Common Stock or other Registrable Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers);

4.2.10            pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company, provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Agreement shall remain subject to this Agreement; and

4.2.11            the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Legacy Mobix Lock-up Period or the Founder Shares Lock-up Period;

PROVIDED, THAT IN THE CASE OF ANY TRANSFER OR DISTRIBUTION PURSUANT TO SECTIONS 4.2.2 THROUGH 4.2.8, EACH DONEE, DISTRIBUTEE OR OTHER TRANSFEREE SHALL AGREE IN WRITING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT.

4.3            Waivers. Any waiver or termination of any of the restrictions in this Section 4 shall apply to each Holder of Registrable Securities pro rata based on the number of Registrable Securities subject to this Section 4.

Article V
Indemnification and Contribution

5.1            Indemnification.

5.1.1            The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, and in the case of any Prospectus, in light of the circumstances in which they

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were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of such a Holder.

5.1.2            In connection with any Registration Statement for a Registration in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and in the case of any Prospectus, in light of the circumstances in which they were made, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

5.1.3            Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.1.4            The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of Registrable Securities.

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5.1.5            If the indemnification provided under Section 5.1 hereof from the indemnifying party is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law, contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 5.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 5.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article VI
Miscellaneous

6.1            Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, facsimile or email. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, facsimile or email, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: [____________]and, if to any Holders, to the address of such Holder as it appears in the applicable register for Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto). Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2            Assignment; No Third Party Beneficiaries.

6.2.1            This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2            Prior to the expiration of the Legacy Mobix Lock-up Period or the Founder Shares Lock-Up Period, as the case may be, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable

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Securities by such Holder to a Permitted Transferee, to an affiliate (as defined under Rule 144) or as otherwise permitted pursuant to the terms of the Legacy Mobix Lock-up Period, or the Founder Shares Lock-Up Period, as applicable.

6.2.3            This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors.

6.2.4            This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.5            No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 6.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3            Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.4            Governing Law. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

6.5            Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the Registrable Securities, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.6            Termination of Existing Registration Rights. The registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Holders with respect to any shares or securities of the Company or Legacy Mobix granted under any other agreement, including, but not limited to, the Existing Registration Rights Agreement, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect, provided, however, that the registration rights granted pursuant to the subscription agreements in connection with the ACE Financing, the PIPE Financing and the Bridge Financing will remain in effect.

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6.7            Other Registration Rights. The Company represents and warrants that no person, other than (a) a Holder of Registrable Securities, (b) the investor parties to those certain subscription agreements in connection with the ACE Financing, the PIPE Financing and the Bridge Financing, if any, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.8            Term. This Agreement shall terminate upon the earlier of (a) the date which is ten years after the initial Registration Statement filed hereunder is declared effective, or (b) the date as of which the Holders cease to hold any Registrable Securities. The provisions of Section 3.5 and Article V shall survive any termination.

6.9            FINRA. Notwithstanding the foregoing provisions, to the extent any shares of Common Stock and/or Private Placement Warrants (and the securities underlying the Private Placement Warrants) are owned by the Representatives’ Designees or any permitted transferee under FINRA Rule 5110(e)(2), such securities shall be subject to compliance with FINRA Rule 5110(g)(8). The Representatives’ Designees may not exercise their demand or “piggyback” registration rights after five and seven years, respectively, after the effective date of the Company’s initial public offering and may not exercise their demand rights on more than one occasion. In addition, the Private Placement Warrants held by Representatives’ Designees may not be exercised more than five years after the effective date of the Company’s initial public offering.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

Mobix Labs, Inc., a Delaware corporation

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

[•]

By:
Name:
Title:
Address:

Schedule A

Founder Equityholders

Schedule B

Legacy Mobix Equityholders

Schedule C

Representatives’ Designees

EXHIBIT B

SPONSOR LETTER AGREEMENT

THIS SPONSOR LETTER AGREEMENT (this “Sponsor Agreement”) is dated as of November 15, 2022, by and among Chavant Capital Partners LLC, a Delaware limited liability company (the “Sponsor”), the other persons set forth on Schedule I hereto (together with the Sponsor, each, a “SPAC Holder Party” and, collectively, the “SPAC Holder Parties”), Chavant Capital Acquisition Corp., a Cayman Islands exempted company (“SPAC”), and Mobix Labs, Inc., a Delaware corporation, together with its subsidiaries, affiliates and divisions (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the SPAC Holder Parties collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 1,706,031 shares of SPAC Ordinary Shares (such shares, the “Subject Shares”) and 2,794,332 SPAC Warrants (such warrants, the “Subject Warrants”) in the aggregate as set forth on Schedule I attached hereto;

WHEREAS, concurrently with the execution and delivery of this Sponsor Agreement, the Company, SPAC and SPAC Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of SPAC (“Merger Sub”), have entered into that certain Business Combination Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, on the terms and conditions set forth therein, among other transactions, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of SPAC; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
SPONSOR LETTER AGREEMENT; COVENANTS

1.1            Binding Effect of Business Combination Agreement. Each SPAC Holder Party hereby acknowledges that he, she or it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with his, her or its tax and legal advisors. Each SPAC Holder Party shall be bound by and comply with Section 7.04 (Access to Information; Confidentiality), Section 7.10 (Public Announcements), Section 7.15 (Exclusivity), and Section 7.16 (Trust Account) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (a) such SPAC Holder Party was an original signatory to the Business Combination Agreement with respect to such provisions and (b) each reference to “SPAC” contained in Section 7.04 (Access to Information; Confidentiality), Section 7.10 (Public Announcements), Section 7.15 (Exclusivity) and Section 7.16 (Trust Account) of the Business Combination Agreement also referred to each such SPAC Holder Party.

1.2            No Transfer.

(a)            During the period commencing on the date hereof and ending on the earlier of (i) the Effective Time and (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 thereof (the earlier of (i) and (ii), the “Expiration Time”), each SPAC Holder Party shall not Transfer (as defined below), directly or indirectly, any SPAC Interest (as defined below) or SPAC Warrants, in each case except pursuant to a Permitted Transfer (as defined below).

(b)            “Permitted Transfer” means any Transfer of shares of SPAC Interests, SPAC Warrants or other equity securities of SPAC (i) for any SPAC Holder Party that is an entity (A) to any Affiliate of such SPAC Holder Party or (B) to any other SPAC Holder Party or any person to which such other SPAC Holder Party may make a Permitted Transfer or (ii) for a SPAC Holder Party who is an individual (A) by gift to (x) a spouse, child, grandchild, parent, grandparent or sibling, including by adoption or in-law (each, a “Family Member”) of such individual, (y) a trust, family foundation or other estate planning vehicle, the beneficiary or beneficiaries of which are such individual or one or more of such individual’s Family Members or (z) a charitable organization or (B) by virtue of Laws of descent and distribution upon death of such individual; provided, however, that, in the case of (i) and (ii), any such transferee must enter into a written agreement with the Company agreeing to be bound by this Sponsor Agreement as a SPAC Holder Party hereunder prior to the effectiveness of such Transfer.

(c)            “SPAC Interest” means SPAC Ordinary Shares at any time prior to the Domestication Effective Time and SPAC Common Stock at any time after the Domestication Effective Time.

(d)            “Transfer” shall mean, with respect to any person, (i) the sale or assignment of (including by operation of law), offer to sell, contract or agreement to sell, hypothecate or pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, in each case with respect to any security owned, including ownership of record or the power to vote (including, without limitation, by proxy or power of attorney), by such person; (ii) deposit any Subject Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Sponsor Agreement; (iii) the entry into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of any security owned by such person, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (iv) the public announcement of any intention to effect any transaction specified in clause (i), (ii) or (iii); or (iv) directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement or the Registration Statement).

1.3            New Shares. In the event that (a) any SPAC Interest, SPAC Warrants or other equity securities of SPAC are issued to a SPAC Holder Party after the date of this Sponsor Agreement pursuant to any stock dividend or distribution, stock split, recapitalization, reclassification, combination, conversion, exercise or exchange of SPAC Interests or SPAC Warrants of, on or affecting the SPAC Interests or SPAC Warrants owned by such SPAC Holder Party or (b) a SPAC Holder Party purchases or otherwise acquires beneficial ownership of any SPAC Interest, SPAC Warrants or other equity securities of SPAC after the date of this Sponsor Agreement and prior to the Closing (such SPAC Interests, SPAC Warrants or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by such SPAC Holder Party shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the SPAC Interests or SPAC Warrants owned by such SPAC Holder Party as of the date hereof.

1.4           SPAC Holder Party Agreements(a)      Voting Obligations. During the period commencing on the date hereof and ending at the Expiration Time, at any meeting of the stockholders of SPAC, however called, or at any adjournment thereof, and in any action by written consent of the stockholders of SPAC, or in any other circumstance in which the vote, consent or other approval of the stockholders of SPAC is sought, each SPAC Holder Party shall (i) appear at each such meeting or otherwise cause all of its SPAC Interests to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its SPAC Interests (including all of such SPAC Holder Party’s Subject Shares, to the extent applicable):

(i)             in favor of, and to approve and adopt, the SPAC Proposals;

(ii)            against any Business Combination Proposal or any proposal relating to a Business Combination Proposal, in each case, other than the Merger;

(iii)            against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (other than the Business Combination Agreement or the Ancillary Agreements and the Transactions);

(iv)            against any change in the business, management or board of directors of SPAC (other than in connection with the SPAC Proposals or pursuant to the Business Combination Agreement or the Ancillary Agreements or the Transactions); and

(v)            against any proposal, action or agreement that would reasonably be expected to (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement or the Merger, (B) result in a breach or inaccuracy of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement, (C) result in a breach or inaccuracy of any covenant, representation, warranty or any other obligation or agreement of any SPAC Holder Party under this Sponsor Agreement, (D) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (E) change in any manner the dividend policy or capitalization of, including the voting rights of, any class of capital stock or other securities of SPAC (other than, in the case of this clause (E), pursuant to the Business Combination Agreement or the Ancillary Agreements and the Transactions).

During the period commencing on the date hereof and ending upon the termination of this Sponsor Agreement in accordance with Section 3.1, each SPAC Holder Party hereby agrees that it shall not commit, agree or publicly propose any intention to take any action inconsistent with the foregoing.

(b)            The obligations of each SPAC Holder Party hereunder shall apply whether or not the SPAC Board recommends any of the SPAC Proposals and whether or not the SPAC Board changes, withdraws, withholds, qualifies or modifies, or publicly proposes to change, withdraw, withhold, qualify or modify, any such recommendation.

(c)            Waiver of Redemption Rights. Each SPAC Holder Party irrevocably and unconditionally hereby agrees that such SPAC Holder Party shall not elect to redeem or otherwise tender or submit for redemption any SPAC Interest (including all of such SPAC Holder Party’s Subject Shares, to the extent applicable) it holds or may hereafter acquire prior to the Effective Time pursuant to or in connection with any exercise of Redemption Rights or otherwise in connection with the Transactions.

(d)            No Sponsor Forfeiture. If immediately prior to the Closing, (i) the Minimum Cash Condition set forth in Section 8.03(g) of the Business Combination Agreement is not expected to be satisfied and (ii) the Company waives, in its own discretion, the Minimum Cash Condition in writing in accordance with the Business Combination Agreement (the “Minimum Cash Condition Waiver”), the Company hereby agrees that it shall not condition the Minimum Cash Condition Waiver on any forfeiture or surrender of any SPAC Ordinary Shares or SPAC Warrants owned by the Sponsor or the SPAC or any other financial or economic concession by the Sponsor or the SPAC. The Company hereby indemnifies the Sponsor for any breach of this Section 1.4(d).

1.5            No Challenges. During the period commencing on the date hereof and ending upon the termination of this Sponsor Agreement in accordance with Section 3.1, each SPAC Holder Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions within its power necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise against SPAC, Merger Sub, the Company, the Company’s affiliates or any of their respective successors, assigns or directors (except in any case arising out of the fraud of any such parties) (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such SPAC Holder Party from enforcing such SPAC Holder Party’s rights under this Sponsor Agreement and the other agreements entered into by such SPAC Holder Party in connection herewith, or otherwise in connection with the Merger or the other transactions contemplated by the Business Combination Agreement.

1.6            Further Assurances. Each SPAC Holder Party shall execute and deliver, or cause to be executed and delivered, such additional documents, and shall use commercially reasonable efforts to take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary or reasonably requested (including under applicable Laws) to effect the actions required to consummate the Merger and the other transactions contemplated by this Sponsor Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

1.7            No Inconsistent Agreement. Each SPAC Holder Party hereby covenants and agrees that such SPAC Holder Party shall not (a) enter into any voting agreement or voting trust with respect to any of the Subject Shares or Subject Warrants that is inconsistent with such SPAC Holder Party’s obligations pursuant to this Sponsor Agreement, (b) grant a proxy or power of attorney with respect to any of such SPAC Holder Party’s Subject Shares or Subject Warrants that is inconsistent with such SPAC Holder Party’s obligations pursuant to this Sponsor Agreement and (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would restrict, limit or interfere with, the performance of such SPAC Holder Party’s obligations hereunder.

1.8            Consent to Disclosure. Each SPAC Holder Party hereby consents to the publication and disclosure in any announcement or disclosure required by applicable securities Laws, the SEC or any other securities authorities of such SPAC Holder Party’s identity and ownership of the Subject Shares and Subject Warrants and the nature of such SPAC Holder Party’s obligations under this Sponsor Agreement; provided, that, prior to any such publication or disclosure, the Company and SPAC have provided such SPAC Holder Party with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and SPAC will consider in good faith; provided, further, that the foregoing proviso shall not apply to any such publication or disclosure the content of which concerning the foregoing does not substantially differ from any prior such publication or disclosure. Each SPAC Holder Party shall promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement, which approval or filing is specifically set forth in the Business Combination Agreement (including filings with the SEC), except for any information that is subject to attorney-client privilege or confidentiality obligations (provided, that with respect to any confidentiality obligations, (a) such SPAC Holder Party shall use its commercially reasonable efforts to obtain a waiver of any such confidentiality obligations and (b) such SPAC Holder Party, SPAC and the Company shall cooperate in good faith to enable disclosure of such information to the maximum extent possible in a manner that complies with such confidentiality obligation).

1.9            No Agreement as Director or Officer. Notwithstanding any provision of this Sponsor Agreement to the contrary, each SPAC Holder Party is signing this Sponsor Agreement solely in his, her or its capacity as a stockholder of SPAC. No SPAC Holder Party makes any agreement or understanding in this Sponsor Agreement in such SPAC Holder Party’s capacity (or in the capacity of any Affiliate, partner, manager, director, officer, member, equityholder or employee of such SPAC Holder Party) as a director, officer or employee of SPAC (if applicable) or in any SPAC Holder Party’s capacity (or in the capacity of any Affiliate, partner, manager, director, officer, member, equityholder or employee of such SPAC Holder Party) as a trustee or fiduciary of any employee benefit plan or trust. Nothing in this Sponsor Agreement will be construed to prohibit, limit or restrict a SPAC Holder Party from exercising his or her fiduciary duties as an officer or director to SPAC or its equityholders.

1.10      Closing Date Deliverables. On the Closing Date, each SPAC Holder Party shall deliver to the SPAC and the Company a duly executed copy of that certain Investor Registration Rights and Lock-Up Agreement, in substantially the form attached as Exhibit B to the Business Combination Agreement.

Article II
REPRESENTATIONS AND WARRANTIES

2.1            Representations and Warranties of the SPAC Holder Parties. Each SPAC Holder Party represents and warrants as of the date hereof to SPAC and the Company (solely with respect to itself, himself or herself and not with respect to any other SPAC Holder Party) as follows:

(a)            Organization; Due Authorization.

(i)            If such SPAC Holder Party is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation or incorporation (as applicable), and has the requisite corporate, limited liability company or organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, limited liability company or organizational action, and no other corporate proceedings on the part of such SPAC Holder Party are necessary to authorize this Sponsor Agreement or to consummate the transactions contemplated hereby. If such SPAC Holder Party is an individual, such SPAC Holder Party has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such SPAC Holder Party and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such SPAC Holder Party, enforceable against such SPAC Holder Party in accordance with the terms hereof, except as limited by Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles. If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable SPAC Holder Party; and

(ii)            Other than any consent, approval, authorization, permit, filing or notification pursuant to, in compliance with or required to be made under the Exchange Act or in connection with the Business Combination Agreement, no consents, approvals, authorization or permit of, or filing with or notification are required to be obtained by such SPAC Holder Party from, or to be given by such SPAC Holder Party to, or be made by such SPAC Holder Party with, any Governmental Authority in connection with the execution, delivery and performance by such SPAC Holder Party of this Sponsor Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement, as applicable.

(iii)            The execution, delivery and performance by such SPAC Holder Party of this Sponsor Agreement and the consummation by such SPAC Holder Party of the transactions contemplated by this Sponsor Agreement do not and will not (A) conflict with or violate, in any respect, any Law applicable to such SPAC Holder Party by which any property or asset of such SPAC Holder Party is bound, (B) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any contract by which any such SPAC Holder Party’s properties or assets are bound or any order from any Governmental Authority or Law applicable to such SPAC Holder Party or their properties or assets, or (C) result in the creation of a Lien on any property or asset of such SPAC Holder Party, except in the case of clauses (A), (B) and (C) above as would not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of such SPAC Holder Party to timely perform its obligations hereunder or consummate the transactions contemplated hereby.

(b)            Ownership. Such SPAC Holder Party is the record and “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act) of, and has good, valid and marketable title to, all of such SPAC Holder Party’s Subject Shares and Subject Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares or Subject Warrants (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares or Subject Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the SPAC Organizational Documents, (iii) the Business Combination Agreement or (iv) any applicable securities Laws. Such SPAC Holder Party’s Subject Shares and Subject Warrants are the only equity securities of SPAC owned of record or beneficially by such SPAC Holder Party as of the date hereof, and none of such SPAC Holder Party’s Subject Shares or Subject Warrants are subject to any proxy, voting trust or other agreement, arrangement or undertaking that is inconsistent with, or would restrict, limit or interfere with, the performance of such SPAC Holder Party’s obligations hereunder. Other than the Subject Warrants, such SPAC Holder Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any securities convertible into, or which can be exchanged for, equity securities of SPAC.

(c)            No Conflicts. The execution and delivery of this Sponsor Agreement by such SPAC Holder Party does not, the performance by such SPAC Holder Party of his, her or its obligations hereunder will not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement will not, (i) if such SPAC Holder Party is not an individual, conflict with or violate the organizational documents of such SPAC Holder Party, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 2.1(a)(ii) have been obtained and all filings and obligations described in Section 2.1(a)(ii) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to such SPAC Holder Party, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of such SPAC Holder Party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such SPAC Holder Party is a party or by which such SPAC Holder Party or any of its properties or assets is bound or affected, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such SPAC Holder Party of its, his or her obligations under this Sponsor Agreement, except, in the case of clauses (ii) and (iii) directly above, for any such breach, violation, termination, default, creation, acceleration, lien or change that would not, individually or in the aggregate, reasonably be expected to prevent, enjoin or materially delay or impair such SPAC Holder Party’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

(d)            Litigation. There is no Action pending against such SPAC Holder Party or, to the knowledge of such SPAC Holder Party, threatened against such SPAC Holder Party, or any property or asset of such SPAC Holder Party, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such SPAC Holder Party of its, his or her obligations under this Sponsor Agreement.

(e)            Brokerage Fees. Except as set forth in Section 5.13 of the Business Combination Agreement, no broker, finder or investment banker is entitled to any brokerage fee, finders’ fee or other fee or commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such SPAC Holder Party, for which SPAC or any of its affiliates may become liable.

(f)            Acknowledgment. Such SPAC Holder Party understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such SPAC Holder Party’s execution and delivery of this Sponsor Agreement and the representations, warranties, covenants and other agreements of such SPAC Holder Party contained herein.

(g)            No Other Representations or Warranties. Except for the representations and warranties made by each SPAC Holder Party (solely with respect to itself, himself or herself and not with respect to any other SPAC Holder Party) in this Article II and in other Ancillary Agreements, no SPAC Holder Party nor any other person makes any express or implied representation or warranty to SPAC or the Company in connection with this Sponsor Agreement or the transactions contemplated by this Sponsor Agreement, and each SPAC Holder Party expressly disclaims any such other representations or warranties.

Article III
MISCELLANEOUS

3.1            Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Sponsor, SPAC and the Company to terminate this Sponsor Agreement; provided, that if the Closing occurs, Section 1.5 (and this Article III) shall survive the Closing in accordance with its terms. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, pursuant to this Sponsor Agreement; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of such party’s willful material breach of this Sponsor Agreement occurring prior to such termination, provided, further, if the Closing occurs, Section 1.5 (and this Article III) shall survive the Closing in accordance with its terms.

3.2            Governing Law; Arbitration; Specific Performance. Sections 10.06 and 10.10 of the Business Combination Agreement shall apply to this Sponsor Agreement mutatis mutandis.

3.3            Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of each of the other parties hereto, and any such assignment without such consent shall be null and void.

3.4            Specific Performance. Subject to Section 3.2, the parties hereto agree that irreparable damage would occur if any provision of this Sponsor Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall, to the fullest extent permitted by applicable Law, be entitled to an injunction or injunctions to prevent breaches of this Sponsor Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Sponsor Agreement.

3.5            Amendment; Waiver. This Sponsor Agreement may not be amended, supplemented or otherwise modified, and no provision of this Sponsor Agreement may be waived, except upon the execution and delivery of a written agreement executed by SPAC, the Company and the Sponsor and, if such amendment, supplement, modification or waiver adversely affects any other SPAC Holder Party, such SPAC Holder Party. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

3.6            Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.7            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.7):

If to SPAC or Sponsor prior to the Closing Date:

Chavant Capital Acquisition Corp.

445 Park Avenue

New York, NY 10022

Attention: Jiong Ma, Chief Executive Officer

E-mail: [****]

with a copy to (which shall not be deemed to be Notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: John C. Ericson

Benjamin P. Schaye

E-mail: jericson@stblaw.com

E-mail: ben.schaye@stblaw.com

If to the Company:

Mobix Labs, Inc.

15420 Laguna Canyon Drive, Suite 100

Irvine, California 92618

Attention: Chief Executive Officer

E-mail: legal@mobixlabs.com

with a copy to (which shall not be deemed to be Notice):

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92614

Attention: Raymond A. Lee

Alan I. Annex

E-mail: leer@gtlaw.com

E-mail: annexa@gtlaw.com

If to a SPAC Holder Party:

To such SPAC Holder Party’s address set forth in Schedule I
with a copy (which will not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: John C. Ericson

Benjamin P. Schaye

E-mail: jericson@stblaw.com

E-mail: ben.schaye@stblaw.com

3.8            Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

3.9            Entire Agreement. This Sponsor Agreement, the Business Combination Agreement, the Ancillary Agreements and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

3.10            Contractual Relationship. This Sponsor Agreement is intended to create, and creates a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

3.11            Interpretation and Construction(a). Unless the context of this Sponsor Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Sponsor Agreement, (iv) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Sponsor Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, (ix) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, and (x) the word “shall” and the word “will” indicate a mandatory obligation. The language used in this Sponsor Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. Whenever this Sponsor Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the SPAC Holder Parties, SPAC and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSOR:

CHAVANT CAPITAL PARTNERS LLC

By: Chavant Manager LLC, its Manager

By:
Name: Jiong Ma
Title: Manager

DIRECTOR AND OFFICER HOLDERS:

André -Jacques Auberton-Hervé

Patrick J. Ennis

Karen Kerr

Michael Lee

Jiong Ma

Bernhard Stapp

[Signature Page to Sponsor Letter Agreement]

SPAC:

CHAVANT CAPITAL ACQUISITION CORP.

By:
Name: Jiong Ma
Title: Chief Executive Officer

[Signature Page to Sponsor Letter Agreement]

COMPANY:

MOBIX LABS, INC.

By:
Name: Keyvan Samini
Title: President and Chief Financial Officer

[Signature Page to Sponsor Letter Agreement]

Schedule I

SPAC Holder Party; SPAC Ordinary Shares and SPAC Warrants

SPAC Holder Party	SPAC Ordinary Shares	SPAC Warrants
Chavant Capital Partners LLC c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	1,580,813	2,794,332
Jiong Ma1 c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	1,580,813	2,794,332
André-Jacques Auberton-Hervé c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	27,826	—
Patrick Ennis c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	24,348	—
Karen Kerr c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	24,348	—
Michael Lee c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	24,348	—
Bernhard Stapp c/o Chavant Capital Acquisition Corp. 445 Park Avenue, 9th Floor, New York NY 10022	24,348	—
Total	1,706,031	2,794,332

1 Jiong Ma is the manager of the Sponsor. Jiong Ma is the sole member of Chavant Capital Partners Manager LLC and has voting and investment discretion with respect to the ordinary shares held of record by the Sponsor. Dr. Ma disclaims any beneficial ownership of the securities held by the Sponsor, except to the extent of her pecuniary interest therein.

EXHIBIT C-1

CERTIFICATE OF CORPORATE DOMESTICATION

OF

CHAVANT CAPITAL ACQUISITION CORP.

The undersigned, a person authorized to sign this Certificate of Corporate Domestication (this “Certificate”) on behalf of Chavant Capital Acquisition Corp., a company organized and existing under the laws of the Cayman Islands (“Chavant Caymans”), DOES HEREBY CERTIFY as follows:

1.            The date on which and the jurisdiction where Chavant Caymans was first formed, incorporated, created or otherwise came into being are March 19, 2021, and in the Cayman Islands, respectively.

2.            The name of Chavant Caymans immediately prior to the filing of this Certificate was “Chavant Capital Acquisition Corp.”

3.            The name of the Delaware corporation as set forth in its certificate of incorporation as filed in accordance with Section 388(b) of the General Corporation Law of the State of Delaware is “Chavant Capital Acquisition Corp.” (“Chavant Delaware”).

4.            The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of Chavant Caymans or any other equivalent thereto under applicable law, immediately prior to the filing of this Certificate, was the Cayman Islands.

5.            The domestication was approved prior to the effectiveness of this Certificate in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of Chavant Caymans and the conduct of its business or by applicable non-United States law, as appropriate.

6.            No plan of domestication was adopted in accordance with Section 388(l) of the General Corporation Law of the State of Delaware.

7.            A certificate of incorporation of Chavant Delaware is being filed with the Secretary of State of the State of Delaware simultaneously with the filing of this Certificate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed on this the ____ day of __________, 202__.

CHAVANT CAPITAL ACQUISITION CORP.

By:
Name:
Title:

EXHIBIT C-2

CERTIFICATE OF INCORPORATION
OF
CHAVANT CAPITAL ACQUISITION CORP.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this certificate of incorporation and do hereby certify as follows:

First. The name of the corporation is Chavant Capital Acquisition Corp. (the “Corporation”).

Second. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”).

Fourth.

A.            Authorized Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is [●] million ([●]) shares, divided into three (3) classes as follows: (i) [●] million ([●]) shares of Class A Common Stock, $0.00001 par value per share (the “Class A Common Stock”); (ii) [●] million ([●]) shares of Class B Common Stock, $0.00001 par value per share (the “Class B Common Stock”); and (iii) [●] million ([●]) shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”).

B.            Class A Common Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of Class A Common Stock are as follows (references to Sections in this Article FOURTH Part B without reference to this Article FOURTH Part B are to Sections of this Article FOURTH Part B):

1.            Ranking. Except as otherwise provided by applicable law or by or pursuant to the provisions of this certificate of incorporation of the Corporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of Preferred Stock) (as the same may be amended or amended and restated from time to time, this “Certificate of Incorporation”), outstanding shares of Class A Common Stock shall have the same powers, if any, and the same preferences and relative, participating, optional, special and other rights, if any, and the same qualifications, limitations and restrictions, if any, as, and be identical in all respects as to all matters to, the Class B Common Stock.

2.            Voting Rights. Except as otherwise provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of this Certificate of Incorporation, including, without limitation, Article FOURTH Part C, (a) the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation and (b) each holder of outstanding shares of Class A Common Stock, as such, shall be entitled to one (1) vote for each outstanding share of Class A Common Stock held of record by such holder; provided, however, that the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL, without the separate vote of the holders of outstanding shares of Class A Common Stock voting separately as a single class.

3.            Dividend and Distribution Rights. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, each holder of outstanding shares of Class A Common Stock, as such, shall be entitled to receive dividends or distributions when, as and if declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) in its discretion; provided, however, that, to the fullest extent permitted by applicable law, no dividend or distribution shall be declared and paid or set apart for payment on outstanding shares of Class A Common Stock unless there shall also be or have been declared and paid or set apart for payment on outstanding shares of Class B Common Stock, the same dividend or distribution; provided, further, that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class A Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class B Common Stock as the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution. Notwithstanding the foregoing provisions of this Section 3, if a dividend or distribution of shares of Class A Common Stock or Rights (as defined below) to acquire shares of Class A Common Stock is declared and paid or set apart for payment on outstanding shares of Class A Common Stock, a dividend or distribution of an equal number of shares of Class B Common Stock or Rights to acquire shares of Class B Common Stock shall be declared and paid or set apart for payment on outstanding shares of Class B Common Stock on similar terms and vice versa, such that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class A Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class B Common Stock as the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution.

4.            Subdivisions, Combinations or Reclassifications. The outstanding shares of Class A Common Stock shall not be subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, unless the outstanding shares of Class B Common Stock are concurrently therewith proportionately subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, in a manner that maintains, in the aggregate, immediately following such subdivision, combination or reclassification, the same proportionate share ownership and voting power between the outstanding shares of Class A Common Stock, on the one hand, and the outstanding shares of Class B Common Stock, on the other hand, as was in effect immediately prior to such subdivision, combination or reclassification.

5.            Liquidation, Dissolution or Winding Up. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock, respectively, held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property and assets (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

6.            Change of Control Transaction. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any Change of Control Transaction (as defined below) or any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock shall share, ratably in proportion to the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock, respectively, held by them, in: (a) in the case of a Change of Control Transaction described in clause (i) of the definition thereof, the aggregate consideration payable to the Corporation in connection with such Change of Control Transaction; (b) in the case of a Change of Control Transaction described in clause (ii) of the definition thereof, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such Change of Control Transaction; (c) in the case of a Change of Control Transaction described in clause (iii) of the definition thereof, the consideration receivable upon the conversion or exchange of such shares in connection with such Change of Control Transaction; and (d) in the case of any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such merger or consolidation; provided, however, that for the avoidance of doubt, the aggregate consideration (i) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a Change of Control Transaction described in clause (ii) of the definition thereof, (ii) receivable upon the conversion or exchange of such shares in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and (iii) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, in each case, shall not include any consideration payable to or receivable, as applicable, by a holder of shares of capital stock of the Corporation pursuant to any employment, consulting, severance or similar service arrangement entered into in good faith and not with the purpose of avoiding ratable treatment of the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock in proportion to the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock, respectively, held by them; provided, further, that the holders of outstanding shares of Class B Common Stock and outstanding shares of Class A Common Stock shall be required to receive Differential Consideration (as defined below) in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and in connection with a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, and may receive Differential Consideration in connection with a Change of Control Transaction described in clause (i) or clause (ii) of the definition thereof.

7.            Protective Provisions. For so long as any shares of Class A Common Stock shall remain outstanding, the Corporation shall not, either directly or indirectly, whether by amendment, merger, consolidation or otherwise, do any of the following without the prior vote or consent of the holders of at least a majority of the voting power of the shares of Class A Common Stock then outstanding, voting or consenting separately as a single class, and any such act or transaction entered into without such vote or consent shall be null and void ab initio and have no force and effect:

(a)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special rights or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class A Common Stock so as to affect them adversely; and

(b)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class B Common Stock, in a manner that would increase or improve the powers, preferences or rights of the Class B Common Stock relative to the Class A Common Stock.

C.             Class B Common Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of Class B Common Stock are as follows (references to Sections in this Article FOURTH Part C without reference to this Article FOURTH Part C are to Sections of this Article FOURTH Part C):

1.            Ranking. Except as otherwise provided by applicable law or by or pursuant to the provisions of this Certificate of Incorporation, outstanding shares of Class B Common Stock shall have the same powers, if any, and the same preferences and relative, participating, optional, special and other rights, if any, and the same qualifications, limitations and restrictions, if any, as, and be identical in all respects as to all matters to, the Class A Common Stock.

2.            Voting Rights.

(a)            General. Except as otherwise provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of this Certificate of Incorporation, including, without limitation, Article FOURTH Part B, (a) the holders of shares of Class B Common Stock and the holders of shares of Class A Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation and (b) each holder of outstanding shares of Class B Common Stock, as such, shall be entitled to ten (10) votes for each outstanding share of Class B Common Stock held of record by such holder.

(b)            Class B Directors. For so long as any shares of Class B Common Stock shall remain outstanding, the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding, voting or consenting together as a single class, shall be entitled to, at any meeting of the holders of outstanding shares of Class B Common Stock held for the election of directors or by consent in lieu of a meeting of the holders of outstanding shares of Class B Common Stock, (i) elect three (3) members of the Board of Directors (collectively, the “Class B Directors” and each, a “Class B Director”), (ii) remove from office any Class B Director, and (iii) fill any vacancy caused by the death, resignation, disqualification, removal or other cause of any Class B Director; provided, however, if the holders of shares of Class B Common Stock, voting or consenting together as a single class, fail to elect a sufficient number of directors to fill the directorships for which they are entitled to elect directors pursuant to this Section 2(b), then any directorship not so filled shall remain vacant until such time as such directorship shall be filled in accordance with this Section 2(b), and no such directorship may be filled by stockholders of the Corporation other than the holders of shares of Class B Common Stock, voting or consenting together as a single class. For purposes of this Section 2(b), each holder of outstanding shares of Class B Common Stock, as such, shall be entitled to one (1) vote for each outstanding share of Class B Common Stock held of record by such holder.

(c)            Action by Consent. Notwithstanding Article SEVENTH, any action required or permitted to be taken at any meeting of the holders of shares of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of shares of Class B Common Stock then outstanding having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock then outstanding were present and voted and shall be delivered to the Corporation in accordance with the DGCL. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the holders of shares of Class B Common Stock then outstanding shall, to the extent required by applicable law, be given to those holders of shares of Class B Common Stock who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation in accordance with the DGCL.

3.            Dividend and Distribution Rights. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, each holder of outstanding shares of Class B Common Stock, as such, shall be entitled to receive dividends or distributions when, as and if declared thereon by the Board of Directors in its discretion; provided, however, that, to the fullest extent permitted by applicable law, no dividend or distribution shall be declared and paid or set apart for payment on outstanding shares of Class B Common Stock unless there shall also be or have been declared and paid or set apart for payment on outstanding shares of Class A Common Stock, the same dividend or distribution; provided, further, that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class B Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class A Common Stock as the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend distribution. Notwithstanding the foregoing provisions of this Section 3, if a dividend or distribution of shares of Class B Common Stock or Rights to acquire shares of Class B Common Stock is declared and paid or set apart for payment on outstanding shares of Class B Common Stock, a dividend or distribution of an equal number of shares of Class A Common Stock or Rights to acquire shares of Class A Common Stock shall be declared and paid or set apart for payment on outstanding shares of Class A Common Stock on similar terms and vice versa, such that, to the fullest extent permitted by applicable law, immediately following the payment of such dividend or distribution, the then outstanding shares of Class B Common Stock shall have, in the aggregate, the same proportionate share ownership and voting power relative to the then outstanding shares of Class A Common Stock as the outstanding shares of Class B Common Stock immediately prior to the payment of such dividend or distribution had to the outstanding shares of Class A Common Stock immediately prior to the payment of such dividend or distribution.

4.            Subdivisions, Combinations or Reclassifications. The outstanding shares of Class B Common Stock shall not be subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, unless the outstanding shares of Class A Common Stock are concurrently therewith proportionately subdivided, combined or reclassified, whether by amendment, merger, consolidation or otherwise, in a manner that maintains, in the aggregate, immediately following such subdivision, combination or reclassification, the same proportionate share ownership and voting power between the outstanding shares of Class B Common Stock, on the one hand, and the outstanding shares of Class A Common Stock, on the other hand, as was in effect immediately prior to such subdivision, combination or reclassification.

5.            Liquidation, Dissolution or Winding Up. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class A Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of outstanding shares of Class B Common Stock and the number of outstanding shares of Class A Common Stock, respectively, held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property and assets (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

6.            Change of Control Transaction. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class A Common Stock shall share, ratably in proportion to the number of outstanding shares of Class B Common Stock and the number of outstanding shares of Class A Common Stock, respectively, held by them, in: (a) in the case of a Change of Control Transaction described in clause (i) of the definition thereof, the aggregate consideration payable to the Corporation in connection with such Change of Control Transaction; (b) in the case of a Change of Control Transaction described in clause (ii) of the definition thereof, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such Change of Control Transaction; (c) in the case of a Change of Control Transaction described in clause (iii) of the definition thereof, the consideration receivable upon the conversion or exchange of such shares in connection with such Change of Control Transaction; and (d) in the case of any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, the aggregate consideration payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon such merger or consolidation; provided, however, that for the avoidance of doubt, the aggregate consideration (i) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a Change of Control Transaction described in clause (ii) of the definition thereof, (ii) receivable upon the conversion or exchange of such shares in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and (iii) payable to the holders of shares of capital stock of the Corporation in connection with the conversion or exchange of such shares upon a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, in each case, shall not include any consideration payable to or receivable, as applicable, by a holder of shares of capital stock of the Corporation pursuant to any employment, consulting, severance or similar service arrangement entered into in good faith and not with the purpose of avoiding ratable treatment of the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class A Common Stock in proportion to the number of outstanding shares of Class B Common Stock and the number of outstanding shares of Class A Common Stock, respectively, held by them; provided, further, that the holders of outstanding shares of Class B Common Stock and outstanding shares of Class A Common Stock shall be required to receive Differential Consideration in connection with a Change of Control Transaction described in clause (iii) of the definition thereof and in connection with a merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4, and may receive Differential Consideration in connection with a Change of Control Transaction described in clause (i) or clause (ii) of the definition thereof.

7.            Protective Provisions. For so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, either directly or indirectly, whether by amendment merger or consolidation or otherwise, do any of the following without the prior vote or consent of the holders of at least a majority of the voting power of the shares of Class B Common Stock then outstanding, voting or consenting separately as a single class, and any such act or transaction entered into without such vote or consent shall be null and void ab initio and have no force and effect:

(a)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special rights or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class B Common Stock so as to affect them adversely; and

(b)            Amend, alter or repeal any provision of this Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special or other rights, if any, or the qualifications, limitations or restrictions, if any, of the shares of Class A Common Stock, in a manner that would increase or improve the powers, preferences or rights of the Class A Common Stock relative to the Class B Common Stock.

8.            Conversion.

(a)            Voluntary Conversion. Each outstanding share of Class B Common Stock may, at the option of the holder thereof, exercisable at any time upon written notice to the Corporation as provided in this Section 8(a), be converted into one (1) fully-paid and non-assessable share of Class A Common Stock. Any holder of an outstanding share of Class B Common Stock desiring to convert such share into a share of Class A Common Stock as aforesaid shall (i) deliver written notice to the Corporation specifying the number of outstanding share(s) of Class B Common Stock to be converted and (ii) surrender the certificate(s) representing the outstanding share(s) of Class B Common Stock to be converted, duly indorsed for transfer to the Corporation, in each case, at the principal executive office of the Corporation or the office of any transfer agent for the Class B Common Stock.

(b)            Automatic Conversion Upon the Conversion Event. Each outstanding share of Class B Common Stock shall be automatically, without further action by the holder thereof, be converted into one (1) fully-paid and non-assessable share of Class A Common Stock upon the Conversion Event (as defined below).

(c)            Automatic Conversion Upon a Disposition. An outstanding share of Class B Common Stock shall be automatically, without further action by the holder thereof, be converted into one (1) fully-paid and non-assessable share of Class A Common Stock upon the Disposition (as defined below) of such share of Class B Common Stock other than to a Permitted Transferee (as defined below).

(d)            Mechanics of Conversion. Before any holder of outstanding share(s) of Class B Common Stock shall be entitled to receive certificate(s) representing the share(s) of Class A Common Stock into which such share(s) of Class B Common Stock shall have been converted pursuant to this Section 8, such holder shall have surrendered the certificate(s) therefor, duly indorsed for transfer to the Corporation, at the principal executive office of the Corporation or the office of any transfer agent for the Class B Common Stock. The Corporation shall, as soon as practicable after such conversion and surrender, issue and deliver at such office to such holder, or the nominee(s) of such holder, certificate(s) representing the number of shares of Class A Common Stock to which such holder shall be entitled pursuant to this Section 8, and the certificate(s) representing the share(s) of Class B Common Stock so surrendered shall be cancelled. In the event that there shall have been surrendered certificate(s) representing outstanding shares of Class B Common Stock, only a portion of which shall been converted pursuant to Section 8(a) or Section 8(c), as applicable, then the Corporation shall also issue and deliver to such holder, or the nominee(s) of such holder, certificate(s) representing the number of outstanding shares of Class B Common Stock which shall not have been converted pursuant to Section 8(a) or Section 8(c), as applicable. A conversion of outstanding share(s) of Class B Common Stock pursuant to Section 8(a) shall be deemed to have been made at 5:00 p.m. New York City time on the date of the surrender of the certificate(s) representing shares of Class B Common Stock to be converted, subject to the prior or contemporaneous delivery of the written notice of such holder’s election to convert required by Section 8(a), and the individual(s) or entit(ies) entitled to receive the shares of Class A Common Stock issuable upon a conversion of share(s) of Class B Common Stock pursuant to Section 8(a) shall be treated for all purposes as the record holder(s) of such share(s) of Class A Common Stock as of such date.

(e)            Reservation of Shares of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding shares of Class B Common Stock pursuant to this Section 8, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Section 8.

(f)            Status of Converted, Repurchased or Otherwise Acquired Shares of Class B Common Stock. If any share of Class B Common Stock is converted, repurchased or otherwise acquired by the Corporation in any manner whatsoever, the share of Class B Common Stock so converted, repurchased or otherwise acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such conversion, repurchase or acquisition and shall not be reissued as a share of Class B Common Stock. Upon the retirement and cancellation of any share of Class B Common Stock converted, repurchased or otherwise acquired by the Corporation in any manner whatsoever, and upon the taking of any other action required by applicable law, the number of authorized shares of Class B Common Stock shall be reduced accordingly or, if such retired shares constitute all of the authorized shares of Class B Common Stock, all reference to Class B Common Stock shall be eliminated from this Certificate of Incorporation.

9.            Restrictions on the Disposition of Shares of Class B Common Stock.

(a)            Disposition. Upon a Disposition of an outstanding share of Class B Common Stock other than to the Corporation or a Permitted Transferee, such share shall automatically be converted into one (1) fully-paid and non-assessable share of Class A Common Stock as provided in Section 8(c). To the fullest extent permitted by applicable law, the Corporation shall not register the Disposition of a share of Class B Common Stock other than in the name of the Corporation or a Permitted Transferee.

(b)            Legend. Each certificate representing one or more shares of Class B Common Stock or notice given pursuant to Section 151(f) of the DGCL with respect to one or more uncertificated shares of Class B Common Stock, as applicable, shall bear a legend substantially in the following form (or in such other form as the Board of Directors shall adopt by resolution or resolutions):

SHARES OF CLASS B COMMON STOCK ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND REGISTRATION OF TRANSFER AS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF MOBIX LABS, INC., A DELAWARE CORPORATION (AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED), WHICH IS ON FILE WITH SAID CORPORATION.

(c)            Issuance. To the fullest extent permitted by applicable law, the Corporation shall not issue a share of Class B Common Stock other than to a Permitted Transferee in accordance with Section 3 or Section 4 of Article FOURTH Part B or Section 3 or Section 4.

10.            Certificated or Uncertificated Shares of Class B Common Stock or Class A Common Stock.

(a)            Class B Common Stock. If at any time the Board of Directors shall have adopted a resolution or resolutions providing that shares of Class B Common Stock shall be uncertificated shares, such resolution or resolutions shall not apply to a share of Class B Common Stock represented by a certificate until such certificate is surrendered to the Corporation, and, from and after the effectiveness of such resolution or resolutions as to a share of Class B Common Stock, (i) provisions of this Certificate of Incorporation requiring the surrender of a certificate or certificates representing or formerly representing such shares by a holder to the Corporation shall instead require the delivery of an instruction with a request to register the transfer of such shares to the Corporation and (ii) provisions of this Certificate of Incorporation requiring the delivery of a certificate or certificates representing such shares by the Corporation shall instead require the delivery of the notice contemplated by Section 151(f) of the DGCL.

(b)            Class A Common Stock. If at any time the Board of Directors shall have adopted a resolution or resolutions providing that shares of Class A Common Stock shall be uncertificated shares, such resolution or resolutions shall not apply to a share of Class A Common Stock represented by a certificate until such certificate is surrendered to the Corporation, and, from and after the effectiveness of such resolution or resolutions as to a share of Class A Common Stock, provisions of this Certificate of Incorporation requiring the delivery of a certificate or certificates representing such shares by the Corporation shall instead require the delivery of the notice contemplated by Section 151(f) of the DGCL.

D.            Definitions.

(a)            “Business Combination Agreement” means the Business Combination Agreement, dated as of November 15, 2022, by and among Chavant Capital Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands, CLAY Merger Sub II, Inc., a Delaware corporation, and Mobix Labs, Inc., a Delaware corporation, as amended or amended and restated.

(b)            “Change of Control Transaction” means: (i) the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any Subsidiary (as defined below)) (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders), provided, however, that any such sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any Subsidiary or Subsidiaries shall not be deemed to be a “Change of Control Transaction”; (ii) the merger, consolidation, business combination or other similar transaction involving the Corporation with any other entity (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders), provided, however, that any such merger, consolidation, business combination or other similar transaction involving the Corporation that would result in (A) the voting securities of the Corporation outstanding immediately prior to such merger, consolidation, business combination or other similar transaction involving the Corporation continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or its parent) (x) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation, the surviving entity or its parent and (y) more than fifty percent (50%) of the total number of outstanding voting securities of the Corporation, the surviving entity or its parent, in each case, as outstanding immediately after such merger, consolidation, business combination or other similar transaction involving the Corporation, and (B) the stockholders of the Corporation immediately prior to such merger, consolidation, business combination or other similar transaction involving the Corporation owning voting securities of the Corporation, the surviving entity or its parent immediately following such merger, consolidation, business combination or other similar transaction involving the Corporation in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to such merger, consolidation, business combination or other similar transaction involving the Corporation shall not be deemed to be a “Change of Control Transaction”; and (iii) the recapitalization, reorganization or other similar transaction involving the Corporation (which shall not, in fact, result in the liquidation, dissolution or winding up of the Corporation and the distribution of the Corporation’s property and assets to its stockholders), provided, however, that any such recapitalization, reorganization or other similar transaction involving the Corporation that would result in (A) the voting securities of the Corporation outstanding immediately prior to such recapitalization, reorganization or other similar transaction involving the Corporation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) (x) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and (y) more than fifty percent (50%) of the total number of outstanding shares of capital stock of the Corporation, in each case, as outstanding immediately after such recapitalization, reorganization or other similar transaction involving the Corporation, and (B) the stockholders of the Corporation immediately prior to such recapitalization, reorganization or other similar transaction involving the Corporation continuing to own voting securities of the Corporation, the surviving entity or its parent immediately following such recapitalization, reorganization or other similar transaction involving the Corporation in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to such recapitalization, reorganization or other similar transaction involving the Corporation shall not be deemed to be a “Change of Control Transaction.”

(c)            “Closing Date” means the “Closing Date” as defined in the Business Combination Agreement.

(d)            “Code” means the Internal Revenue Code of 1986, as amended.

(e)            “Control” and “Controlled” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership, limited partnership, limited liability partnership, limited liability company, unlimited liability company, syndicate, trust, joint venture, association, unincorporated organization or other entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(f)            “Conversion Event” means 5:00 p.m. New York City time on the first trading day (on the primary stock exchange on which shares of any class or series of capital stock of the Corporation are then listed) after the seventh (7th) anniversary of the Closing Date.

(g)            “Differential Consideration” shall mean the only differences between the per share consideration payable to or receivable by the holders of outstanding shares of Class B Common Stock, on the one hand, and the holders of the outstanding shares of Class A Common Stock, on the other hand, are that (i) any securities payable to or receivable by a holder of an outstanding share of Class B Common Stock, on the one hand, shall have ten (10) times the voting power of any securities payable to or receivable by a holder of an outstanding share of Class A Common Stock, on the other hand, and (ii) any securities payable to or receivable by a holder of an outstanding share of Class B Common Stock, on the one hand, shall have the powers, if any, and the preferences and relative, participating, optional, special and other rights, if any, and the qualifications, limitations and restrictions, if any, relative to the powers, if any, and the preferences and relative, participating, optional, special and other rights, if any, and the qualifications, limitations and restrictions, if any, of the securities payable to or receivable by a holder of an outstanding share of Class A Common Stock, on the other hand, that an outstanding share of Class B Common Stock had to an outstanding share of Class A Common Stock immediately prior to such a Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity that is not a Change of Control Transaction and is not governed by Section 4 of Article FOURTH Part B or Section 4 of this Article FOURTH Part C.

(h)            “Disposition” means, with respect to any outstanding share of Class B Common Stock, any sale, assignment, transfer, conveyance or other disposition thereof or any legal or beneficial interest therein, in each case, whether voluntary or by operation of applicable law; provided, however, that the following shall not be considered a Disposition:

(i)            Any grant of a revocable proxy by a holder of an outstanding share or shares of Class B Common Stock to any individual or entity instructing such individual or entity how to vote such shares in connection with (A) actions to be taken at a specific annual or special meeting of stockholders of the Corporation or (B) any other specific action of the stockholders of the Corporation permitted by this Certificate of Incorporation;

(ii)            Any entering into of a voting trust, agreement or arrangement (with or without granting a proxy) by a holder of an outstanding share or shares of Class B Common

Stock solely with one or more other holders of an outstanding share or shares Class B Common Stock, which voting trust, agreement or arrangement does not involve any payment of cash, securities or other property to any holder of an outstanding share or shares of Class B Common Stock subject thereto other than the mutual promise to vote such holders’ outstanding share or shares of Class B Common Stock in a designated manner;

(iii)            Any pledge by a holder of an outstanding share or shares of Class B Common Stock that creates a mere security interest in such share or shares pursuant to a bona fide loan or indebtedness transaction; provided that the holder of such share or shares of Class B Common Stock continues to exercise sole Voting Control (as defined below) over such share or shares; provided, further, that a foreclosure on such share or shares of Class B Common Stock or other similar action by the pledgee of such share or shares shall constitute a Disposition unless such foreclosure or similar action qualifies as a Disposition to a Permitted Transferee at such time;

(iv)            (A) The sale, assignment, transfer, conveyance or other disposition by a holder of an outstanding share or shares of Class B Common Stock to a grantor retained annuity trust (a “GRAT”), the trustee of which GRAT is (I) a Permitted Transferee, (II) Members of the Immediate Family of a Permitted Transferee, (III) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors or bank trust departments, (IV) an employee of the Corporation or a member of the Board of Directors or (V) solely in the case of any such trust established by an individual grantor, any other bona fide trustee; (B) a change in trustee for such a GRAT from an individual or entity identified in the foregoing subclauses (I) through (V) to another individual or entity identified in the foregoing subclauses (I) through (V); and (C) the distribution of such shares of Class B Common Stock from such GRAT to a Permitted Transferee (provided, however, that the distribution of an outstanding share or shares of Class B Common Stock to any beneficiary of such GRAT other than a Permitted Transferee shall constitute a Disposition);

(v)            The transfer by a holder of an outstanding share or shares of Class B Common Stock of custody over such share or shares to a broker (as a nominee) or other nominee for so long as a Permitted Transferee retains (A) sole Voting Control, (B) sole dispositive power over such share or shares of Class B Common Stock and (C) all of the economic consequences of ownership of such share or shares of Class B Common Stock;

(vi)            The entering into of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act, with a broker (as a nominee) or other nominee; provided, however, that a sale of (or agreement to sell) an outstanding share or shares of Class B Common Stock pursuant to such plan shall constitute a “Disposition” at the time of such sale (or agreement to sell); and

(vii)            Solely and exclusively in connection with a Change of Control Transaction, except as otherwise provided in clause (i) or clause (ii) above, (A) the entering into by a holder of an outstanding share or shares of Class B Common Stock of a support, voting, tender or similar agreement or arrangement with respect to an outstanding share or shares of Class B Common Stock, (B) the granting by a holder of an outstanding share or shares of Class B Common Stock of any revocable proxy with respect to such share or shares of Class B Common Stock and/or (C) the tendering by a holder of an outstanding share or shares of Class B Common Stock of such share or shares of Class B Common Stock in any tender or exchange offer for all of the then outstanding shares of Class A Common Stock and the then outstanding shares of Class B Common Stock; provided, however, that, in each case described in subclauses (A) through (C), in the event that the subject Change of Control Transaction is consummated and such consummation results in an acquisition of any such share or shares of Class B Common Stock other than by a Permitted Transferee, such acquisition shall constitute a Disposition.

(i)            “Exchange Act” means the Exchange Act of 1934, as amended.

(j)            “Founder” means any one of James Peterson, Frederick Goerner, Manuchehr Neshat, Fabrizio Battaglia, Mark Wong, Keyvan Samini and Oleksandr Gorbachov and “Founders” means any two or more of the foregoing individuals.

(k)            “Members of the Immediate Family” means, with respect to any individual: (i) each parent (whether by birth or adoption), spouse or child (including any step-child) or other descendants (whether by birth or adoption) of such individual; (ii) each spouse of any individual referenced in the aforesaid clause (i); (iii) each trust created solely for the benefit of such individual and/or one or more of the individuals referenced in the aforesaid clauses (i) or (ii); and (iv) each legal representative of any individual referenced in the aforesaid clauses (i) or (ii), including, without limitation, a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor, acting in such capacity under the authority of applicable law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of clause (i) of this definition, an individual shall be considered the “spouse” of another individual if he or she is (or was immediately prior to the death of such individual) legally married to such individual, lives (or lived immediately prior to the death of such individual) in a civil union with such individual or is (or was immediately prior to the death of such individual) the common law partner of such individual.

(l)            “Permitted Transferee” means: (i) each Founder; (ii) any one or more of the Members of the Immediate Family of a Founder; (iii) any corporation, partnership, limited liability company, syndicate, trust, joint venture, association, unincorporated organization or other entity Controlled, directly or indirectly, by one or more of the individuals referenced in the aforesaid clauses (i) or (ii); and (iv) any individual retirement account (as defined in Section 408(a) of the Code) for the exclusive benefit of one or more of the individuals referenced in the aforesaid clauses (i) and (ii) or any trust created and organized in the United States and forming part of a stock bonus, pension or profit-sharing plan of an employer for the exclusive benefit of the employer’s employees or their beneficiaries that satisfies the requirements for qualification under Section 401 of the Code and in which one or more of the individuals referenced in the aforesaid clauses (i) or (ii) is a participant, provided, that, in each case provided in this clause (iv), one or more of the individuals referenced in the aforesaid clauses (i) or (ii) have sole decision making authority with respect the shares of Class B Common Stock held therein, including with respect to the exercise of Voting Control over such shares of Class B Common Stock, and “Permitted Transferees” means more than one Permitted Transferee.

(m)            “Rights” means any right, option, warrant, conversion right or contractual right of any kind to acquire shares of any class or series of capital stock of the Corporation.

(n)            “Subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Corporation and includes, without limitation, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, unlimited liability companies and/or trusts, and “Subsidiaries” means more than one Subsidiary.

(o)            “Voting Control” means, with respect to a share of Class B Common Stock, the power to vote or direct the voting of such share by proxy or voting trust, agreement or arrangement.

E.            Series of Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series. The designations, powers (including voting powers), preferences and relative, participating, optional, special and other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, thereof, may differ from those of any and all other series of Preferred Stock at any time outstanding. Except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of this Certificate of Incorporation, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL, without the separate vote of the holders of outstanding shares of Preferred Stock voting as a single class.

Fifth. Incorporator. The incorporator of the Corporation is [NAME], whose mailing address is [ADDRESS].

Sixth. Board of Directors.

1.            Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and duties expressly conferred upon the Board of Directors by the DGCL or by this Certificate of Incorporation or the bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2.            Classified Board. Except for those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to the provisions of this Certificate of Incorporation (such directors, the “Preferred Directors” and each, a “Preferred Director”), the Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, with each class to contain, for so long as there shall be three (3) Class B Directors then in office, not more than one (1) Class B Director. The Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of this certificate of incorporation of the Corporation in accordance with the DGCL (the “Classification Effective Time”); the Class II directors shall initially serve until the second annual meeting of stockholders following the Classification Effective Time; and the Class III directors shall initially serve until the third annual meeting of stockholders following the Classification Effective Time. Commencing with the first annual meeting of stockholders following the Classification Effective Time, directors of each class the term of which shall then expire shall be elected to hold office for a three (3) year term and until the election and qualification of their respective successors in office, subject to such directors’ respective earlier death, resignation or removal. From and after the Classification Effective Time, in case of any increase or decrease, from time to time, in the number of directors (other than in the number of Preferred Directors), the number of directors in each class shall be apportioned by resolution of the Board of Directors as nearly equal as possible. The Board of Directors is hereby authorized to assign members of the Board of Directors already in office to such classes as of the time such classification becomes effective.

3.            Removal of Directors. Except for any Preferred Directors, for so long as the Board of Directors shall be classified as provided in Section 2 of this Article SIXTH, any director or the entire Board of Directors (which, for the avoidance of doubt, shall include any Class B Directors) may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

4.            Newly Created Directorships and Vacancies. Subject to applicable law and the rights, if any, of the holders of any class of capital stock of the Corporation then outstanding to elect one or more directors by or pursuant to the provisions of this Certificate of Incorporation (such directors, the “Class Directors” and each, a “Class Director”) or the holders of any series of Preferred Stock then outstanding to elect one or more Preferred Directors, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

5.            Automatic Increase/Decrease in Authorized Directors. During any period when the holders of any class of capital stock of the Corporation then outstanding have the right to elect one or more Class Directors by or pursuant to the provisions of this Certificate of Incorporation or the holders of any series of Preferred Stock then outstanding have the right to elect one or more Preferred Directors by or pursuant to the provisions of this Certificate of Incorporation, then upon commencement of, and for the duration of, the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of Class Directors and/or Preferred Directors, and the holders of such outstanding class of stock of the Corporation shall be entitled to elect the Class Director or Class Directors and/or the holders of such outstanding series of Preferred Stock shall be entitled to elect the Preferred Director or Preferred Directors; and (b) each such Class Director or Preferred Director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates by or pursuant to the provisions of this Certificate of Incorporation, whichever occurs earlier, subject to such director’s earlier death, resignation, disqualification or removal. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, whenever the holders of any outstanding class of stock of the Corporation having the right to elect one or more Class Directors by or pursuant to the provisions of this Certificate of Incorporation or the holders of any outstanding series of Preferred Stock having the right to elect one or more Preferred Directors by or pursuant to the provisions of this Certificate of Incorporation, in either case, are divested of such right by or pursuant to the provisions of this Certificate of Incorporation governing such class or series, as applicable, the term of office of each such director or any director elected to fill any vacancy resulting from the death, resignation, disqualification or removal of such director, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be decreased by such specified number of directors.

6.            No Written Ballot. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

7.            No Cumulative Voting. To the fullest extent permitted by applicable law, cumulative voting shall be eliminated.

8.            Special Meetings of Stockholders. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders for any purpose or purposes (a) may be called solely by, and shall be held at such time and date as determined solely by, either (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer of the Corporation, (iii) the President of the Corporation or (iv) the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors) and shall be held at such place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors, and (b) shall be called by the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors) and held as provided in the bylaws of the Corporation upon the written request of the holders of not less than ten percent (10%) of voting power of the outstanding shares of capital stock of the Corporation generally entitled to vote on the nomination, question or business for which such special meeting is requested to be called (each of which nomination, question or business must constitute a proper matter for stockholder action), voting together as a single class, delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with in the bylaws of the Corporation. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting.

9.            Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise. In addition to any affirmative vote required by or pursuant to the provisions of this Certificate of

Incorporation, any bylaw of the Corporation that is to be made, altered, amended or repealed by the stockholders of the Corporation shall receive the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of the then outstanding shares of capital stock of the Corporation generally entitled to vote, voting together as a single class.

Seventh. Stockholder Action. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders.

Eighth. Exculpation. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment, modification, repeal or elimination of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation under this Article EIGHTH in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or elimination.

Ninth. Forum for Adjudication of Certain Disputes.

1.            Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any civil action to interpret, apply or enforce any provision of the DGCL, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of this Certificate of Incorporation or the Corporation’s bylaws or (e) any action asserting a claim governed by the internal affairs doctrine; provided, however, that in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to the court having personal jurisdiction over the indispensable parties named as defendants. For avoidance of doubt, this Section 1 shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

2.            Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

3.            Application. Failure to enforce the provisions of this Article NINTH would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Article NINTH. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article NINTH. For the avoidance of doubt, this Article NINTH shall not apply to any action asserting claims arising under the Exchange Act.

Tenth. Amendment. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation are granted subject to the rights reserved in this Article TENTH; subject, however, to the requisite votes or consents set forth in Section 7 of Article FOURTH Part B, Section 7 of Article FOURTH Part C and the next sentence. In addition to any affirmative vote required by applicable law and/or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of the then outstanding shares of capital stock of the Corporation generally entitled to vote, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with Articles SIXTH, SEVENTH or EIGHTH or this sentence.

[Remainder of Page Intentionally Left Blank]

The undersigned incorporator hereby acknowledges that the forgoing Certificate of Incorporation is his or her act and deed on this, the __ day of ________________, 2023.

[NAME]
Incorporator

EXHIBIT D

BYLAWS

OF

MOBIX LABS, INC.

ARTICLE I

Meetings of Stockholders

Section 1.1      Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors (the “Board of Directors”) of Mobix Labs, Inc. (as such name may be changed in accordance with applicable law, the “Corporation”) from time to time. Any annual meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting.

Section 1.2      Special Meetings. (a) Except as otherwise provided by or pursuant to the provisions of the Corporation’s certificate of incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of preferred stock of the Corporation) (as the same may be amended or amended and restated, the “Certificate of Incorporation”), special meetings of stockholders for any purpose or purposes (i) may be called solely by, and shall be held at such time and date as determined solely by, either (A) the Chairperson of the Board of Directors, (B) the Chief Executive Officer, (C) the President or (D) the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors), and shall be held at such place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors, and (ii) shall be called by the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors) and be held on such date (which date shall be within ninety (90) days of the delivery of the written request of a Qualified Stockholder or Qualified Stockholders (as each is defined below), as applicable, or such later date as shall be required to allow the Corporation to comply with the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), time and place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors upon the written request of the holder or holders of not less than ten percent (10%) in voting power of the outstanding shares of capital stock of the Corporation generally entitled to vote on the nomination, question or business for which such special meeting is requested to be called (each of which nomination, question or business must constitute a proper matter for stockholder action), voting together as a single class (such holder, a “Qualified Stockholder” or such holders, collectively, the “Qualified Stockholders”), delivered to the Secretary at the principal executive offices of the Corporation (i) not earlier than the thirtieth (30th) day following the date of any annual meeting of stockholders and (ii) not later than the close of business on the ninetieth (90th) day prior to the date of any annual meeting of stockholders of the Corporation; provided, that such request is not revoked by written notice delivered to the Secretary at the principal executive offices of the Corporation at any time prior to such special meeting, in which case, the Board of Directors shall be entitled to cancel such special meeting notwithstanding that proxies in respect of the nomination, question or business for which such special meeting is called may have been received by the Corporation. Notwithstanding the foregoing, if such Qualified Stockholder (or a qualified representative) does not, or such Qualified Stockholders (or their qualified representatives) do not, as applicable, appear at such special meeting of stockholders of the Corporation to present such nomination, question or business, (i) such nomination, question or business shall not be considered or transacted at such special meeting notwithstanding that proxies in respect of the nomination, question or business for which such special meeting is called may have been received by the Corporation and (ii) the chairperson of such special meeting shall determine and declare to such special meeting that such nomination, question or business was not properly brought before such special meeting in accordance with this Section 1.2 and shall so declare to such special meeting that such nomination, question or business shall not be transacted. Except as provided in this Section 1.2, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b)            The written request of a Qualified Stockholder or Qualified Stockholders, as applicable, contemplated by Section 1.2(a) shall (i) state the purpose or purposes of the requested special meeting of stockholders of the Corporation and include (A) a brief description of the nomination, question or business constituting the purpose or purposes of such special meeting, (B) the text of any such question or business (including the text of any resolution or resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws (as the same may be amended and restated, these “Bylaws”), the text of the proposed amendment), (C) the reason or reasons for considering such nomination or question or transacting such business at such special meeting and (D) any material interest or interests in such nomination, question or business of such Qualified Stockholder or each of such Qualified Stockholders, as applicable, and of each beneficial owner, if any, on whose behalf such request is made, (ii) the name and address of such Qualified Stockholder or each of such Qualified Stockholders, as applicable, as they appear on the Corporation’s books, and of each beneficial owner, if any, on whose behalf such request is made, (iii) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Qualified Stockholder or each of such Qualified Stockholders, as applicable, and each beneficial owner, if any, on whose behalf such request is made, (iv) a representation that such Qualified Stockholder or each of such Qualified Stockholders, as applicable, is a holder of record of shares of capital stock of the Corporation entitled to vote at such special meeting and such Qualified Stockholder (or a qualified representative) or each of such Qualified Stockholders (or a qualified representative), as applicable, intends to appear in person or by proxy at such special meeting to propose such nomination, question or business and (v) a representation as to whether such Qualified Stockholder or each of such Qualified Stockholders, as applicable, or each beneficial owner, if any, on whose behalf such request is made, intends to or is part of a group which intends to (A) deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to elect such nominee or approve or adopt such question or business constituting the purpose or purposes of such special meeting and/or (B) otherwise solicit proxies from stockholders of the Corporation in support of such nomination, question or business.

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Section 1.3      Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting.

Section 1.4      Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person or by proxy and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 1.3 of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 1.5      Quorum. Except as otherwise provided by applicable law, by or pursuant to the provisions of the Certificate of Incorporation or by these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of the Corporation’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (a) the Corporation, (b) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (c) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity.

Section 1.6      Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence, by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act

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as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7      Voting; Proxies. Except as otherwise provided by applicable law or by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of capital stock of the Corporation held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to consent to corporate action without a meeting, if any, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors (other than Class Directors and/or Preferred Directors (as each term is defined below)), at which a quorum is present, a majority of the votes cast shall be sufficient to elect; provided, however, that at any meeting of stockholders held for the election of directors (other than Class Directors and/or Preferred Directors) at which a quorum is present, and one or more stockholders have (a) nominated one or more individuals to the Board of Directors in compliance with Section 1.13 of these Bylaws, such that the nominees for election to the Board of Directors exceeds the number of open seats, and (b) not withdrawn such Nomination or Nominations on or prior to the tenth (10th) day preceding the date on which the Corporation first gives notice of such meeting to stockholders, a plurality of the votes cast shall be sufficient to elect. When a quorum is present at any meeting of stockholders, all other elections, questions or business presented to the stockholders at such meeting shall be decided by the affirmative vote of a majority of votes cast with respect to any such election, question or business presented to the stockholders unless the election, question or business is one which, by express provision of the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities or the laws of the State of Delaware, a vote of a different number or voting by class or series is required, in which case, such express provision shall govern. For purposes of these Bylaws, a “majority of the votes cast” means that the number of votes cast “for” a nominee, question or business exceeds the number of votes cast “against” such nominee, question or business.

Section 1.8      Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to consent to corporate action without a meeting (when permitted by or pursuant to the provisions of the Certificate of Incorporation), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before

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the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (b) in the case of a determination of stockholders entitled to consent to corporate action without a meeting (when permitted by or pursuant to the provisions of the Certificate of Incorporation), shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to consent to corporate action without a meeting, if any, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.

Section 1.9      List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 1.10      Action By Consent in Lieu of Meeting. The Certificate of Incorporation provides that except as otherwise permitted by or pursuant to the provisions of the Certificate of

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Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders. When, as permitted by or pursuant to the provisions of the Certificate of Incorporation, action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. When, as permitted by or pursuant to the provisions of the Certificate of Incorporation, action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by applicable law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.11      Inspectors of Election. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the individual presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No individual who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12      Conduct of Meetings. The date and time of the opening and the closing of the polls for each election, question or business upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting by the chairperson of such meeting. The Board of Directors may adopt (by resolution or resolutions) such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such individual,

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are appropriate for the proper conduct of the meeting of stockholders. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting of stockholders, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting of stockholders; (b) rules and procedures for maintaining order at the meeting of stockholders and the safety of those present; (c) limitations on attendance at or participation in the meeting of stockholders to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting of stockholders shall determine; (d) restrictions on entry to the meeting of stockholders after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The Board of Directors or, in addition to making any other determinations that may be appropriate to the conduct of the meeting of stockholders, the chairperson of the meeting of stockholders, in each case, shall have the power and duty to determine whether any election, question or business was or was not properly made, proposed or brought before the meeting of stockholders and therefore shall be disregarded and not be considered or transacted at such meeting, and, if the Board of Directors or the chairperson of such meeting, as the case may be, determines that such election, question or business was not properly made, proposed or brought before such meeting and shall be disregarded and not be considered or transacted at such meeting, the chairperson of the meeting shall declare to such meeting that such election, question or business was not properly made, proposed or brought before such meeting and shall be disregarded and not be considered or transacted at such meeting, and any such election, question or business shall not be considered or transacted at such meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13      Notice of Stockholder Business and Nominations.

(a)            Annual Meetings of Stockholders. (i)  Nominations of one or more individuals for election to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude nominations of one or more individuals for election as Class Directors and/or Preferred Directors) (each, a “Nomination,” and more than one, “Nominations”) and the proposal of any question or business other than a Nomination or Nominations to be considered by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any question or business other than a Nomination or Nominations required by or pursuant to the provisions of the Certificate of Incorporation with respect to the rights of the holders of any class of capital stock of the Corporation then outstanding to be voted on by the holders of such class, voting separately as a single class, or the holders of any series of preferred stock of the Corporation then outstanding to be voted on by the holders of such series, voting separately as a single class) (collectively, “Business”) may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include a Nomination or Nominations, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 1.13.

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(ii)            For Nominations or Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 1.13(a)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each Nomination to be made by such stockholder, (1) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, without regard to the application of the Exchange Act to either the Nomination or the Corporation, (2) such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected, (3) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such individual has, or has had within the past three years, with any person or persons other than the Corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with such individual’s nomination or service as a director of the Corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”), and (4) a description of any other material relationships between such individual and such individual’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant; (B) as to the Business proposed by such stockholder, a brief description of the Business, the text of the proposed Business (including the text of any resolution or resolutions proposed for consideration and in the event that such Business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reason or reasons for conducting such Business at the meeting and any material interest or interests of stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination, Nominations or Business is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert with them, (2) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any,

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(3) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative) intends to appear in person or by proxy at the meeting to propose such Nomination, Nominations or Business, (4) any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates, or others acting in concert with them, on the one hand, and any other person or persons other than the Corporation (including, in each case, the name or names of such person or persons), on the other hand, in connection with such Nomination, Nominations or Business, (5) any (x) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities (any of the foregoing, a “Derivative Instrument”), including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and (y) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities, (6) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the Corporation, (7) any rights to dividends or distributions declared on the Corporation’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security, (8) any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (9) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, (10) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, (11) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract to which Corporation, any affiliate of the Corporation or any principal competitor of the Corporation is a party to or is otherwise bound (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (12) any material pending or threatened action, suit or proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant in and which involves the Corporation or any of its officers, directors or affiliates, (13) any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the Corporation

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or any of its officers, directors or affiliates, on the other hand, (14) a representation as to whether such stockholder or such beneficial owner, if any, intends to or is part of a group which intends (x) to deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the Business or elect the nominee or nominees subject to the Nomination or Nominations and/or (y) to otherwise solicit proxies from stockholders of the Corporation in support of such Nomination, Nominations or Business, (15) any other information relating to such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or Nomination, Nominations or Business, that, in each case would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such Nomination or Nomination (in a contested election of directors) or Business pursuant to Section 14 of the Exchange Act and (16) such other information relating to any Business as the Corporation may reasonably require to determine whether such Business is a proper matter for stockholder action; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present such Business at an annual meeting of stockholders of the Corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders.

(iii)            In addition to the requirements of Section 1.13(a)(ii), to be timely, a stockholder’s notice (and any additional information submitted to the Corporation in connection therewith) must further be updated and supplemented (A) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof and (B) to provide any additional information that the Corporation may reasonably request. Any such update and supplement or additional information (including, if requested pursuant to Section 1.13(a)(ii)(C)(16)) must be delivered to the Secretary at the principal executive offices of the Corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be delivered to the Secretary at the principal executive offices of the Corporation not later than such reasonable time as is specified in any such request from the Corporation; or (B) in the case of any other update or supplement of any information, not later than five (5) business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight (8) business days prior to the date for the meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof). In addition, no later than five (5) business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder giving notice of a Nomination shall provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide any update, supplement, evidence or additional information required by this Section 1.13(a)(iii) shall result in the Nomination, Nominations or Business no longer being eligible for consideration at the meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the Corporation with all information

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required by Rule 14a-19), then the Nomination or Nominations proposed by such stockholder shall be ineligible for election at the meeting. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in this Section 1.13(a)(iii) shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant this Section 1.13 or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to this Section 1.13 to amend or update any Nomination or to submit any new Nomination. No disclosure pursuant to this Section 1.13 shall be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 1.13 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by this Section 1.13 shall on behalf of a beneficial owner.

(iv)            Notwithstanding anything in the second sentence of Section 1.13(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Class Directors and/or the Preferred Directors) at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for election to the additional directorships at least one hundred (100) days prior to the first (1st) anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for election to such additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)            Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before such meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Provided that the Board of Directors has determined that directors shall be elected at a special meeting of stockholders of the Corporation, a Nomination or Nominations may be made at a special meeting of stockholders of the Corporation at which one or more directors are to be elected by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Class Directors and/or the Preferred Directors) pursuant to the Corporation’s notice of meeting (or any supplement thereto) (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include a Nomination or Nominations) (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Class Directors and/or the Preferred Directors), any such stockholder entitled to vote in such election may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting pursuant to Section 1.13(b)(iii), if the stockholder’s notice required by Section 1.13(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day

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prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominee(s) proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)            General.

(i) Additional Requirements and Procedures.

(A)         To be eligible to be nominated by a stockholder of the Corporation for election pursuant to Section 1.13(a)(i)(C), the individual must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under this Section 1.13:

(1) A signed and completed written questionnaire (in the form provided by the Secretary at the written request of the stockholder of the Corporation nominating such individual for election pursuant to Section 1.13(a)(C), which form shall be provided by the Secretary within ten (10) days of receiving such request) containing information regarding such individual’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such individual to serve as a director of the Corporation or to serve as an independent director of the Corporation;

(2) A written representation and undertaking of such individual that, unless previously disclosed to the Corporation, such individual is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person as to how such individual, if elected as a director of the Corporation, will vote on any issue;

(3) A written representation and undertaking of such individual that, unless previously disclosed to the Corporation, such individual is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4) A written representation and undertaking of such individual that, if elected as a director of the Corporation, such individual would be in compliance, and will continue to comply, with the Corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such individual’s service as a director of the Corporation (and, if requested by such individual, the Secretary will provide to such individual all such policies and guidelines then in effect); and

(5) A written representation and undertaking of such individual that such individual, if elected as a director of the Corporation, intends to serve a full term on the Board of Directors.

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(B)            No individual shall be eligible to be nominated by a stockholder of the Corporation for election as a director of the Corporation pursuant to Section 1.13(a)(i)(C), unless nominated and elected in accordance with the procedures set forth in this Section 1.13. No Business proposed by a stockholder shall be conducted at a meeting of stockholders of the Corporation except in accordance with this Section 1.13.

(C)            The Board of Directors or the chairperson of the applicable meeting of stockholders shall have the power and duty to determine and declare to the meeting that a Nomination was not made or that Business was not proposed in accordance with the procedures prescribed by this Section 1.13 or that such Nomination or Business was not properly brought before the meeting. If the Board of Directors or the chairperson of the meeting should so determine, then the chairperson of the meeting shall so declare to the meeting and such Nomination or Business shall be disregarded and shall not be transacted, as the case may be.

(D)            Notwithstanding anything to the contrary in this Section 1.13, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a Nomination or other Business, such Nomination or Business shall be disregarded and not be transacted, as the case may be, notwithstanding that proxies in respect of such Nomination or Business may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(E)            Without limiting this Section 1.13, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.13, it being understood that any references in this Section 1.13 to the Exchange Act are not intended to, and shall not, limit any requirements applicable to Nominations or Business pursuant to this Section 1.13, and that compliance with this Section 1.13 is the exclusive means for a stockholder to make Nominations or propose Business.

(ii)            For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with or publicly furnished by the Corporation to the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) (or any successor thereto) of the Exchange Act.

(iii)            Notwithstanding anything to the contrary in this Section 1.13, the notice requirements set forth in this Section 1.13 with respect to the proposal of any Business shall be deemed to be satisfied by a stockholder if (A) such stockholder has submitted a proposal with respect to such Business to the Corporation in compliance with Rule 14a-8 and (B) such stockholder’s proposed Business has been included in a proxy statement that has been prepared by

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the Corporation to solicit proxies for the meeting of stockholders. Except as otherwise provided by or pursuant to the Certificate of Incorporation and subject to Rule 14a-8 and other applicable rules and regulations under the Exchange Act, nothing in this Section 1.13 shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any Nomination or Business.

ARTICLE II

Board of Directors

Section 2.1      Number; Qualifications. Subject to applicable law and the rights, if any, of the holders of any class of capital stock of the Corporation then outstanding to elect one or more directors by or pursuant to the provisions of the Certificate of Incorporation (such directors, the “Class Directors” and each, a “Class Director”) or the holders of any series of preferred stock of the Corporation then outstanding to elect directors by or pursuant to the provisions of the Certificate of Incorporation (such directors, the “Preferred Directors” and each, a “Preferred Director”), the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution or resolutions of the Board of Directors. Directors need not be stockholders.

Section 2.2      Resignation; Newly Created Directorships and Vacancies. Any director may resign at any time upon notice to the Corporation. Subject to the rights, if any, of the holders of any class of stock of the Corporation then outstanding to elect one or more Class Directors or the holders of any series of preferred stock of the Corporation then outstanding to elect one or more Preferred Directors, in each case, by or pursuant to the provisions of the Certificate of Incorporation, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.3      Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4      Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or by the directors entitled to cast at least half of the votes of the whole Board of Directors. Notice of a special meeting of the Board of Directors shall be given by or at the direction of the person or persons calling the meeting (a) in the case of notice delivered by mail, at least five (5) days before the special meeting, (b) in the case of notice delivered by courier, at least forty-eight (48) hours before the special meeting, or (c) in the case of notice delivered by electronic mail, at least twenty-four (24) hours before the special meeting.

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Section 2.5      Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6      Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7      Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence, by the Chief Executive Officer, if any, or in his or her absence, by the President, if any, or in his or her absence, by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any individual to act as secretary of the meeting.

Section 2.8      Action by Unanimous Consent of Directors. Unless otherwise restricted by or pursuant to the Certificate of Incorporation or by these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”). After action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

ARTICLE III

Committees

Section 3.1      Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the

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Corporation to be affixed to all papers which may require it. Each committee designated by the Board of Directors shall keep regular minutes of its meetings.

Section 3.2      Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws with such changes in the context of Article II of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that, except to the extent provided in the resolution of the Board of Directors designating such committee or any amendment or supplement thereof, (a) the time and place of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, (b) special meetings of committees may also be called by resolution of the Board of Directors or the committee and (c) notice of special meetings of committees shall also be given to all alternate members of such committees who shall have the right to attend all meetings of such committees.

Section 3.3      Subcommittees. Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committee and members of committees in this Article III, every reference in these Bylaws to a committee or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

ARTICLE IV

Officers

Section 4.1      Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and a Secretary, and shall choose a Chairperson of the Board of Directors from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Except as otherwise provided by or pursuant to the Certificate of Incorporation, the Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

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Section 4.2      Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws or a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.3      Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution or resolutions adopted by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, for, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board of Directors, the Chief Executive Officer or the President.

ARTICLE V

Stock

Section 5.1      Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of capital stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two (2) authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary, in addition to any other officers of the Corporation authorized by the Board of Directors (by resolution or resolutions thereof) or these Bylaws, is hereby authorized to sign certificates by, or in the name of, the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form.

Section 5.2      Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or

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destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3      Restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and registered or qualified under the applicable state securities laws, such shares may not be transferred without the consent of the Corporation and the certificates evidencing such shares or the notice required by Delaware law, as the case may be, shall contain substantially the following legend (or such other legend adopted by resolution or resolutions of the Board of Directors):

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE CORPORATION’S BYLAWS (AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED) AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, WITHOUT THE CONSENT OF THE CORPORATION.

ARTICLE VI

Indemnification

Section 6.1      Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such Covered Person, if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such Covered Person’s conduct was unlawful.

Section 6.2      Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to

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the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3      Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4      Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5      Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 6.6      Amendment or Repeal. Any amendment, repeal, modification or elimination of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or elimination.

Section 6.7      Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 6.8      Certain Terms. For purposes of this Article VI: (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued; (b) references to “other enterprise” shall include employee benefit plans; (c) reference to “fines” shall include any excise taxes assessed on

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a person with respect to any employee benefit plan; (d) references to “serving at the request of the Corporation or any of its consolidated subsidiaries” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (e) references to “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Section 6.9      Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section VI or Section 145 of the DGCL.

Section 6.10      Indemnification of Others. Subject to the other provisions of this Article VI, the Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that the person is or was an employee or agent of the Corporation, or, while serving as an employee or agent of the Corporation, is or was serving at the request of the Corporation at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents are entitled to be indemnified pursuant to this Section 6.10 or Sections 145(a) and (b) of the DGCL.

Section 6.11      Limitation on Indemnification. Notwithstanding the foregoing provisions of this Article VI, except as required by Section 6.3, Section 145(c) of the DGCL or the Certificate of Incorporation, the Corporation shall not be obligated to indemnify any Covered Person pursuant to this Article VI in connection with any proceeding (or any part of any proceeding):

(a)            For which payment has actually been made to or on behalf of such Covered Person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)            For an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such Covered Person is held liable therefor (including pursuant to any settlement arrangements);

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(c)            For any reimbursement of the Corporation by such Covered Person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Covered Person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such Covered Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Covered Person is held liable therefor (including pursuant to any settlement arrangements);

(d)            Initiated by such Covered Person, including any proceeding (or any part of any proceeding) initiated by such Covered Person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized such proceeding (or the relevant part of such proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) indemnification is otherwise required to be made under Section 6.3 or (iv) indemnification is otherwise required by applicable law; or

(e)            If prohibited by applicable law.

ARTICLE VII

Miscellaneous

Section 7.1      Fiscal Year. The fiscal year of the Corporation shall be determined by resolution or resolutions of the Board of Directors.

Section 7.2      Seal. The corporate seal of the Corporation shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3      Manner of Notice. Except as otherwise provided in these Bylaws or permitted by applicable law, notices to directors and stockholders shall be in writing or by electronic transmission and delivered by mail, courier service or electronic mail to the directors or stockholders at their addresses appearing on the records of the Corporation.

Section 7.4      Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.5      Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device,

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method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept comply with applicable law.

Section 7.6      Dividends. The Board of Directors, subject to applicable law and any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the outstanding shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to applicable law and any restrictions contained in the Certificate of Incorporation. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve or reserves.

Section 7.7      Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise. In addition to any affirmative vote required by or pursuant to the provisions of the Certificate of Incorporation, any bylaw of the Corporation that is to be made, altered, amended or repealed by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.

Section 7.8      Forum for Adjudication of Disputes.

(a)            Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any civil action to interpret, apply or enforce any provision of the DGCL, (iv) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or these Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine; provided, however, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties named as defendants. For the avoidance of doubt, this Section 7.8(a) shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act.

(b)            Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

(c)            Application. Failure to enforce the provisions of this Section 7.8 would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance,

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to enforce the provisions of this Section 7.8. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.8. For the avoidance of doubt, this Section 7.8 shall not apply to any action asserting claims arising under the Exchange Act.

Section 7.9      Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this Section 7.9, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these Bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

Adopted Effective As of ______________, 2023.

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EXHIBIT E

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MOBIX LABS OPERATIONS, INC.

First. “The name of the corporation is Mobix Labs Operations, Inc. (the “Corporation”).

Second. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”).

Fourth. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000). All such shares are to be Common Stock, par value of $0.00001 per share, and are to be of one class.

Fifth. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Sixth. To the fullest extent permitted by applicable law, cumulative voting shall be eliminated.

Seventh. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

Eighth. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment, modification, repeal or elimination of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation under this Article EIGHTH in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or elimination.

Ninth. Forum for Adjudication of Certain Disputes.

4.            Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any civil action to interpret, apply or enforce any provision of the DGCL, (d) any civil action to interpret, apply, enforce or determine the validity of the provisions of this Certificate of Incorporation or the Corporation’s bylaws or (e) any action asserting a claim governed by the internal affairs doctrine; provided, however, that in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to the court having personal jurisdiction over the indispensable parties named as defendants. For avoidance of doubt, this Section 1 shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

5.            Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

6.            Application. Failure to enforce the provisions of this Article NINTH would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Article NINTH. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article NINTH. For the avoidance of doubt, this Article NINTH shall not apply to any action asserting claims arising under the Securities Exchange Act of 1934, as amended.

Tenth. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation are granted subject to the rights reserved in this Article TENTH.

*    *    *

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EXHIBIT F

AMENDED AND RESTATED BYLAWS

OF

MOBIX LABS OPERATIONS, INC.

ARTICLE I

Meetings of Stockholders

Section 1.1      Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors (the “Board of Directors”) of Mobix Labs Operations, Inc. (as such name may be changed in accordance with applicable law, the “Corporation”) from time to time. Any annual meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting. Any other proper business may be transacted at the annual meeting of stockholders.

Section 1.2      Special Meetings. Except as otherwise provided by or pursuant to the provisions of the Corporation’s certificate of incorporation (as the same may be amended or amended and restated, the “Certificate of Incorporation”), special meetings of stockholders for any purpose or purposes may be called at any time, but only by either (a) the Chairperson of the Board of Directors, (b) the Chief Executive Officer, (c) the President or (d) the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors). Except as provided in this Section 1.2, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3      Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Amended and Restated Bylaws (as the same may be amended, these “Bylaws”), the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting.

Section 1.4      Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person or by proxy and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with Section 1.3 of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 1.5      Quorum. Except as otherwise provided by applicable law, by or pursuant to the provisions of the Certificate of Incorporation or by these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of the Corporation’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (a) the Corporation, (b) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (c) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity.

Section 1.6      Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence, by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7      Voting; Proxies. Except as otherwise provided by applicable law or by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of capital stock of the Corporation held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to consent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later

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date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. When a quorum is present at any meeting of stockholders, all other elections, questions or business presented to the stockholders at such meeting shall be decided by the affirmative vote of a majority of votes cast with respect to any such election, question or business presented to the stockholders unless the election, question or business is one which, by express provision of the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities or the laws of the State of Delaware, a vote of a different number or voting by class or series is required, in which case, such express provision shall govern. For purposes of these Bylaws, a “majority of the votes cast” means that the number of votes cast “for” a nominee, question or business exceeds the number of votes cast “against” such nominee, question or business.

Section 1.8      Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (b) in the case of a determination of stockholders entitled to consent to corporate action without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned

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meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.

Section 1.9      List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 1.10      Action By Consent in Lieu of Meeting. Unless otherwise restricted by or pursuant to the provisions of the Certificate of Incorporation, any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders. When any action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. When any action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by applicable law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.11      Inspectors of Election. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the individual presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before

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entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No individual who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12      Conduct of Meetings. The date and time of the opening and the closing of the polls for each election, question or business upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting by the chairperson of such meeting. The Board of Directors may adopt (by resolution or resolutions) such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such individual, are appropriate for the proper conduct of the meeting of stockholders. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting of stockholders, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting of stockholders; (b) rules and procedures for maintaining order at the meeting of stockholders and the safety of those present; (c) limitations on attendance at or participation in the meeting of stockholders to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting of stockholders shall determine; (d) restrictions on entry to the meeting of stockholders after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The Board of Directors or, in addition to making any other determinations that may be appropriate to the conduct of the meeting of stockholders, the chairperson of the meeting of stockholders, in each case, shall have the power and duty to determine whether any election, question or business was or was not properly made, proposed or brought before the meeting of stockholders and therefore shall be disregarded and not be considered or transacted at such meeting, and, if the Board of Directors or the chairperson of such meeting, as the case may be, determines that such election, question or business was not properly made, proposed or brought before such meeting and shall be disregarded and not be considered or transacted at such meeting, the chairperson of the meeting shall declare to such meeting that such election, question or business was not properly made, proposed or brought before such meeting and shall be disregarded and not be considered or transacted at such meeting, and any such election, question or business shall not be considered or transacted at such meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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ARTICLE II

Board of Directors

Section 2.1      Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution or resolutions of the Board of Directors. Directors need not be stockholders.

Section 2.2      Resignation; Newly Created Directorships and Vacancies. Any director may resign at any time upon notice to the Corporation. Newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, or by a plurality of the votes cast at a meeting of stockholders. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.3      Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4      Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or by the directors entitled to cast at least half of the votes of the whole Board of Directors. Notice of a special meeting of the Board of Directors shall be given by or at the direction of the person or persons calling the meeting (a) in the case of notice delivered by mail, at least five (5) days before the special meeting, (b) in the case of notice delivered by courier, at least forty-eight (48) hours before the special meeting, or (c) in the case of notice delivered by electronic mail, at least twenty-four (24) hours before the special meeting.

Section 2.5      Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6      Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7      Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence, by the Chief Executive

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Officer, if any, or in his or her absence, by the President, if any, or in his or her absence, by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any individual to act as secretary of the meeting.

Section 2.8      Action by Unanimous Consent of Directors. Unless otherwise restricted by or pursuant to the Certificate of Incorporation or by these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter by amended, the “DGCL”). After action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

ARTICLE III

Committees

Section 3.1      Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee designated by the Board of Directors shall keep regular minutes of its meetings.

Section 3.2      Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws with such changes in the context of Article II of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that, except to the extent provided in the resolution of the Board of Directors designating such committee or any amendment or supplement thereof, (a) the time and place of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, (b) special meetings of committees may also be called by resolution of the Board of Directors or the committee and (c) notice of special meetings of committees shall also be given to all alternate members of such committees who shall have the right to attend all meetings of such committees.

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Section 3.3      Subcommittees. Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committee and members of committees in this Article III, every reference in these Bylaws to a committee or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

ARTICLE IV

Officers

Section 4.1      Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and a Secretary, and shall choose a Chairperson of the Board of Directors from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Except as otherwise provided by or pursuant to the Certificate of Incorporation, the Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2      Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws or a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.3      Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution or resolutions adopted by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, for, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the Corporation and under its

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corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board of Directors, the Chief Executive Officer or the President.

ARTICLE V

Stock

Section 5.1      Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of capital stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two (2) authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary, in addition to any other officers of the Corporation authorized by the Board of Directors (by resolution or resolutions thereof) or these Bylaws, is hereby authorized to sign certificates by, or in the name of, the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form.

Section 5.2      Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3      Restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and registered or qualified under the applicable state securities laws, such shares may not be transferred without the consent of the Corporation and the certificates evidencing such shares or the notice required by Delaware law, as the case may be, shall contain substantially the following legend (or such other legend adopted by resolution or resolutions of the Board of Directors):

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE CORPORATION’S BYLAWS (AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED) AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE

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APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, WITHOUT THE CONSENT OF THE CORPORATION.

ARTICLE VI

Indemnification

Section 6.1      Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such Covered Person, if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such Covered Person’s conduct was unlawful.

Section 6.2      Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3      Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4      Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

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Section 6.5      Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 6.6      Amendment or Repeal. Any amendment, repeal, modification or elimination of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or elimination.

Section 6.7      Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 6.8      Certain Terms. For purposes of this Article VI: (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued; (b) references to “other enterprise” shall include employee benefit plans; (c) reference to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; (d) references to “serving at the request of the Corporation or any of its consolidated subsidiaries” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (e) references to “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Section 6.9      Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section VI or Section 145 of the DGCL.

Section 6.10      Indemnification of Others. Subject to the other provisions of this Article VI, the Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that the person is or was an employee or agent of the Corporation, or, while serving as an employee or agent of the Corporation, is or

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was serving at the request of the Corporation at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents are entitled to be indemnified pursuant to this Section 6.10 or Sections 145(a) and (b) of the DGCL.

Section 6.11      Limitation on Indemnification. Notwithstanding the foregoing provisions of this Article VI, except as required by Section 6.3, Section 145(c) of the DGCL or the Certificate of Incorporation, the Corporation shall not be obligated to indemnify any Covered Person pursuant to this Article VI in connection with any proceeding (or any part of any proceeding):

(f)            For which payment has actually been made to or on behalf of such Covered Person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(g)            For an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such Covered Person is held liable therefor (including pursuant to any settlement arrangements);

(h)            For any reimbursement of the Corporation by such Covered Person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Covered Person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such Covered Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Covered Person is held liable therefor (including pursuant to any settlement arrangements);

(i)            Initiated by such Covered Person, including any proceeding (or any part of any proceeding) initiated by such Covered Person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized such proceeding (or the relevant part of such proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) indemnification is otherwise required to be made under Section 6.3 or (iv) indemnification is otherwise required by applicable law; or

(j)            If prohibited by applicable law.

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ARTICLE VII

Miscellaneous

Section 7.1      Fiscal Year. The fiscal year of the Corporation shall be determined by resolution or resolutions of the Board of Directors.

Section 7.2      Seal. The corporate seal of the Corporation shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3      Manner of Notice. Except as otherwise provided in these Bylaws or permitted by applicable law, notices to directors and stockholders shall be in writing or by electronic transmission and delivered by mail, courier service or electronic mail to the directors or stockholders at their addresses appearing on the records of the Corporation.

Section 7.4      Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.5      Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept comply with applicable law.

Section 7.6      Dividends. The Board of Directors, subject to applicable law and any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the outstanding shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to applicable law and any restrictions contained in the Certificate of Incorporation. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve or reserves.

Section 7.7      Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

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Section 7.8      Forum for Adjudication of Disputes.

(a)            Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any civil action to interpret, apply or enforce any provision of the DGCL, (iv) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or these Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine; provided, however, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties named as defendants. For the avoidance of doubt, this Section 7.8(a) shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act.

(b)            Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

(c)            Application. Failure to enforce the provisions of this Section 7.8 would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Section 7.8. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.8. For the avoidance of doubt, this Section 7.8 shall not apply to any action asserting claims arising under the Securities Exchange Act of 1934, as amended.

Section 7.9      Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this Section 7.9, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these Bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

Adopted Effective As of ______________, 2023.

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EXHIBIT G

Directors and Officers of the Surviving Corporation and SPAC

SPAC:

Directors:

Name	Title and class	Designee of SPAC Class B Common Stock
James Peterson	Executive Chairman, Class III Director	☒ Yes ☐ No
David Aldrich	Class II Director	☐ Yes ☒ No
Fabrizio Battaglia	Class II Director	☒ Yes ☐ No
Kurt Busch	Class I Director	☐ Yes ☒ No
William Carpou	Class I Director	☐ Yes ☒ No
Frederick Goerner	Class II Director	☐ Yes ☒ No
Jiong Ma	Class III Director	☐ Yes ☒ No
Keyvan Samini	Class I Director	☒ Yes ☐ No

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Officers:

Fabrizio Battaglia (CEO)

Keyvan Samini (President, CFO)

James Aralis (CTO)

Surviving Corporation:

Directors:

Fabrizio Battaglia

Keyvan Samini

Officers:

Fabrizio Battaglia (CEO)

Keyvan Samini (President, CFO)

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EXHIBIT H

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHAVANT CAPITAL ACQUISITION CORP.

Chavant Capital Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.            The certificate of incorporation of the corporation is hereby amended by deleting the text of Article FIRST thereof in its entirety and inserting the following in lieu thereof:

“The name of the corporation is Mobix Labs, Inc. (the ‘Corporation’).”

2.            The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed and acknowledged this ___ day of _____________, 2023.

CHAVANT CAPITAL ACQUISITION CORP.

By:
Name:
Title:

SCHEDULE A

Company Knowledge Parties

Fabian Battaglia

Keyvan Samini

Frederick Goerner

Manuchehr Neshat

Mark Wong

James Peterson

SCHEDULE B

Resigning SPAC Officers and Directors

Directors:

André-Jacques Auberton-Hervé

Karen Kerr

Bernhard Stapp

Patrick J. Ennis

Officers:

Michael Lee